Exhibit 10.7

DATED	30 JUNE 2023

MULTI-CURRENCY REVOLVING FACILITY AGREEMENT

INCORPORATING A SWINGLINE FACILITY

$150,000,000

FOR

MAREX GROUP PLC

arranged by

HSBC BANK PLC, BARCLAYS BANK PLC, BANK OF

CHINA LIMITED, LONDON BRANCH AND INDUSTRIAL AND

COMMERCIAL BANK OF CHINA LIMITED, LONDON

BRANCH

(as Mandated Lead Arrangers)

- with -

HSBC BANK PLC

(acting as Agent)

- and -

HSBC BANK USA, NATIONAL ASSOCIATION

(acting as Swingline Agent)

1W2196/000039

HANDYALI/4164-4330-6823

Hogan Lovells International LLP

Atlantic House, Holborn Viaduct, London EC1A 2FG

Hogan Lovells

Hogan Lovells

- ii -

35.	CALCULATIONS AND CERTIFICATES	123

36.	PARTIAL INVALIDITY	123

37.	REMEDIES AND WAIVERS	123

38.	AMENDMENTS AND WAIVERS	124

39.	CONFIDENTIAL INFORMATION	130

40.	CONFIDENTIALITY OF FUNDING RATES	134

41.	BAIL-IN	135

42.	COUNTERPARTS	137

43.	GOVERNING LAW	137

44.	ENFORCEMENT	137

Schedules

1.	THE ORIGINAL PARTIES	139

	Part A - The Original Obligors	139
	Part B - The Original Lenders	139
	Part C - The Original Swingline Lenders	139

2.	CONDITIONS PRECEDENT	140

	Part A - Conditions Precedent To Initial Utilisation	140
	Part B - Conditions Precedent required to be delivered by an Additional Obligor	142

3.	UTILISATION REQUESTS	143

	Part A – Form of Utilisation Request – Revolving Facility Loans	143
	Part B – Form of Utilisation Request – Swingline Loans	144

4.	FORM OF TRANSFER CERTIFICATE	145

5.	FORM OF ASSIGNMENT AGREEMENT	148

6.	FORM OF ACCESSION LETTER	152

7.	FORM OF RESIGNATION LETTER	153

8.	FORM OF COMPLIANCE CERTIFICATE	154

9.	[INTENTIONALLY DELETED]	155

10.	TIMETABLES	156

11.	FORM OF INCREASE CONFIRMATION	158

12.	EXTENSION	161

	Part A - Form of Extension Request	161
	Part B - Form of Extension Confirmation	162

13.	FORM OF LENDER ACCESSION MEMORANDUM	165

14.	FORM OF ADDITIONAL COMMITMENTS CONFIRMATION NOTICE	171

15.	REFERENCE RATE TERMS	175

	Part A – Dollars – Compounded Rate Loans	175
	Part B – Sterling – Compounded Rate Loans	178
	Part C - Euro -Term Rate Loans	181

16.	DAILY NON-CUMULATIVE COMPOUNDED RFR RATE	185

17.	CUMULATIVE COMPOUNDED RFR RATE	187

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This Agreement is dated	30 June 2023

Between:

(1)	Marex Group plc, a company incorporated in England and Wales with company number 05613060 (the “Parent”);

(2)	The Subsidiaries of the Parent listed in Part A of Schedule 1 as original borrowers (together with the Parent the “Original Borrowers”);

(3)	The company listed in Part A of Schedule 1 as original guarantor (the “Original Guarantor”)

(4)

HSBC Bank plc, Barclays Bank PLC, Bank of China Limited, London Branch and Industrial and Commercial Bank of China Limited, London Branch as mandated lead arrangers (whether acting individually or together, the “Mandated Lead Arranger”);

(5)	The Financial Institutions listed in Part B and Part C of Schedule 1 as lenders (the “Original Lenders”);

(6)	HSBC Bank plc as agent of the other Finance Parties (the “Agent”); and

(7)	HSBC Bank USA, National Association as swingline agent for the Swingline Lenders (the “Swingline Agent”).

It is agreed as follows:

SECTION 1

Interpretation

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Acceptable Bank” means:

(a)

a bank or financial institution which has a rating for its long term unsecured and non-credit enhanced debt obligations of BBB- or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or Baa3 or higher by Moody’s Investor Services Limited or a comparable rating from an internationally recognised credit rating agency; or

(b)	a Finance Party.

“Accession Letter” means a document substantially in the form set out in Schedule 6 (Form of Accession Letter).

“Additional Borrower” means a company which becomes an Additional Borrower in accordance with Clause 28 (Changes to the Obligors).

“Additional Business Day” means any day specified as such in the applicable Reference Rate Terms.

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“Additional Commitment” means each additional Commitment assumed by an Existing Lender or, as applicable, Additional Lender in accordance with, as applicable, Clause 2.3 (Additional Commitments).

“Additional Commitments Confirmation Notice” means a notice substantially in the form set out in Schedule 14 (Form of Additional Commitments Confirmation Notice).

“Additional Lender” has the meaning given to it in paragraph a of Clause 27.12 (Additional Lenders).

“Additional Obligor” means an Additional Borrower.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Agent’s Spot Rate of Exchange” means:

(a)	the Agent’s spot rate of exchange; or

(b)	(if the Agent does not have an available spot rate of exchange) any other publicly available spot rate of exchange selected by the Agent (acting reasonably),

for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11:00 a.m. on a particular day.

“Alternative Term Rate” means any rate specified as such in the applicable Reference Rate Terms.

“Alternative Term Rate Adjustment” means any rate which is either:

(a)	specified as such in the applicable Reference Rate Terms; or

(b)	determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology specified in the applicable Reference Rate Terms.

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Availability Period” means the period from and including the date of this Agreement to and including the Termination Date.

“Available Commitment” means the Available Revolving Facility Commitment and the Available Swingline Commitment.

“Available Facility” means the aggregate for the time being of each Lender’s Available Commitment.

“Available Revolving Facility” means the aggregate for the time being of each Lender’s Available Revolving Facility Commitment.

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“Available Revolving Facility Commitment” means (but without limiting Clause 6.5 (Relationship with the Revolving Facility)) a Lender’s Revolving Facility Commitment minus:

(a)	the Base Currency Amount of its participation in any outstanding Revolving Facility Loans; and

(b)	in relation to any proposed Utilisation, the Base Currency Amount of its participation in any Revolving Facility Loans that are due to be made on or before the proposed Utilisation Date,

other than that Lender’s participation in any Revolving Facility Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date.

“Available Swingline Commitment” of a Swingline Lender means (but without limiting Clause 6.5 (Relationship with the Revolving Facility)) that Lender’s Swingline Commitment minus:

(a)	the amount of its participation in any outstanding Swingline Loans; and

(b)

in relation to any proposed Utilisation under the Swingline Facility, the amount of its participation in any Swingline Loans that are due to be made under the Swingline Facility on or before the proposed Utilisation Date, other than that Lender’s participation in any Swingline Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date.

“Available Swingline Facility” means the aggregate for the time being of each Swingline Lender’s Available Swingline Commitment.

“Base Currency” means US Dollars.

“Base Currency Amount” means, in relation to a Loan, the amount specified in the Utilisation Request delivered by a Borrower for that Loan (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the Agent receives the Utilisation Request) as adjusted to reflect any repayment or prepayment of a Loan.

“Baseline CAS” means, in relation to a Compounded Rate Loan in a Compounded Rate Currency, any rate which is either:

(a)	specified as such in the applicable Reference Rate Terms; or

(b)	determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology specified in the applicable Reference Rate Terms.

“Borrower” means an Original Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with Clause 28 (Changes to the Obligors).

“Break Costs” means any amount specified as such in the applicable Reference Rate Terms.

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“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London and:

(a)	(in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency;

(b)	(in relation to any date for payment or purchase of euro) which is a TARGET Day; and

(c)	(in relation to:

(i)	the fixing of an interest rate in relation to a Term Rate Loan;

(ii)	any date for payment or purchase of an amount relating to a Compounded Rate Loan; or

(iii)	the determination of the first day or the last day of an Interest Period for a Compounded Rate Loan, or otherwise in relation to the determination of the length of such an Interest Period),

which is an Additional Business Day relating to that Loan or Unpaid Sum.

“Central Bank Rate” has the meaning given to that term in the applicable Reference Rate Terms.

“Central Bank Rate Adjustment” has the meaning given to that term in the applicable Reference Rate Terms.

“Class 1 Acquisition” means an acquisition which constitutes a Class 1 transaction or a reverse takeover for the purposes of the Listing Rules of the FCA.

“Code” means the US Internal Revenue Code of 1986.

“Commitment” means a Revolving Facility Commitment or a Swingline Commitment.

“Competitor” means (a) any person or entity which is a direct competitor of the Group and (b) any controlling shareholder of such person, other than (in either case) a person or entity which is a bank or financial institution which is regularly engaged in or established for the purpose of making, purchasing or investing in loans and equivalent assets, acting in such capacity.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 8 (Form of Compliance Certificate).

“Compounded Rate Currency” means any currency which is not a Term Rate Currency.

“Compounded Rate Interest Payment” means the aggregate amount of interest that:

(a)	is, or is scheduled to become, payable under any Finance Document; and

(b)	relates to a Compounded Rate Loan.

“Compounded Rate Loan” means any Loan or, if applicable, Unpaid Sum which is not a Term Rate Loan.

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“Compounded Reference Rate” means, in relation to any RFR Banking Day during the Interest Period of a Compounded Rate Loan, the percentage rate per annum which is the aggregate of:

(a)	the Daily Non-Cumulative Compounded RFR Rate for that RFR Banking Day; and

(b)	the applicable Baseline CAS or Rate Switch CAS (if any).

“Compounding Methodology Supplement” means, in relation to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate, a document which:

(a)	is agreed in writing by the Parent, the Agent (in its own capacity) and the Agent (acting on the instructions of the Majority Lenders);

(b)	specifies a calculation methodology for that rate; and

(c)	has been made available to the Parent and each Finance Party.

“Confidential Information” means all information relating to the Parent, any Obligor, the Group, the Finance Documents or a Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or a Facility from either:

(a)	any member of the Group or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i)	information that:

(1)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 39 (Confidential Information); or

(2)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(3)

is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(ii)	any Funding Rate.

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“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the LMA or in any other form agreed between the Parent and the Agent.

“CTA” means the Corporation Tax Act 2009.

“Cumulative Compounded RFR Rate” means, in relation to an Interest Period for a Compounded Rate Loan, the percentage rate per annum determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology set out in Schedule 17 (Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement.

“Daily Non-Cumulative Compounded RFR Rate” means, in relation to any RFR Banking Day during an Interest Period for a Compounded Rate Loan, the percentage rate per annum determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology set out in Schedule 16 (Daily Non-Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement.

“Daily Rate” means the rate specified as such in the applicable Reference Rate Terms.

“Default” means an Event of Default or any event or circumstance specified in Clause 26 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Defaulting Lender” means any Lender:

(a)

which has failed to make its participation in a Loan available (or has notified the Agent or the Parent (which has notified the Agent) that it will not make its participation in a Loan available by the Utilisation Date of that Loan in accordance with Clause 5.4 (Lenders’ Participation);

(b)	which has otherwise rescinded or repudiated a Finance Document; or

(c)	with respect to which an Insolvency Event has occurred and is continuing,

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(1)	administrative or technical error; or

(2)	a Disruption Event; and

payment is made within 5 Business Days of its due date; or

(ii)	that Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

“Disruption Event” means either or both of:

(a)

a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

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(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Eligible Institution” means any Lender or other bank, financial institution, trust, fund or other entity selected by the Parent.

“Event of Default” means any event or circumstance specified as such in Clause 26 (Events of Default).

“Existing Facility Agreement” means the $120,000,000 multicurrency revolving facility agreement originally dated 6 June 2014 and made between, amongst others, the Parent and Lloyds Bank Corporate Markets plc as arranger, agent and security agent as amended and restated from time to time.

“Existing Increase Lender” has the meaning given to that term in paragraph (d) of Clause 2.3 (Additional Commitments).

“Extension Confirmation” means a confirmation made in accordance with Clause 10 (Extension Option) (substantially in the form set out in Part B of Schedule 12 (Form of Extension Confirmation)).

“Extension Request” means a request made in accordance with Clause 10 (Extension option) (substantially in the form set out Part A of Schedule 12 (Form of Extension Request)).

“Facility” means the Revolving Facility or the Swingline Facility.

“Facility Office” means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“Fallback Interest Period” means, in relation to a Term Rate Loan, the period specified as such in the applicable Reference Rate Terms.

“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)

any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

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(c)

any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or

(b)

in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Fee Letter” means:

(a)

any letter or letters dated on or about the date of this Agreement between the Mandated Lead Arranger and the Parent (or the Agent and the Parent) setting out any of the fees referred to in Clause 15 (Fees); and

(b)	any other agreement setting out fees payable to a Finance Party referred to in paragraphs (e) and (f) of Clause 2.3, Clause 10.5 (Extension Fees) or under any other Finance Document.

“Federal Funds Rate” means in relation to any day, the rate per annum equal to:

(a)

the rate on overnight federal funds transactions calculated by the Federal Reserve Bank of New York as the federal funds effective rate as published for that day (or, if that day is not a New York Business Day, for the immediately preceding New York Business Day) by the Federal Reserve Bank of New York; or

(b)

if a rate is not so published for any day which is a New York Business Day, the average of the quotations for that day on overnight federal funds transactions received by the Agent from three depository institutions of recognised standing selected by the Agent, and if, in either case, that rate is less than zero, the Federal Funds Rate shall be deemed to be zero.

“Finance Document” means this Agreement, any Fee Letter, any Accession Letter, any Resignation Letter, any Utilisation Request, any Compliance Certificate, any Extension Confirmation, any Additional Commitments Confirmation Notice, any Reference Rate Supplement, any Compounding Methodology Supplement and any other document designated as such by the Agent and the Parent.

“Finance Party” means the Agent, the Mandated Lead Arranger or a Lender.

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“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)

the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a balance sheet liability (other than any liability in respect of a lease or hire purchase contract which would, in accordance with GAAP in force prior to 1 January 2019, have been treated as an operating lease);

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)

any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing;

(g)

any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account as at the relevant date on which Financial Indebtedness is calculated);

(h)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

(i)	any redeemable preference share which is capable of being redeemed prior to the Termination Date; and

(j)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) above.

“First Extended Termination Date” means, the date falling 12 months after the Original Termination Date.

“French Government Securities” means marketable debt obligations issued or guaranteed by the French Government.

“Financial Quarter” has the meaning given to that term in Clause 24.1 (Financial Definitions).

“Financial Half-Year” has the meaning given to that term in Clause 24.1 (Financial Definitions).

“Financial Year” has the meaning given to that term in Clause 24.1 (Financial Definitions).

“Fitch” means Fitch Ratings Ltd or any of its affiliates or successors to its ratings business.

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“Funding Rate” means any individual rate notified by a Lender to the Agent pursuant to paragraph (a)(ii) of Clause 14.4 (Cost of funds).

“GAAP” means generally accepted accounting principles in the United Kingdom, including IFRS.

“German Government Securities” means marketable debt obligations issued or guaranteed by the Federal Government of Germany.

“Governmental Authority” means the government of any jurisdiction, or any political subdivision thereof, whether provincial, state or local, and any department, ministry, agency, instrumentality, authority, body, court, central bank or other entity lawfully exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Group” means the Parent and its Subsidiaries for the time being.

“Guarantor” means the Original Guarantor.

“Historic Primary Term Rate” means, in relation to any Term Rate Loan, the most recent applicable Primary Term Rate for a period equal in length to the Interest Period of that Loan and which is as of a day which is no more than three Business Days before the Quotation Day.

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“IFRS” means UK adopted international accounting standards within the meaning of section 474(1) of the Companies Act 2006 to the extent applicable to the relevant financial statements.

“Increase Confirmation” means a confirmation substantially in the form set out in Schedule 11 (Form of Increase Confirmation).

“Increase Lender” has the meaning given to that term in Clause 2.2 (Increase).

“Insolvency Event” in relation to a Finance Party means that Finance Party:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)

institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

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(e)

has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(g)

seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (d) above);

(h)

has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(i)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h) above; or

(j)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts;

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 13 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 12.4 (Default interest).

“Interpolated Alternative Term Rate” means, in relation to any Term Rate Loan, the rate (rounded to the same number of decimal places as the two relevant Alternative Term Rates) which results from interpolating on a linear basis between:

(a)	the applicable Alternative Term Rate for the longest period (for which that Alternative Term Rate is available) which is less than the Interest Period of that Loan; and

(b)	the applicable Alternative Term Rate for the shortest period (for which that Alternative Term Rate is available) which exceeds the Interest Period of that Loan,

each as of the Quotation Time.

“Interpolated Historic Primary Term Rate” means, in relation to any Term Rate Loan, the rate (rounded to the same number of decimal places as the two relevant Primary Term Rates) which results from interpolating on a linear basis between:

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(a)

the most recent applicable Primary Term Rate (as of a day which is not more three Business Days before the Quotation Day) for the longest period (for which that Primary Term Rate is available) which is less than the Interest Period of that Loan; and

(b)

the most recent applicable Primary Term Rate (as of a day which is not more three Business Days before the Quotation Day) for the shortest period (for which that Primary Term Rate is available) which exceeds the Interest Period of that Loan.

“Interpolated Primary Term Rate” means, in relation to any Term Rate Loan, the rate (rounded to the same number of decimal places as the two relevant Primary Term Rates) which results from interpolating on a linear basis between:

(a)	the applicable Primary Term Rate for the longest period (for which that Primary Term Rate is available) which is less than the Interest Period of that Loan; and

(b)	the applicable Primary Term Rate for the shortest period (for which that Primary Term Rate is available) which exceeds the Interest Period of that Loan,

each as of the Quotation Time.

“ITA” means the Income Tax Act 2007.

“Legal Reservations” means:

(a)

the principle that equitable remedies may be granted or refused at the discretion of a court, the principle of reasonableness and fairness and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)

the time barring of claims under applicable statutes of limitation, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void and defences of set-off or counterclaim;

(c)	the fact that a court:

(i)

may refuse to give effect to a purported contractual obligation to pay costs imposed upon another person in respect of costs of any unsuccessful litigation brought against that person or may not award by way of costs all of the expenditure incurred by a successful litigant in proceedings brought before that court;

(ii)	may stay proceedings if concurrent proceedings based on the same grounds and between the same parties have previously been brought before another court; and

(iii)	may refuse to give effect to the provisions of Clause 36 (Partial Invalidity) or any similar provision in any other Finance Document;

(d)	the fact that a court may limit the concept of irrevocability by applying restrictions based on cogent reasons for the respective concerned party to withdraw from the right irrevocably granted;

(e)	similar principles, rights and defences under the laws of any jurisdiction of incorporation of any Obligor; and

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(f)

any other matters which are set out as qualifications or reservations as to matters of law of general application in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation) or Clause 28 (Changes to the Obligors).

“Lender” means:

(a)	any Original Lender; and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party as a “Lender” in accordance with Clause 2.2 (Increase) or Clause 27 (Changes to the Lenders),

which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement.

“Lender Accession Memorandum” means the memorandum to be prepared by the Agent to be executed by the Parent, the Additional Lender and the Agent pursuant to paragraph (a) of Clause 27.12 (Additional Lenders) substantially in the form of Schedule 13 (Form of Lender Accession Memorandum);

“LMA” means the Loan Market Association.

“Loan” means a Revolving Facility Loan or a Swingline Loan.

“Long Term Credit Rating” has the meaning given to that term in the definition of “Margin” in this Clause 1.1 (Definitions and Interpretation).

“Loan to Own Investor” means any person (including an Affiliate or Related Fund of a Lender) whose principal business or material activity is investment strategies the primary purpose of which is the purchase of loans or other debt securities with the intention (or view to) owning the equity or gaining control of a business.

“Lookback Period” means the number of days specified as such in the applicable Reference Rate Terms.

“Majority Lenders” means a Lender or Lenders whose Revolving Facility Commitments aggregate more than 66 2⁄3 per cent. of the Total Revolving Facility Commitments (or, if the Total Revolving Facility Commitments have been reduced to zero, aggregated more than 66 2⁄3 per cent. of the Total Revolving Facility Commitments immediately prior to the reduction).

“Margin” means 2.10 per cent. per annum but if:

(a)	no Event of Default has occurred and is continuing; and

(b)

the credit rating solicited by the Parent assigned by S&P or Fitch to the Parent’s long-term unsecured and non-credit enhanced debt (each a “Long-Term Credit Rating”) last published (and not withdrawn) is within a range set out below, then the Margin for each Loan will be the percentage per annum set out below in the column opposite that range:

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Credit rating (S&P / Fitch)	Margin per cent. per annum
Greater than BBB/BBB	1.60
BBB/BBB	1.85
BBB- / BBB-	2.10
BB+ / BB+	2.45
BB / BB	2.60

However:

(a)	if the Long-term Credit Ratings differ, the Margin will be determined on the basis of the arithmetic mean of the Margins applicable to those Long-Term Credit Ratings;

(b)	if there is only one Long-Term Credit Rating, the Margin will be determined on the basis of that Long-Term Credit Rating;

(c)

any increase or decrease in the Margin for a Loan shall take effect on the date which is the first day of the next Interest Period for that Loan following receipt by the Agent of a Rating Notification;

(d)	if there is no current Long-Term Credit Rating, the Margin for each Loan shall be the highest percentage per annum set out above; and

(e)

if an Event of Default has occurred and is continuing, the Margin for each Loan shall be the highest percentage per annum set out above until the date on which that Event of Default ceases to be continuing, whereupon the Margin shall revert to the rate determined in accordance with the table above.

“Market Disruption Rate” means the rate (if any) specified as such in the applicable Reference Rate Terms.

“Material Adverse Effect” means, any event or circumstance which, taking into account all relevant circumstances, has a material adverse effect on:

(a)	the consolidated financial condition or business of the Group taken as a whole; or

(b)	the ability of any Borrower to perform and comply with its payment obligations under the Finance Documents; or

(c)	subject to the Legal Reservations, the validity, legality or enforceability of any Finance Document.

“Material Company” means, at any time:

(a)	an Obligor;

(b)	a Subsidiary of the Parent which is incorporated within the European Economic Area (EEA) or the United Kingdom and which represents five per cent. or more of Tangible Net Worth; or

(c)	a Subsidiary of the Parent which is not incorporated within the EEA or, as applicable, the United Kingdom, and which represents ten per cent. or more of Tangible Net Worth).

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Compliance with the conditions set out in paragraphs (a) and (c) above shall be determined by reference to the latest audited financial statements of that Subsidiary (consolidated in the case of a Subsidiary which itself has Subsidiaries) and the latest audited consolidated financial statements of the Group. However, if a Subsidiary has been acquired since the date as at which the latest audited consolidated financial statements of the Group were prepared, the financial statements shall be deemed to be adjusted in order to take into account the acquisition of that Subsidiary (that adjustment being certified by the Group’s Auditors as representing an accurate reflection of the revised Tangible Net Worth of the Group).

A report by the Auditors of the Parent that a Subsidiary is or is not a Material Company shall, in the absence of manifest error, be conclusive and binding on all Parties.

“Month” means, in relation to an Interest Period (or any other period for the accrual of commission or fees in a currency), a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, subject to adjustment in accordance with the rules specified as Business Day Conventions in the applicable Reference Rate Terms.

“Moody’s” means Moody’s Investors Service Limited or any of its affiliates or successors to its ratings business.

“New Lender” has the meaning given to that term in Clause 27 (Changes to the Lenders).

“New York Business Day” means a day (other than a Saturday or a Sunday) on which banks are open for general business in New York.

“Obligor” means a Borrower or a Guarantor.

“Obligors’ Agent” means the Parent, appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to Clause 2.5 (Obligors’ Agent).

“OFAC” means the Office of Foreign Assets Control of the US Department of the Treasury.

“Optional Currency” means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions relating to Optional Currencies).

“Original Financial Statements” means, the audited consolidated financial statements of the Parent for the financial year ended 31 December 2022.

“Original Obligor” means an Original Borrower or the Original Guarantor.

“Original Swingline Lender” means an Original Lender listed in Part C of Schedule 1 (The Original Parties) as a Swingline Lender.

“Overall Commitment” of a Lender means:

(a)	its Revolving Facility Commitment; or

(b)	in the case of a Swingline Lender which does not have a Revolving Facility Commitment, the Revolving Facility Commitment of a Lender which is its Affiliate.

“Original Termination Date” means the date falling three years after the date of this Agreement.

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

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“Party” means a party to this Agreement.

“Primary Term Rate” means the rate specified as such in the applicable Reference Rate Terms.

“Permitted Brokerage Business” means obligations relating to the financing or clearance/settlement of securities and other trade and financial instruments held in the normal day to day conduct of the Group’s business, including but not limited to any margin facility or other margin-related Financial Indebtedness incurred to finance such securities or instruments, in each case, where those obligations are matched by corresponding assets.

“Permitted Holders” means each of:

(a)	BXR Group Limited;

(b)	JRJ Investor 1 LP; and

(c)	Trilantic Capital Partners IV,

in each case, including their Affiliates and Related Funds.

“Permitted Re-Organisation” means a re-organisation (including, without limitation, a liquidation, merger or amalgamation) on a solvent basis of a Material Company (the “Old Material Company”) provided that:

(a)	the Old Material Company is not the Parent or a Borrower; and

(b)	any payments or assets distributed as a result of such liquidation or reorganisation are distributed to other members of the Group.

“Qualifying IPO” means the listing or the admission to trading of 25 per cent. or more of the share capital of the Parent on any exchange located in London, New York or any internationally recognised exchange located in any EEA Member Country.

“Qualifying IPO Effective Date” means the date on which a Qualifying IPO occurs.

“Qualifying Lender” has the meaning given to it in Clause 16 (Tax gross-up and indemnities).

“Quasi Security” has the meaning given to it in Clause 25.3 (Negative Pledge).

“Quotation Day” means the day specified as such in the applicable Reference Rate Terms.

“Quotation Time” means the relevant time (if any) specified as such in the applicable Reference Rate Terms.

“Quoted Tenor” means, in relation to a Primary Term Rate or an Alternative Term Rate, any period for which that rate is customarily displayed on the relevant page or screen of an information service and which may be selected as an Interest Period by the relevant Borrower under Clause 13.1 (Selection of Interest Periods).

“Rate Switch CAS” means, in relation to any Loan or Unpaid Sum in a Rate Switch Currency which is or becomes a “Compounded Rate Loan” pursuant to Clause 12A (Rate Switch), any rate which is either:

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(a)	specified as such in the applicable Reference Rate Terms; or

(b)	determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology specified in the applicable Reference Rate Terms.

“Rating Notification” meant a notice delivered by the Parent to the Agent referred to in paragraph (d) of Clause 23.4 (Information: miscellaneous) notifying the Agent of a change to any of its Long-Term Credit Ratings.

“Reference Rate Supplement” means, in relation to any currency, a document which:

(a)	is agreed in writing by the Parent and the Agent (acting on the instructions of the Majority Lenders);

(b)	specifies for that currency the relevant terms which are expressed in this Agreement to be determined by reference to Reference Rate Terms;

(c)	specifies whether that currency is a Compounded Rate Currency or a Term Rate Currency; and

(d)	has been made available to the Parent and each Finance Party.

“Reference Rate Terms” means, in relation to:

(a)	a currency;

(b)	a Loan or an Unpaid Sum in that currency;

(c)	an Interest Period for that Loan or Unpaid Sum (or other period for the accrual of commission or fees in a currency); or

(d)

any term of this Agreement relating to the determination of a rate of interest in relation to such a Loan or Unpaid Sum, the terms set out for that currency, and (where such terms are set out for different categories of Loan, Unpaid Sum or accrual of commission or fees in that currency) for the category of that Loan, Unpaid Sum or accrual, in Schedule 15 (Reference Rate Terms) or in any Reference Rate Supplement.

“Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Relevant Market” means the market specified as such in the applicable Reference Rate Terms.

“Repeating Representations” means each of the representations set out in in Clause 22.1 (Status) to Clause 22.6 (Governing law and enforcement), Clause 22.10 (No Misleading Information) and Clause 22.12 (Pari Passu ranking) to Clause 22.15 (Anti-corruption law/Anti-Money Laundering).

“Reporting Day” means the day (if any) specified as such in the applicable Reference Rate Terms.

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“Reporting Time” means the relevant time (if any) specified as such in the applicable Reference Rate Terms.

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Resignation Letter” means a letter substantially in the form set out in Schedule 7 (Form of Resignation Letter).

“Revolving Facility” means the revolving loan facility made available under this Agreement as described in Clause 2.1 (The Revolving Facility).

“Revolving Facility Commitment” means:

(a)

in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading “Commitment” in Part B and Part C of Schedule 1 (The Original Parties) and the amount of any other Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase), Clause 2.3 (Additional Commitments) or Clause 10.2 (Lenders’ discretion); and

(b)

in relation to any other Lender, the amount in the Base Currency of any Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase), Clause 2.3 (Additional Commitments) or Clause 10.2 (Lenders’ discretion), to the extent not cancelled, reduced or transferred by it under this Agreement.

“Revolving Facility Loan” means a revolving facility loan made available under this Agreement as described in Clause 2.1 (The Revolving Facility).

“RFR” means the rate specified as such in the applicable Reference Rate Terms.

“RFR Banking Day” means any day specified as such in the applicable Reference Rate Terms.

“Rollover Loan” means one or more Revolving Facility Loans:

(a)	made or to be made on the same day that a maturing Revolving Facility Loan is due to be repaid;

(b)	the aggregate amount of which is equal to or less than the amount of the maturing Revolving Facility Loan;

(c)	in the same currency as the maturing Revolving Facility Loan (unless arising as a result of the operation of Clause 8.2 (Unavailability of a currency)); and

(d)	made or to be made to the same Borrower for the purpose of refinancing that maturing Revolving Facility Loan.

“S&P” means S&P Global Ratings or any of its affiliates or successors to its ratings business.

“Sanctioned Country” means any country or territory which is (or whose government is) subject to Sanctions (currently, the Crimea, Donetsk and Luhansk regions of Ukraine, Cuba, Iran, North Korea, Syria and Sudan).

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“Sanctioned Person” means any person (i) named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC or any similar list maintained by the any Sanctions Authority, each as amended, supplemented or substituted by from time to time; (ii) located in, organised or resident in any Sanctioned Country; (iii) owned or controlled by any person listed in (i) above; or (iv) or otherwise a target of Sanctions.

“Sanctions” means economic or financial sanctions, laws, regulations, requirements, or embargoes or other restrictive measures imposed, enacted, administered or enforced by any Sanctions Authority.

“Sanctions Authority” means (i) the United States of America, (ii) the United Nations, (iii) the European Union, the United Kingdom, Hong Kong, or the respective Governmental Authorities of any of the foregoing including without limitation OFAC, the U.S. Department of State, the U.S. Department of Commerce, the United Nations Security Council and (iii) His Majesty’s Treasury of the United Kingdom.

“Second Extended Termination Date” means the date falling 12 months after the First Extended Termination Date.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Separate Loan” has the meaning given to that term in Clause 9.1 (Repayment of Revolving Facility Loans).

“Specified Time” means a day or time determined in accordance with Schedule 10 (Timetables).

“Subsidiary” means a subsidiary undertaking within the meaning of section 1162 of the Companies Act 2006.

“Subordinated Debt” means:

(a)	the aggregate amount subscribed for by any person (other than a member of the Group) for subordinated loan notes or other subordinated debt instruments including in the Parent; and

(b)	any subordinated Financial Indebtedness which is classified as Additional Tier One (AT1) capital or Tier Two capital of the Parent under any applicable laws or regulations.

“Swingline Commitment” means:

(a)

in relation to an Original Swingline Lender, the amount in the Base Currency set opposite its name under the heading “Swingline Commitment” in Part C of Schedule 1 (The Original Parties) and the amount of any other Swingline Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase), Clause 2.3 (Additional Commitments) or Clause 10.2 (Lenders’ discretion); and

(b)

in relation to any other Swingline Lender, the amount in the Base Currency of any Swingline Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase), Clause 2.3 (Additional Commitments) or Clause 10.2 (Lenders’ discretion), to the extent not cancelled, reduced or transferred by it under this Agreement.

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“Swingline Facility” means the dollar swingline loan facility made available under this Agreement as described in Clause 7 (Swingline Loans).

“Swingline Lender” means:

(a)	an Original Swingline Lender; or

(b)

any other person which has become a Party as a “Lender” in respect of a Swingline Commitment or a participation in a Swingline Loan in accordance with Clause 2.2 (Increase), Clause 2.3 (Additional Commitments) or Clause 10.2 (Lenders’ discretion) or Clause 27 (Changes to the Lenders), which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement.

“Swingline Loan” means a loan made or to be made under the Swingline Facility or the principal amount outstanding for the time being of that loan.

“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system.

“Tangible Net Worth” has the meaning given to that term in Clause 24.1 (Financial Definitions).

“TARGET Day” means any day on which T2 is open for the settlement of payments in euro.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Term Rate Currency” means:

(a)	euro; and

(b)	any currency specified as such in a Reference Rate Supplement relating to that currency,

to the extent, in any case, not specified otherwise in a subsequent Reference Rate Supplement.

“Term Rate Loan” means any Loan or, if applicable, Unpaid Sum in a Term Rate Currency to the extent that it is not, or has not become, either:

(a)	a “Compounded Rate Loan” for its then current Interest Period pursuant to Clause 14.1 (Interest calculation if no Primary Term Rate); or

(b)	a “Compounded Rate Loan” pursuant to Clause 12A (Rate Switch).

“Term Reference Rate” means, in relation to a Term Rate Loan:

(a)	the applicable Primary Term Rate as of the Quotation Time for a period equal in length to the Interest Period of that Loan; or

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(b)	as otherwise determined pursuant to Clause 14.1 (Interest calculation if no Primary Term Rate),

and if, in either case, that rate is less than zero, the Term Reference Rate shall be deemed to be zero.

“Termination Date” means:

(a)	the Original Termination Date; or

(b)	subject to Clause 10 (Extension Option):

(i)	the First Extended Termination Date; or

(ii)	the Second Extended Termination Date.

“Total Commitments” means the Total Revolving Facility Commitments.

“Total Revolving Facility Commitments” means the aggregate of the Revolving Facility Commitments, being $150,000,000 at the date of this Agreement.

“Total Swingline Commitments” means the aggregate of the Swingline Commitments, being $37,500,000 at the date of this Agreement.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Parent.

“Transfer Date” means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)	the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“UK Government Securities” means UK government gilts issued or guaranteed by the Government of the United Kingdom.

“US” means the United States of America.

“US Government Securities” means:

(a)	marketable debt obligations issued or guaranteed by the government of the United States of America; and

(b)

any other Fedwire-eligible securities (including, for the avoidance of doubt, securities issued by the U.S. Treasury, other federal agencies, government-sponsored enterprises, and other international organizations, such as the World Bank);

“US Tax Obligor” means:

(a)	a Borrower which is resident for tax purposes in the US; or

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(b)	an Obligor some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes.

“Utilisation” means a utilisation of a Facility.

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made.

“Utilisation Request” means in respect of a Loan:

(a)	under the Revolving Facility, a notice substantially in the form set out in Part A of Schedule 3 (Utilisation Request); and

(b)	under the Swingline Facility, a notice substantially in the form set out in Part B of Schedule 3 (Utilisation Request).

“VAT” means:

(a)	any value added tax imposed by the Value Added Tax Act 1994;

(b)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(c)

any other tax of a similar nature, whether imposed in the United Kingdom or in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraphs (a) or (b) above, or imposed elsewhere.

1.2	Construction

(a)	Unless a contrary indication appears, any reference in this Agreement to:

(i)

the “Agent”, the “Mandated Lead Arranger”, any “Finance Party”, any “Lender”, any “Party” and any “Obligor” shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents;

(ii)	“amendment” includes any amendment, supplement, variation, novation, modification, replacement or restatement and “amend”, “amending” and “amended” shall be construed accordingly.

(iii)	“assets” includes present and future properties, revenues and rights of every description;

(iv)

a Lender’s “cost of funds” in relation to its participation in a Loan is a reference to the average cost (determined either on an actual or a notional basis) which that Lender would incur if it were to fund, from whatever source(s) it may reasonably select, an amount equal to the amount of that participation in that Loan for a period equal in length to the Interest Period of that Loan and to the Agent’s “cost of funds” is a reference to the average cost (determined either on an actual or notional basis) which the Agent would incur if it were to fund, from whatever source(s) it may reasonably select, an amount equal to the amount referred to in paragraph (b) of clause 32.4 (Clawback and prefunding);

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(v)	a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(vi)	a “group of Lenders” includes all the Lenders;

(vii)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(viii)	an “Interest Period” includes each period determined under this Agreement by reference to which interest on a Swingline Loan is calculated;

(ix)	a “Lender” includes a Swingline Lender unless the context otherwise requires;

(x)

a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(xi)

a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(xii)

“segregated assets” means any client funds or collateral which is held on trust or on a segregated basis and which is not beneficially owned by a member of the Group, in each case, as required under applicable laws and regulations, under the terms and conditions of a securities exchange or consistent with a client agreement;

(xiii)	a provision of law is a reference to that provision as amended or re-enacted from time to time; and

(xiv)	a time of day is a reference to London time.

(b)	Section, Clause and Schedule headings are for ease of reference only.

(c)

Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)	A Default or an Event of Default is “continuing” if it has not been remedied or waived.

(e)	A reference in this Agreement to a page or screen of an information service displaying a rate shall include:

(i)	any replacement page of that information service which displays that rate; and

(ii)

the appropriate page of such other information service which displays that rate from time to time in place of that information service, and, if such page or service ceases to be available, shall include any other page or service displaying that rate specified by the Agent after consultation with the Parent.

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(f)	A reference in this Agreement to a Central Bank Rate shall include any successor rate to, or replacement rate for, that rate.

(g)	Any Reference Rate Supplement relating to a currency overrides anything relating to that currency in:

(i)	Schedule 15 (Reference Rate Terms); or

(ii)	any earlier Reference Rate Supplement,

provided that a Reference Rate Supplement may not effect any reduction in the Margin.

(h)	A Compounding Methodology Supplement relating to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate overrides anything relating to that rate in:

(i)	Schedule 16 (Daily Non-Cumulative Compounded RFR Rate) or Schedule 17 (Cumulative Compounded RFR Rate), as the case may be; or

(ii)	any earlier Compounding Methodology Supplement.

(i)

The determination of the extent to which a rate is “for a period equal in length” to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(j)

In the event that a transaction is committed, incurred or entered into (or, as the case may be, not committed, incurred or entered into) by any member of the Group by reference to Tangible Net Worth as at any particular date and in accordance with the provisions of this Agreement, it shall be treated as having been duly and properly incurred at such time, and that transaction shall not constitute, or be deemed to constitute, or result in, a breach of any provision of the Finance Documents or a Default or an Event of Default if there is a subsequent change in Tangible Net Worth.

1.3	Currency symbols and definitions

“$”, “USD” and “dollars” denote the lawful currency of the United States of America, “£”, “GBP” and “sterling” denote the lawful currency of the United Kingdom and “€”, “EUR” and “euro” denote the single currency of the Participating Member States.

1.4	Third party rights

(a)

Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

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1.5	Fluctuations in exchange rates

When applying monetary limits, thresholds and other exceptions to the representations and warranties, undertakings and Events of Default under the Finance Documents, a reference to an amount (or its equivalent in another currency or currencies) shall be determined by reference to the rate of exchange between the Base Currency and any other relevant currency on the date of incurrence or making of any transaction or other relevant action and any subsequent exchange rate fluctuation shall not cause an Event of Default or a breach of undertaking or a misrepresentation. For the avoidance of doubt this provision shall not apply to Clause 24 (Financial covenants).

SECTION 2

The Revolving Facility

2.	THE REVOLVING FACILITY

2.1	The Revolving Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrowers a multicurrency revolving loan facility with an extension option in an aggregate amount equal to the Total Revolving Facility Commitments.

2.2	Increase

(a)	The Parent may by giving prior notice to the Agent by no later than the date falling 5 Business Days after the effective date of a cancellation of the Commitment of a Lender in accordance with:

(i)	the Available Commitments of a Defaulting Lender in accordance with Clause 11.6 (Right of cancellation in relation to a Defaulting Lender); or

(ii)	the Commitments of a Lender in accordance with:

(1)	Clause 11.1 (Illegality); or

(2)	paragraph (a) of Clause 11.5 (Right of replacement or repayment and cancellation in relation to a single Lender),

request

that the Commitments relating to any Facility be increased (and the Commitments relating to that Facility shall be so increased) in an aggregate amount in the Base Currency of up to the amount of the Commitment relating to that Facility so cancelled as follows:

(3)

the increased Commitments will be assumed by one or more Eligible Institutions selected by the Parent (which shall not be a member of the Group) (each an “Increase Lender”) each of which confirms in writing (whether in the relevant Increase Confirmation or otherwise) its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender in respect of those Commitments;

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(4)

each of the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender in respect of that part of the increased Commitments which it is to assume;

(5)

each Increase Lender shall become a Party as a “Lender” and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender in respect of that part of the increased Commitments which it is to assume;

(6)	the Commitments of the other Lenders shall continue in full force and effect; and

(7)

any increase in the Commitments relating to a Facility shall take effect on the date specified by the Parent in the notice referred to above or any later date on which the Agent executes an otherwise duly completed Increase Confirmation delivered to it by the relevant Increase Lender.

(b)

The Agent shall, subject to paragraph (c) below, as soon as reasonably practicable after receipt by it of a duly completed Increase Confirmation appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Increase Confirmation.

(c)

The Agent shall only be obliged to execute an Increase Confirmation delivered to it by an Increase Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender.

(d)

Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that (i) until the date on which the increase becomes effective it shall not be entitled to vote on any matter merely as a result of it being an Increase Lender, (ii) the increased Commitment shall not be used for the purposes of calculating Lender voting percentages until the date on which the increase becomes effective, and (iii) the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as it would have been had it been an Original Lender.

(e)

The Parent shall promptly on demand pay the Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with any increase in Commitments under this Clause 2.2.

(f)

The Increase Lender shall, on the date upon which the increase takes effect, pay to the Agent (for its own account) a fee in an amount equal to the fee which would be payable under Clause 27.4 (Assignment or transfer fee) if the increase was a transfer pursuant to Clause 27.6 (Procedure for transfer) and if the Increase Lender was a New Lender.

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(g)

The Parent may pay to the Increase Lender a fee in the amount and at the times agreed between the Parent and the Increase Lender in a letter between the Parent and the Increase Lender setting out that fee. A reference in this Agreement to a Fee Letter shall include any letter referred to in this paragraph (g).

(h)

Neither the Agent nor any Lender shall have any obligation to find an Increase Lender and in no event shall any Lender whose Commitment is replaced by an Increase Lender be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents.

(i)	Clause 27.5 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.2 in relation to an Increase Lender as if references in that Clause to:

(i)	an “Existing Lender” were references to all the Lenders immediately prior to the relevant increase;

(ii)	the “New Lender” were references to that “Increase Lender”; and

(iii)	a “re-transfer” and “re-assignment” were references to respectively a “transfer” and “assignment”.

2.3	Additional Commitments

(a)

The Parent may, at any time provided that no Event of Default is then continuing, by written notice to the Agent, at least 15 Business Days (or such shorter period as the Agent and the Lenders agree) in advance of the proposed date specified by the Parent in such notice to increase the amount of the Total Commitments (an “Increase Date”), request an increase in the amount of the Total Commitments from any existing Lender(s) willing to provide such increase and/or by the accession of an additional Lender(s) (in accordance with paragraph (a) of Clause 27.12 (Additional Lenders)) on the Increase Date. No existing Lender shall be obliged to participate in any such increase of the Facilities.

(b)

The Finance Parties acknowledge and agree that notwithstanding any provision to the contrary in this agreement, the Parent is permitted at any time to approach, co-ordinate and communicate with any prospective additional lenders in relation to Additional Commitments which are not existing Lender(s) without first being required to approach the existing Lender(s).

(c)	An increase under this Clause 2.3 shall not, when aggregated with any other increase under this Clause 2.3, result in the Total Commitments increasing to more than $200,000,000 at any time.

(d)	Each of the parties hereto acknowledges that the amount of the Total Commitments shall be increased, without any further requirement for consent from the Lenders, provided that on the Increase Date:

(i)	and on the date the relevant increase request was submitted, no Event of Default has occurred and is continuing on that date;

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(ii)

(if applicable), in respect of any existing Lender which is willing to provide all or part of such increase (an “Existing Increase Lender”), the Agent has received from that existing Lender an executed Additional Commitments Confirmation Notice; and

(iii)	(if applicable), in respect of any Additional Lender which is willing to provide all or part of such increase:

(1)	the Agent has received from that Additional Lender an executed Lender Accession Memorandum in accordance with Clause 27.12 (Additional Lenders); and

(2)

the Agent has performed all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the relevant Commitments by an Additional Lender, the completion of which the Agent shall promptly notify to the Parent and the Additional Lender; and

(iv)	the Agent has received the redistribution payments referred to in Clause 27.13 (Redistribution Payments).

(e)	The Parent shall, on the date upon which the increase takes effect, pay to the Agent (for its own account) a co-ordination fee in the amount and at the times agreed in a Fee Letter.

(f)

The Parent may pay to the Existing Increase Lender or the Additional Lender (as the case may be) a fee in the amount and at the times agreed between the Parent and the Existing Increase Lender or the Additional Lender (as the case may be) in a letter between the Parent and the Existing Increase Lender or the Additional Lender (as the case may be) setting out that fee. A reference in this agreement to a Fee Letter shall include any letter referred to in this paragraph (f).

(g)

The Agent shall notify all parties hereto at least 5 Business Days prior to the Increase Date of any proposed increase to the Commitments and the proposed redistribution of payments referred to in Clause 27.13 (Redistribution Payments).

2.4	Finance Parties’ rights and obligations

(a)

The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)

The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party’s participation in a Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

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(c)	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

2.5	Obligors’ Agent

(a)

Each Obligor (other than the Parent) by its execution of this agreement or an Accession Letter irrevocably appoints the Parent to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)

the Parent on its behalf to supply all information concerning itself contemplated by this agreement to the Finance Parties and to give all notices and instructions (including, in the case of a Borrower, Utilisation Requests), to execute on its behalf any Accession Letter, to make such agreements and to effect the relevant amendments, supplements and variations (in each case, however fundamental) capable of being given, made or effected by any Obligor (notwithstanding that they may increase the Obligor’s obligations or otherwise affect the Obligor) and to give confirmation as to continuation of surety obligations, without further reference to or the consent of that Obligor; and

(ii)

each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Parent, and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)

Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Obligor, those of the Obligors’ Agent shall prevail.

3.	PURPOSE

3.1	Purpose

Each Borrower shall apply all amounts borrowed by it under the Revolving Facility towards:

(a)	the repayment of any outstanding loans and other Financial Indebtedness outstanding under the Existing Facility Agreement; and

(b)	the general corporate and working capital purposes of the Group.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

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4.	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent

(a)

No Borrower may deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in Part A of Schedule 2 (Conditions precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Parent and the Lenders promptly upon being so satisfied.

(b)

Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.2	Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)

in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Revolving Facility Loan and, in the case of any other Revolving Facility Loan, no Default is continuing or would result from the proposed Revolving Facility Loan; and

(b)	the Repeating Representations to be made by each Obligor are true in all material respects.

4.3	Conditions relating to Optional Currencies

(a)	A currency will constitute an Optional Currency in relation to a Loan if:

(i)	it is readily available in the amount required and freely convertible into the Base Currency in the wholesale market for that currency at the Specified Time and on the Utilisation Date for that Loan;

(ii)	it is sterling or euro or has been approved by the Agent (acting on the instructions of all the Lenders) on or prior to receipt by the Agent of the relevant Utilisation Request for that Loan; and

(iii)	there are Reference Rate Terms for that currency.

(b)	If the Agent has received a written request from the Parent for a currency to be approved under paragraph (a)(ii) above, the Agent will confirm to the Parent by the Specified Time:

(i)	whether or not the Lenders have granted their approval; and

(ii)	if approval has been granted, the minimum amount (and, if required, integral multiples) for any subsequent Utilisation in that currency.

4.4	Maximum number of Revolving Facility Loans

(a)

A Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation more than 10 Revolving Facility Loans would be outstanding and, in aggregate, more than 15 Revolving Facility Loans and Swingline Loans would be outstanding.

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(b)	Any Revolving Facility Loan made by a single Lender under Clause 8.2 (Unavailability of a currency) shall not be taken into account in this Clause 4.4.

(c)	Any Separate Loan shall not be taken into account in this Clause 4.4.

SECTION 3

Utilisation

5.	UTILISATION

5.1	Delivery of a Utilisation Request

A Borrower may utilise the Revolving Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2	Completion of a Utilisation Request

(a)	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	the proposed Utilisation Date is a Business Day within the Availability Period;

(ii)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(iii)	the proposed Interest Period complies with Clause 13 (Interest Periods – Revolving Facility Loans).

(b)	Only one Loan may be requested in each Utilisation Request.

5.3	Currency and amount

(a)	The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency.

(b)	The amount of the proposed Revolving Facility Loan must be:

(i)	if the currency selected is the Base Currency, a minimum of $5,000,000 or, if less, the Available Revolving Facility; or

(ii)	if the currency selected is sterling, a minimum of £5,000,000 or, if less, the Available Revolving Facility;

(iii)	if the currency selected is euro, a minimum of €5,000,000 or, if less, the Available Revolving Facility;

(iv)

if the currency selected is an Optional Currency other than sterling or euro, the minimum amount (and, if required, integral multiple) specified by the Agent pursuant to paragraph (b)(ii) of Clause 4.3 (Conditions relating to Optional Currencies) or, if less, the Available Revolving Facility; and

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(v)	in any event such that its Base Currency Amount is less than or equal to the Available Revolving Facility.

5.4	Lenders’ participation

(a)

If the conditions set out in this Agreement have been met, and subject to Clause 9.1 (Repayment of Revolving Facility Loans), each Lender shall make its participation in each Revolving Facility Loan available by the Utilisation Date through its Facility Office.

(b)

The amount of each Lender’s participation in each Revolving Facility Loan will be equal to the proportion borne by its Available Revolving Facility Commitment to the Available Revolving Facility immediately prior to making the Revolving Facility Loan.

(c)

The Agent shall determine the Base Currency Amount of each Revolving Facility Loan which is to be made in an Optional Currency and shall notify each Lender of the amount, currency and the Base Currency Amount of each Revolving Facility Loan, the amount of its participation in that Revolving Facility Loan and, if different, the amount of that participation to be made available in accordance with Clause 32.1 (Payments to the Agent), in each case by the Specified Time.

5.5	Cancellation of Commitment

The Revolving Facility Commitments which, at that time, are unutilised (taking into account a utilisation of the Revolving Facility by way of Swingline Loan) shall be immediately cancelled at the end of the Availability Period.

5.6	Clean down

The Parent shall (and shall procure that each Borrower shall) ensure that in each of its Financial Years the aggregate of the Base Currency Amounts of all Revolving Facility Loans less any amount of Adjusted Cash and Cash Equivalents held by members of the Group is reduced to zero for a period of not less than five successive Business Days.

6.	UTILISATION – SWINGLINE LOANS

6.1	General

(a)	Clause 4.2 (Further conditions precedent) and Clause 4.3 (Conditions relating to Optional Currencies);

(b)	Clause 5 (Utilisation – Revolving Facility Loans); and

(c)	Clause 8 (Optional Currencies),

(d)	Clause 12 (Interest) as it applies to the calculation of interest on a Loan but not default interest on an overdue amount;

(e)	Clause 13 (Interest Periods); and

(f)	Clause 14 (Changes to the Calculation of Interest),

do not apply to Swingline Loans.

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6.2	Delivery of a Utilisation Request for Swingline Loans

(a)

A Borrower may utilise the Swingline Facility by delivery to the Swingline Agent (and to the Agent and the Swingline Lenders for noting purposes) of a duly completed Utilisation Request not later than the Specified Time.

(b)

Each Utilisation Request for a Swingline Loan must be sent to the Swingline Agent (and to Agent and the Swingline Lenders for noting purposes) to the address, fax number or, if relevant, electronic mail address or other such information in New York notified by the Agent for this purpose with a copy to its address, fax number or, if relevant, electronic mail address or such other information referred to in Clause 34 (Notices).

6.3	Completion of a Utilisation Request for Swingline Loans

(a)	Each Utilisation Request for a Swingline Loan is irrevocable and will not be regarded as having been duly completed unless:

(i)	it identifies the Borrower;

(ii)	it specifies that it is for a Swingline Loan;

(iii)	the proposed Utilisation Date is a New York Business Day within the Availability Period;

(iv)	the Swingline Loan is denominated in dollars;

(v)	the amount of the proposed Swingline Loan is not more than the Available Swingline Facility and is a minimum of $1,000,000 or, if less, the Available Swingline Facility; and

(vi)	the proposed Interest Period:

(1)	does not extend beyond the Termination Date applicable to the Revolving Facility;

(2)	is a period of not more than five New York Business Days; and

(3)	ends on a New York Business Day.

(b)	Only one Swingline Loan may be requested in each Utilisation Request.

6.4	Swingline Lenders’ participation

(a)	If the conditions set out in this Agreement have been met, each Swingline Lender shall make its participation in each Swingline Loan available through its Facility Office.

(b)	The Swingline Lenders will only be obliged to comply with paragraph (a) above if on the date of the Utilisation Request and on the proposed Utilisation Date:

(i)	no Default is continuing or would result from the proposed Utilisation; and

(ii)	the Repeating Representations to be made by each Obligor are true in all material respects.

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(c)

The amount of each Swingline Lender’s participation in each Swingline Loan will be equal to the proportion borne by its Available Swingline Commitment to the Available Swingline Facility immediately prior to making the Swingline Loan, adjusted to take account of any limit applying under Clause 6.5 (Relationship with the Revolving Facility).

(d)

The Agent shall determine the Base Currency Amount of each Swingline Loan and notify each Swingline Lender of the amount of each Swingline Loan and its participation in that Swingline Loan by the Specified Time.

6.5	Relationship with the Revolving Facility

(a)	This Clause 6.5 applies when a Swingline Loan is outstanding or is to be borrowed.

(b)	The Revolving Facility may be used by way of Swingline Loans. The Swingline Facility is not independent of the Revolving Facility.

(c)

Notwithstanding any other term of this Agreement a Lender is only obliged to participate in a Revolving Facility Loan or a Swingline Loan to the extent that it would not result in the Base Currency Amount of its participation and that of a Lender which is its Affiliate in the Loans exceeding its Overall Commitment.

(d)

Where, but for the operation of paragraph (c) above, the Base Currency Amount of a Lender’s participation and that of a Lender which is its Affiliate in the Loans would have exceeded its Overall Commitment, the excess will be apportioned among the other Lenders required under this Agreement to make available a participation in the relevant Loan pro rata according to their relevant Commitments. This calculation will be applied as often as necessary until participations in the Loan are apportioned among the relevant Lenders in a manner consistent with paragraph (c) above.

6.6	Cancellation of Swingline Commitment

The Swingline Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period.

7.	SWINGLINE LOANS

7.1	Swingline

Subject to the terms of this Agreement, the Swingline Lenders make available to the Borrowers a dollar swingline loan facility in an aggregate amount equal to the Total Swingline Commitments.

7.2	Purpose

Each Borrower shall apply all amounts borrowed by it under the Swingline Facility towards the purpose identified in Clause 3.1 (Purpose). A Swingline Loan may not be applied in repayment or prepayment of another Swingline Loan.

7.3	Repayment

Each Borrower that has drawn a Swingline Loan shall repay that Swingline Loan on the last day of its Interest Period.

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7.4	Voluntary prepayment of Swingline Loans

(a)	The Borrower to which a Swingline Loan has been made may prepay at any time the whole of that Swingline Loan.

(b)	Unless a contrary indication appears in this Agreement, any part of the Swingline Facility which is prepaid or repaid may be re-borrowed in accordance with the terms of this Agreement.

7.5	Interest

(a)	The rate of interest on each Swingline Loan for any day during its Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(i)	Margin; and

(ii)	the Federal Funds Rate for that day.

(b)	The Agent shall promptly notify the Swingline Lenders and the relevant Borrower of the determination of the rate of interest under paragraph (a) above.

(c)

If any day during an Interest Period is not a New York Business Day, the rate of interest on a Swingline Loan on that day will be the rate applicable to the immediately preceding New York Business Day.

(d)	Each Borrower shall pay accrued interest on each Swingline Loan made to it on the last day of its Interest Period.

7.6	Interest Period

(a)	Each Swingline Loan has one Interest Period only.

(b)	The Interest Period for a Swingline Loan must be selected in the relevant Utilisation Request.

7.7	Swingline Agent

(a)	The Agent shall perform its duties in respect of the Swingline Facility through the Swingline Agent.

(b)

Notwithstanding any other term of this Agreement and without limiting the liability of any Obligor under the Finance Documents, each Lender shall (in proportion to its share of the Total Revolving Facility Commitments or, if the Total Revolving Facility Commitments are then zero, to its share of the Total Revolving Facility Commitments immediately prior to their reduction to zero) pay to or indemnify the Agent, within three Business Days of demand, for or against any cost, loss or liability (including, without limitation, for negligence or any other category of loss whatsoever) incurred by the Agent or its Affiliate (other than by reason of the Agent’s or the Affiliate’s gross negligence or wilful misconduct) in acting as Agent for the Swingline Facility under the Finance Documents (unless the Agent or its Affiliate has been reimbursed by an Obligor pursuant to a Finance Document).

7.8	Partial payments – Swingline Facility

(a)	If the Agent receives a payment in respect of the Swingline Facility that is insufficient to discharge all the amounts then due and payable by an Obligor under

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the Finance Documents in respect of the Swingline Facility, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in respect of the Swingline Facility in the following order:

(i)	first, in or towards payment pro rata of any unpaid amount owing to the Agent or its Affiliate under the Finance Documents incurred in respect of the Swingline Facility;

(ii)	secondly, in or towards payment pro rata of any accrued interest on a Swingline Loan due but unpaid under this Agreement;

(iii)	thirdly, in or towards payment pro rata of the principal of any Swingline Loan due but unpaid under this Agreement; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents in respect of the Swingline Facility.

(b)	The Agent shall, if so directed by all the Swingline Lenders, vary the order set out in paragraphs (a)(i) to (a)(iv) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by an Obligor and Clause 32.5 (Partial payments) does not apply to the Swingline Facility.

7.9	Loss sharing

(a)

If a Loan or interest on a Loan is not paid in full on its due date, the Agent (if requested to do so in writing by any affected Lender) shall calculate the amount (if any) which needs to be paid or received by each Lender with a Revolving Facility Commitment to place that Lender in the position it would have been in had each Lender (or its Affiliate) with a Revolving Facility Commitment participated in that Loan in the proportion borne by its Revolving Facility Commitment to the Total Revolving Facility Commitments and, if the Total Revolving Facility Commitments are then zero, the proportion borne by its Revolving Facility Commitment to the Total Revolving Facility Commitments immediately prior to their reduction to zero.

(b)

The calculation of the Agent is designed solely to allocate the unpaid amount proportionally between the Lenders with a Revolving Facility Commitment according to their Revolving Facility Commitments and will not take into account any commitment fee or other amount payable under the Finance Documents.

(c)

The Agent will set a date (the “Loss Sharing Date”) on which payments must be made under this Clause 7.9. The Agent shall give at least three Business Days’ notice to each affected Lender of this date and the amount of the payment (if any) to be paid or received by it on this date.

(d)	On the Loss Sharing Date:

(i)	each affected Lender who has to make a payment shall pay to the Agent the relevant amount set out in the notice referred to in paragraph (c) above; and

(ii)	out of the amounts the Agent receives, the Agent shall pay to each affected Lender who is entitled to receive a payment the amount set out in that notice.

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(e)

If the amount actually received by the Agent from the Lenders under paragraph (d) above is insufficient to pay the full amount required to be paid under that paragraph, the Agent shall distribute the amount it actually receives among the affected Lenders pro rata to the amounts they are entitled to receive under that paragraph.

(f)

If a Lender makes a payment to the Agent under this Clause 7.9 then, to the extent that that payment is distributed by the Agent under paragraphs (d) or (e) above, as between the relevant Obligor and that Lender an amount equal to the amount of that distributed payment will be treated as not having been paid by the relevant Obligor.

(g)	Any payment under this Clause 7.9 will not reduce the obligations in aggregate of any Obligor.

8.	OPTIONAL CURRENCIES

8.1	Selection of currency

A Borrower (or the Parent on behalf of a Borrower) shall select the currency of a Loan in a Utilisation Request.

8.2	Unavailability of a currency

If before the Specified Time:

(a)	a Lender notifies the Agent that the Optional Currency requested is not readily available to it in the amount required; or

(b)	a Lender notifies the Agent that compliance with its obligation to participate in a Loan in the proposed Optional Currency would contravene a law or regulation applicable to it,

the Agent will give notice to the relevant Borrower to that effect by the Specified Time. In this event, any Lender that gives notice pursuant to this Clause 8.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender’s proportion of the Base Currency Amount or, in respect of a Rollover Loan, an amount equal to that Lender’s proportion of the Base Currency Amount of the Rollover Loan that is due to be made) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period.

8.3	Participation in a Revolving Facility Loan

Each Lender’s participation in a Revolving Facility Loan will be determined in accordance with paragraph (b) of Clause 5.4 (Lenders’ participation).

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SECTION 4

Repayment, Prepayment and Cancellation

9.	REPAYMENT

9.1	Repayment of Revolving Facility Loans

(a)

Subject to paragraph (c) below, each Borrower which has drawn a Revolving Facility Loan shall repay that Revolving Facility Loan on the last day of its Interest Period and all amounts outstanding under the Revolving Facility shall be repaid on the Termination Date.

(b)	Without prejudice to each Borrower’s obligation under paragraph (a) above, if:

(i)	one or more Revolving Facility Loans are to be made available to a Borrower:

(1)	on the same day that a maturing Revolving Facility Loan is due to be repaid by that Borrower;

(2)	in the same currency as the maturing Revolving Facility Loan (unless it arose as a result of the operation of Clause 8.2 (Unavailability of a currency)); and

(3)	in whole or in part for the purpose of refinancing the maturing Revolving Facility Loan; and

(ii)

the proportion borne by each Lender’s participation in the maturing Revolving Facility Loan to the amount of that maturing Revolving Facility Loan is the same as the proportion borne by that Lender’s participation in the new Revolving Facility Loans to the aggregate amount of those new Revolving Facility Loans, the aggregate amount of the new Revolving Facility Loans shall, unless the Parent notifies the Agent to the contrary in the relevant Utilisation Request, be treated as if applied in or towards repayment of the maturing Revolving Facility Loan so that:

(1)	if the amount of the maturing Revolving Facility Loan exceeds the aggregate amount of the new Revolving Facility Loans:

the relevant Borrower will only be required to make a payment under Clause 32.1 (Payments to the Agent) in an amount in the relevant currency equal to that excess; and

each Lender’s participation in the new Revolving Facility Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation in the maturing Revolving Facility Loans and that Lender will not be required to make a payment under Clause 32.1 (Payments to the Agent) in respect of its participation in the new Revolving Facility Loans; and

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(2)	if the amount of the maturing Revolving Facility Loan is equal to or less than the aggregate amount of the new Revolving Facility Loans:

the relevant Borrower will not be required to make a payment under Clause 32.1 (Payments to the Agent); and

each Lender will be required to make a payment under Clause 32.1 (Payments to the Agent) in respect of its participation in the new Revolving Facility Loans only to the extent that its participation in the new Revolving Facility Loans exceeds that Lender’s participation (if any) in the maturing Revolving Facility Loans and the remainder of that Lender’s participation in the new Revolving Facility Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation in the maturing Revolving Facility Loan.

(c)

At any time when a Lender becomes a Defaulting Lender, the maturity date of each of the participations of that Lender in the Revolving Facility Loans then outstanding will be automatically extended to the Termination Date and will be treated as separate Revolving Facility Loans (the “Separate Loans”) denominated in the currency in which the relevant participations are outstanding.

(d)

A Borrower to whom a Separate Loan is outstanding may prepay that Revolving Facility Loan by giving five Business Days’ prior notice to the Agent. The Agent will forward a copy of a prepayment notice received in accordance with this paragraph (d) to the Defaulting Lender concerned as soon as practicable on receipt.

(e)

Interest in respect of a Separate Loan will accrue for successive Interest Periods selected by the Borrower by the time and date specified by the Agent (acting reasonably) and will be payable by that Borrower to the Agent (for the account of that Defaulting Lender) on the last day of each Interest Period of that Loan.

(f)

The terms of this agreement relating to Revolving Facility Loans generally shall continue to apply to Separate Loans other than to the extent inconsistent with paragraphs (c) to (e) above, in which case those paragraphs shall prevail in respect of any Separate Loan.

10.	EXTENSION OPTION

10.1	Delivery of an Extension Request

(a)

The Parent (i) may request that the Original Termination Date be extended to the First Extended Termination Date by delivery to the Agent of a duly completed Extension Request no more than 180 days and no less than 90 days prior to the Original Termination Date; and (ii) if the Original Termination Date has been extended to the First Extended Termination Date, may request that the First Extended Termination Date be extended to the Second Extended Termination Date by delivery to the Agent a duly completed Extension Request no more than 180 days and no less than 90 days prior to the First Extended Termination Date.

(b)	No more than two Extension Requests may be submitted.

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10.2	Lenders’ discretion

(a)	The Agent shall, following its receipt of an Extension Request, promptly (but in any event within 2 Business Days) notify each Lender of such request.

(b)

Each Lender shall, within 60 days after being notified by the Agent of such request, notify the Agent whether or not it agrees to the Extension Request with respect to all or part of its Commitments (which shall be in its sole discretion). Any such notice by a Lender shall be binding and irrevocable on such Lender.

(c)

Any Lender who fails to give such notice to the Agent within such 60 days shall be deemed to have refused the Extension Request, unless the Parent and the relevant Lender agree an alternative date for such Lender’s response.

(d)	The Agent shall notify the Parent and the other Lenders of the response of each Lender as soon as reasonably practicable (but in any event within 3 Business Days) following its receipt.

(e)

If some, but not all, of the Lenders notify the Agent in accordance with this Clause 10 that they agree to the Extension Request, the Parent may no later than five Business Days before the Original Termination Date or First Extended Termination Date (as applicable) notify the Agent that the Parent does not wish to extend the then Termination Date in accordance with the Extension Request. If the Parent does so notify the Agent, the Termination Date shall not be extended in accordance with this Clause 10.

(f)	If any Lender:

(i)	confirms it does not agree to the Extension Request or the Extension Request in respect of its full participation in the Facility; or

(ii)	does not notify the Agent in writing within the applicable timeframe in accordance with paragraph (b) of Clause 10.2,

then the Parent may, no less than 25 days prior to the then-current Termination Date, in writing via the Agent offer that Lender’s share of the Facilities or the declined part of the extension requested in the Extension Request (the “Additional Offer”) to each other Lender that has indicated it is willing to participate in the extension and each such Lender shall in writing via the Agent, by no later than ten days from the date of receipt of the Additional Offer by the Agent, notify the Agent and the Parent in writing whether it agrees to provide that share of the Facilities. The Agent shall act promptly in dealing with such requests and shall promptly notify the Parent and the other Lenders of any Lender which agrees to an Additional Offer.

(g)

If no, or insufficient, Lenders are willing to provide the extension requested in the Extension Request (or have not notified the Agent in writing within the required time periods set out in paragraph (f) above), the Parent may (at its discretion) offer, on the same terms, the declined part of the extension requested in the Extension Request (the “Third Party Extension Offer”) to any other bank, financial institution, trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (a “Third Party Extension Lender”).

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(h)	The Parent shall promptly notify the Agent and the other Lenders of any Third Party Extension Lender which agrees to a Third Party Extension Offer.

10.3	Extension

(a)

Subject to compliance with Clauses 10.1 (Delivery of an Extension Request) and 10.2 (Lender’s discretion) (as applicable), the Parent may then formally confirm that one or more Lenders or any Third Party Extension Lender (each an “Extension Lender”) has agreed to the extension (subject to compliance with the above provisions) by delivering to the Agent an Extension Confirmation duly signed by itself and each Extension Lender that has agreed to participate in the extension.

(b)

By countersigning an Extension Confirmation each such entity shall irrevocably commit, in respect of the Commitments set out against its name, to the extension and, in the case of a Third Party Extension Lender, to become a Lender and party to this agreement in accordance with Clause 27.11 (Extension Lender).

(c)

Upon receipt of a duly completed Extension Confirmation, the Agent shall promptly acknowledge receipt of that request and, if appropriate, the accession of the relevant Lenders to this agreement and shall promptly inform the Lenders and the Parent in writing of that receipt. The Agent shall only be obliged to sign an Extension Confirmation upon its completion of all “know your customer” checks or other similar checks relating to any person under any applicable laws or regulations that it is required to carry out in relation to the accession of any entity as a Lender.

(d)	If the other provisions of this Clause 10.3 are met prior to the then Termination Date, each Party:

(i)

agrees that the Total Commitments or the portion of Total Commitments referred to in the Extension Confirmation, as applicable, shall be extended to the First Extended Termination Date or the Second Extended Termination Date (as applicable);

(ii)	authorises and instructs the Agent to countersign the Extension Confirmation to record the extension as set out in this Clause 10, and on the applicable Termination Date, that portion of the Facility and the Total Commitments which are not being extended pursuant to this Clause 10 shall be repaid in accordance with Clause 10.4 (Refusing Banks) below.

(e)

Subject to the relevant Extension Confirmation being signed by the Agent, the Parent and the relevant Extension Lenders, the Total Commitments or the portion of Total Commitments referred to in the Extension Confirmation, as applicable, shall be extended to the First Extended Termination Date or the Second Extended Termination Date (as applicable) for the purpose of this Agreement and the other Finance Documents.

(f)

The Extension Lenders hereby authorise and empower the Agent to make such amendments (which are administrative in nature) to this agreement so as to allow the Total Commitments to be extended to the First Extended Termination Date or the Second Extended Termination Date (as applicable) in accordance with the provisions of this Clause 10.

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10.4	Refusing Banks

(a)

This Clause 10.4 shall apply only where one or more than one Extension Lender agrees to an Extension Request and the then Original Termination Date or the First Extended Termination Date (as applicable) is extended in accordance with Clause 10.3 (Extension) above.

(b)

Any Lender which refuses (or is deemed to have refused) an Extension Request (a “Refusing Lender”) shall not, after such refusal (or deemed refusal) be obliged to participate in the making of any Loan under the Facilities which is the subject of that Extension Request if the proposed date for the making of such Loan falls on a day which is not within the applicable Availability Period prior to the extension in accordance with Clause 10.3 (Extension) above.

(c)

On the Original Termination Date or the First Extended Termination Date (as applicable), the Parent shall repay (or procure the repayment to) each Refusing Lender such Refusing Lender’s share of each outstanding Loan under the Facilities which is the subject of the relevant Extension Request and all other sums in relation thereto then due pursuant to the Finance Documents but unpaid together with accrued interest thereon.

(d)

The Commitment of each Refusing Lender held by that Refusing Lender as at the Original Termination Date and the First Extended Termination Date (as applicable) shall automatically be cancelled and reduced to zero on the Original Termination Date or the First Extended Termination Date (as applicable) (provided that if a Refusing Lender has, no later than three Business Days before the Original Termination Date or the First Extended Termination Date (as applicable), transferred all of its Commitment to one or more Lenders (new or existing) which have, no later than three Business Days before the Original Termination Date or, if applicable, the First Extended Termination Date, notified the Agent in writing that they agree to the relevant Extension Request, such Commitment held by such transferee Lender (new or existing) on the Original Termination Date and the First Extended Termination Date (as applicable) shall not be cancelled).

10.5	Extension Fees

If any extension is so agreed, the Parent shall pay to the Agent (for the account of each Extension Lender) an extension fee in an amount in the amount agreed between the Parent and the relevant Extension Lender(s). Such fee shall be payable on the date which, but for the exercise of the extension option pursuant to this Clause 10.5, would be the Termination Date unless the relevant Extension Lenders otherwise agree.

10.6	Responsibility of Existing Lender to Third Party Extension Lender

Clause 27.5 (Limitation of Responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 10 in relation to a Third Party Extension Lender as if references in that clause to:

(a)	an “Existing Lender” were references to all the Lenders immediately prior to the relevant extension;

(b)	the “New Lender” were references to that “Third Party Extension Lender”; and

(c)	a “re-transfer” and “re-assignment” were references to respectively a “transfer” and “assignment”.

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11.	PREPAYMENT AND CANCELLATION

11.1	Illegality

If, in any applicable jurisdiction, it becomes unlawful for any Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan or it becomes unlawful for any Affiliate of a Lender for that Lender to do so:

(a)	that Lender shall promptly notify the Agent upon becoming aware of that event;

(b)

upon the Agent notifying the Parent, the Available Revolving Facility Commitment and the Available Swingline Commitment of that Lender and of any Affiliate of that Lender which is a Swingline Lender will be immediately cancelled (to the greatest extent possible which does not result in that Lender (or its Affiliate) failing to meet the requirements set out in paragraph (e) of Clause 27.3 (Other conditions of assignment or transfer)); and

(c)

to the extent that the Lender’s (and any such Affiliate’s) participation has not been transferred pursuant to paragraph (a) of Clause 11.5 (Right of replacement or repayment and cancellation in relation to a single Lender), each Borrower shall repay that Lender’s (and any such Affiliate’s) participation in the Loans made to that Borrower on the last day of the Interest Period for each Loan occurring after the Agent has notified the Parent or, if earlier, the date specified by the Lender and any such Affiliates in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s (and any such Affiliate’s) corresponding Commitment(s) shall be immediately cancelled in the amount of the participations repaid.

11.2	Change of control

If:

(a)	at any time prior to the occurrence of a Qualifying IPO:

(i)	any Permitted Holder ceases to (directly or indirectly) hold more than 22.5 per cent. of the issued share capital (or voting power) in the Parent;

(ii)	any Permitted Holder holds (directly or indirectly) more than 50 per cent. of the issued share capital (or voting power) in the Parent;

(iii)	any person or group of persons acting in concert (other than the Permitted Holders) holds more than 10 per cent. of the issued share capital (or voting power) in the Parent; or

(iv)	the Permitted Holders cease to have the power to appoint or remove the majority of the board of directors of the Parent;

in each case, other than pursuant to a Qualifying IPO; or

(b)	at any time following the occurrence of a Qualifying IPO:

(i)

any person or group of persons acting in concert (other than the Permitted Holders) acquires the power to cast or control the casting of more than 35% of the maximum number of votes that might be cast at a general meeting of the Parent; or

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(ii)	the Parent is no longer listed on an exchange located in London, New York or any EEA Member Country,

then:

(1)

the Parent shall promptly notify the Agent upon becoming aware of that event, and the Agent shall promptly (and in any event within one Business Day) notify the Lenders of the same (notification to the Lenders by the Agent being the “Agent Notification”);

(2)	a Lender shall not be obliged to fund a Utilisation (except for a Rollover Loan); and

(3)

if any Lender so requires by notice to the Agent within 10 Business Days of the Agent Notification, the Agent shall, by not less than 30 days’ notice to the Parent, cancel the relevant portion of the Total Commitments attributable to that Lender and if any Affiliate of that Lender which is a Swingline Lender and declare all participations made by such Lender in any outstanding Loans, together with accrued interest thereon, and all other amounts accrued under the Finance Documents in respect of such Lender, immediately due and payable, whereupon such portion of the Total Commitments will be cancelled and all such outstanding amounts will become immediately due and payable.

For the purposes of this Clause: “acting in concert” means, a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition directly or indirectly of shares in the Parent by any of them, either directly or indirectly.

11.3	Voluntary cancellation

(a)

Subject to paragraph (b) below, the Parent may, if it gives the Agent not less than 5 Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of $5,000,000) of the Available Facility. Any cancellation under this Clause 11.3 shall reduce the Commitments of the Lenders rateably under the Facilities.

(b)

The Parent may not make a cancellation pursuant to paragraph (a) above to the extent that that cancellation would result in a Lender (or its Affiliate) failing to meet the requirement set out in paragraph (e) of Clause 27.3 (Other conditions of assignment or transfer).

11.4	Voluntary prepayment of Loans

The Borrower to which a Revolving Facility Loan has been made may, if it gives the Agent not less than:

(a)	in the case of a Term Rate Loan, 5 Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice; or

(b)	in the case of a Compounded Rate Loan, 5 RFR Banking Days’ (or such shorter period as the Majority Lenders may agree) prior notice,

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prepay the whole or any part of a Revolving Facility Loan (but if in part, being an amount that reduces the Base Currency Amount of the Revolving Facility Loan by a minimum amount of $5,000,000) provided that if the Loan is a Compounded Rate Loan no more than four voluntary prepayments may be made in any Financial Year pursuant to this Clause 11.4 (unless approved by the Agent in writing).

11.5	Right of replacement or repayment and cancellation in relation to a single Lender

(a)	If:

(i)	a Borrower is obliged to repay any amount in accordance with Clause 11.1 (Illegality) or any sum payable to any Lender by an Obligor is required to be increased under Clause 16.2 (Tax gross-up);

(ii)	any Lender claims indemnification from the Parent under Clause 16.3 (Tax indemnity), Clause 17.1 (Increased Costs);

(iii)	any Lender invokes Clause 14.3 (Market disruption); or

(iv)	any Lender becomes a Defaulting Lender or a Non-Consenting Lender,

the Parent may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, or whilst such Lender remains a Lender which is invoking Clause 14.3 (Market disruption) or remains a Defaulting Lender or Non-Consenting Lender:

(1)

give the Agent notice of cancellation of the Commitment(s) of that Lender and of any Affiliate of that Lender which is a Swingline Lender and its intention to procure the repayment of that Lender’s and any such Affiliate’s participation in the Loans; or

(2)	give the Agent notice of its intention to replace that Lender (together with any Affiliate of that Lender) in accordance with Clause 38.6 (Replacement of a Lender).

(b)	On receipt of a notice of cancellation referred to in paragraph (a) above, the Available Commitment(s) of that Lender and of any such Affiliate shall be immediately reduced to zero.

(c)

On the last day of each Interest Period which ends after the Parent has given notice of cancellation under paragraph (a) above (or, if earlier, the date specified by the Parent in that notice), each Borrower to which a Loan is outstanding shall repay that Lender’s participation in that Loan and that Lender’s corresponding Commitment(s) shall be immediately cancelled in the amount of the participations repaid.

11.6	Right of cancellation in relation to a Defaulting Lender

(a)

If any Lender becomes a Defaulting Lender, the Parent may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent five Business Days’ notice of cancellation of each Available Commitment of that Lender.

(b)	On the notice referred to in paragraph (a) above becoming effective, each Available Commitment of the Defaulting Lender shall immediately be reduced to zero.

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(c)	The Agent shall as soon as practicable after receipt of a notice referred to in paragraph (a) above, notify all the Lenders.

11.7	Restrictions

(a)

Any notice of cancellation or prepayment given by any Party under this Clause 11 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)	Unless a contrary indication appears in this Agreement, any part of a Facility which is prepaid or repaid may be reborrowed in accordance with the terms of this Agreement.

(d)	The Borrowers shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(e)	Subject to Clause 2.2 (Increase), no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f)	If the Agent receives a notice under this Clause 11 it shall promptly forward a copy of that notice to either the Parent or the affected Lender, as appropriate.

(g)

If all or part of a Loan under a Facility is repaid or prepaid and is not available for redrawing (other than by operation of Clause 4.2 (Further conditions precedent)), an amount of that Lender’s Commitment (equal to the Base Currency Amount of the amount of the Loan which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment.

11.8	Application of prepayments

Any prepayment of a Loan (other than a prepayment pursuant to pursuant to Clause 11.1 (Illegality), Clause 11.5 (Right of Replacement or Cancellation in relation to a Single Lender) or Clause 38.6 (Replacement of a Lender) shall be applied pro rata to each Lender’s participation in that Loan.

SECTION 5

Costs of Utilisation

12A RATE SWITCH

12A.1 Switch to Compounded Reference Rate

Subject to Clause 12A (Delayed switch for existing Term Rate Loans), on and from the Rate Switch Date for a Rate Switch Currency:

(a)	use of the Compounded Reference Rate will replace the use of the Term Reference Rate for the calculation of interest for Loans in that Rate Switch Currency; and

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(b)	any Loan or Unpaid Sum in that Rate Switch Currency shall be a “Compounded Rate Loan” and Clause 12.2 (Calculation of interest – Compounded Rate Loans) shall apply to each such Loan or Unpaid Sum.

12A.2 Delayed switch for existing Term Rate Loans

If the Rate Switch Date for a Rate Switch Currency falls before the last day of an Interest Period for a Term Rate Loan in that currency:

(a)	that Loan shall continue to be a Term Rate Loan for that Interest Period and Clause 12.1 (Calculation of interest – Term Rate Loans) shall continue to apply to that Loan for that Interest Period; and

(b)	on and from the first day of the next Interest Period (if any) for that Loan:

(i)	that Loan shall be a “Compounded Rate Loan”; and

(ii)	Clause 12.2 (Calculation of interest – Compounded Rate Loans) shall apply to that Loan.

12A.3 Early termination of Interest Periods for existing Term Rate Loans

If:

(a)	an Interest Period for a Term Rate Loan would otherwise end on a day which falls after the Rate Switch Date for the currency of that Loan; and

(b)	prior to the date of selection of that Interest Period:

(i)	the Backstop Rate Switch Date for that currency was scheduled to occur during that Interest Period; or

(ii)	notice of a Rate Switch Trigger Event Date for that currency falling during that Interest Period had been given pursuant to paragraph (a)(ii) of Clause 12A.4 (Notifications by Agent),

that Interest Period will instead end on the Rate Switch Date for the currency of that Loan.

12A.4 Notifications by Agent

(a)	Following the occurrence of a Rate Switch Trigger Event for a Rate Switch Currency, the Agent shall:

(i)	promptly upon becoming aware of the occurrence of that Rate Switch Trigger Event, notify the Parent and the Lenders of that occurrence; and

(ii)	promptly upon becoming aware of the date of the Rate Switch Trigger Event Date applicable to that Rate Switch Trigger Event, notify the Parent and the Lenders of that date.

(b)	The Agent shall, promptly upon becoming aware of the occurrence of the Rate Switch Date for a Rate Switch Currency, notify the Parent and the Lenders of that occurrence.

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12A.5 Rate switch definitions

In this Agreement:

“Backstop Rate Switch Date” means in relation to a Rate Switch Currency:

(a)	the date (if any) specified as such in the applicable Reference Rate Terms; or

(b)	any other date agreed as such between the Agent, the Majority Lenders and the Parent in relation to that currency.

“Rate Switch Currency” means a Term Rate Currency:

(a)	which is specified as a “Rate Switch Currency” in the applicable Reference Rate Terms; and

(b)	for which there are Reference Rate Terms applicable to Compounded Rate Loans.

“Rate Switch Date” means:

(a)	in relation to a Rate Switch Currency, the earlier of:

(i)	the Backstop Rate Switch Date; and

(ii)	any Rate Switch Trigger Event Date,

for that Rate Switch Currency; or

(b)	in relation to a Rate Switch Currency which:

(i)	becomes a Rate Switch Currency after the date of this Agreement; and

(ii)	for which there is a date specified as the “Rate Switch Date” in the applicable Reference Rate Terms,

that date.

“Rate Switch Trigger Event” means:

(a)	in relation to any Rate Switch Currency and the Primary Term Rate applicable to Loans in that Rate Switch Currency:

(i)

(1)	the administrator of that Primary Term Rate or its supervisor publicly announces that such administrator is insolvent; or

(2)

information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Primary Term Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Primary Term Rate;

(ii)

the administrator of that Primary Term Rate publicly announces that it has ceased or will cease to provide that Primary Term Rate for all available Quoted Tenor(s) permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Primary Term Rate for all available Quoted Tenor(s);

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(iii)

the supervisor of the administrator of that Primary Term Rate publicly announces that such Primary Term Rate has been or will be permanently or indefinitely discontinued for all available Quoted Tenor(s); or

(iv)	the administrator of that Primary Term Rate or its supervisor publicly announces that that Primary Term Rate for all available Quoted Tenor(s) may no longer be used.

“Rate Switch Trigger Event Date” means, in relation to a Rate Switch Currency:

(a)

in the case of an occurrence of a Rate Switch Trigger Event for that Rate Switch Currency described in paragraph (a)(i) of the definition of “Rate Switch Trigger Event”, the date on which the relevant Primary Term Rate ceases to be published or otherwise becomes unavailable; and

(b)

in the case of an occurrence of a Rate Switch Trigger Event for that Rate Switch Currency described in paragraphs (a)(ii), (a)(iii) or (a)(iv) of the definition of “Rate Switch Trigger Event”, the date on which the relevant Primary Term Rate for all available Quoted Tenor(s) ceases to be published or otherwise becomes unavailable.

12.	INTEREST

12.1	Calculation of interest – Term Rate Loans

The rate of interest on each Term Rate Loan for an Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin; and

(b)	Term Reference Rate.

12.2	Calculation of interest – Compounded Rate Loans

(a)	The rate of interest on each Compounded Rate Loan for any day during an Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(i)	Margin; and

(ii)	Compounded Reference Rate for that day.

(b)

If any day during an Interest Period for a Compounded Rate Loan is not an RFR Banking Day, the rate of interest on that Compounded Rate Loan for that day will be the rate applicable to the immediately preceding RFR Banking Day.

12.3	Payment of interest

The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six-monthly periods after the first day of the Interest Period).

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12.4	Default interest

(a)

If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is one per cent. per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 12.4 shall be immediately payable by the Obligor on demand by the Agent.

(b)	If any overdue amount consists of all or part of a Term Rate Loan and which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)

the rate of interest applying to the overdue amount during that first Interest Period shall be one per cent. per annum higher than the rate which would have applied if the overdue amount had not become due.

(c)

Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

12.5	Notifications

(a)	The Agent shall promptly notify the relevant Lenders and the relevant Borrower of the determination of a rate of interest relating to a Term Rate Loan.

(b)	The Agent shall promptly upon a Compounded Rate Interest Payment being determinable notify:

(i)	the relevant Borrower of that Compounded Rate Interest Payment;

(ii)	each relevant Lender of the proportion of that Compounded Rate Interest Payment which relates to that Lender’s participation in the relevant Compounded Rate Loan; and

(iii)	the relevant Lenders and the relevant Borrower of:

(1)	each applicable rate of interest relating to the determination of that Compounded Rate Interest Payment; and

(2)	to the extent it is then determinable, the Market Disruption Rate (if any) relating to the relevant Compounded Rate Loan.

This paragraph (b) shall not apply to any Compounded Rate Interest Payment determined pursuant to Clause 14.4 (Cost of funds).

(c)	The Agent shall promptly notify the relevant Borrower of each Funding Rate relating to a Loan.

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(d)

The Agent shall promptly notify the relevant Lenders and the relevant Borrower of the determination of a rate of interest relating to a Compounded Rate Loan to which Clause 14.4 (Cost of funds) applies.

(e)	This Clause 12.5 shall not require the Agent to make any notification to any Party on a day which is not a Business Day.

13.	INTEREST PERIODS

13.1	Selection of Interest Periods

(a)	A Borrower (or the Parent on behalf of a Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan.

(b)	Subject to this Clause 13, a Borrower (or the Parent) may:

(i)	select an Interest Period for a Revolving Facility Loan of one, two, three or six months; and

(ii)	select an Interest Period for a Revolving Facility Loan of one week on no more than twelve separate occasions in any Financial Year and up to a maximum number of two times per month,

or, in each case, any other period agreed between the Parent, the Agent and all the Lenders in relation to the relevant Revolving Facility Loan.

(c)	An Interest Period for a Loan shall not extend beyond the Termination Date.

(d)	Each Interest Period for a Loan shall start on the Utilisation Date.

(e)	A Loan has one Interest Period only.

(f)	No Interest Period for a Compounded Rate Loan shall be longer than six Months.

(g)

The length of an Interest Period of a Term Rate Loan shall not be affected by that Term Rate Loan becoming a “Compounded Rate Loan” for that Interest Period pursuant to Clause 14.1 (Calculation of interest if no Primary Term Rate).

13.2	Non-Business Days

(a)	The proposed Interest Period for a Swingline Loan must end on a Business Day.

(b)	Any rules specified as “Business Day Conventions” in the applicable Reference Rate Terms for a Loan or Unpaid Sum shall apply to each Interest Period for that Loan or Unpaid Sum.

14.	CHANGES TO THE CALCULATION OF INTEREST

14.1	Interest calculation if no Primary Term Rate

(a)

Interpolated Primary Term Rate: If no Primary Term Rate is available for the Interest Period of a Term Rate Loan, the applicable Term Reference Rate shall be the Interpolated Primary Term Rate for a period equal in length to the Interest Period of that Loan.

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(b)

Shortened Interest Period: If paragraph (a) above applies but it is not possible to calculate the Interpolated Primary Term Rate, the Interest Period of the Loan shall (if it is longer than the applicable Fallback Interest Period) be shortened to the applicable Fallback Interest Period and the applicable Term Reference Rate shall be determined pursuant to the definition of “Term Reference Rate”.

(c)

Shortened Interest Period and Historic Primary Term Rate: If paragraph (b) above applies but no Primary Term Rate is available for the Interest Period of that Loan and it is not possible to calculate the Interpolated Primary Term Rate, the applicable Term Reference Rate shall be the Historic Primary Term Rate for that Loan.

(d)

Shortened Interest Period and Interpolated Historic Primary Term Rate: If paragraph (c) above applies but no Historic Primary Term Rate is available for the Interest Period of the Loan, the applicable Term Reference Rate shall be the Interpolated Historic Primary Term Rate for a period equal in length to the Interest Period of that Loan.

(e)	Alternative Term Rate: the applicable Term Reference Rate shall be the aggregate of:

(i)	the Alternative Term Rate as of the Quotation Time for a period equal in length to the Interest Period of that Loan; and

(ii)	any applicable Alternative Term Rate Adjustment.

(f)

Interpolated Alternative Term Rate: If paragraph (e) above applies but no Alternative Term Rate is available for the Interest Period of that Loan, the applicable Term Reference Rate shall be the aggregate of:

(i)	the Interpolated Alternative Term Rate for a period equal in length to the Interest Period of that Loan; and

(ii)	any applicable Alternative Term Rate Adjustment.

(g)	Compounded Reference Rate, fixed Central Bank Rate or cost of funds: If paragraph (f) above applies but it is not possible to calculate the Interpolated Alternative Term Rate then:

(i)

if “Compounded Reference Rate will apply as a fallback” is specified in the Reference Rate Terms for that Loan and there are Reference Rate Terms applicable to Compounded Rate Loans in the relevant currency:

(1)	there shall be no Term Reference Rate for that Loan for that Interest Period and Clause 12.1 (Calculation of interest – Term Rate Loans) will not apply to that Loan for that Interest Period; and

(2)	that Loan shall be a “Compounded Rate Loan” for that Interest Period and Clause 12.2 (Calculation of interest – Compounded Rate Loans) shall apply to that Loan for that Interest Period; and

(ii)

if “fixed Central Bank Rate will apply as a fallback” is specified in the Reference Rate Terms for that Loan, the Interest Period of that Loan shall (if it is longer than the applicable Fallback Interest Period) be shortened to the applicable Fallback Interest Period and the applicable Term Reference Rate will be:

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(1)	the percentage rate per annum which is the aggregate of:

(A)	the Central Bank Rate for the Quotation Date; and

(B)	any applicable Central Bank Rate Adjustment; or

(2)	if the Central Bank Rate for the Quotation Day is not available, the percentage rate per annum which is the aggregate of:

(A)	the most recent Central Bank Rate for a day which is no more than five days before the Quotation Day; and

(B)	any applicable Central Bank Rate Adjustment;

(iii)	if:

(1)	“Compounded Reference Rate will not apply as a fallback”; and

(2)	“Cost of funds will apply as a fallback”,

are specified in the Reference Rate Terms for that Loan, Clause 14.4 (Cost of funds) shall apply to that Loan for that Interest Period.

14.2	Interest calculation if no RFR or Central Bank Rate

If:

(a)

there is no applicable RFR or Central Bank Rate for the purposes of calculating the Daily Non-Cumulative Compounded RFR Rate for an RFR Banking Day during an Interest Period for a Compounded Rate Loan; and

(b)	“Cost of funds will apply as a fallback” is specified in the Reference Rate Terms for that Loan,

Clause 14.4 (Cost of funds) shall apply to that Loan for that Interest Period.

14.3	Market disruption

If:

(a)	a Market Disruption Rate is specified in the Reference Rate Terms for a Loan; and

(b)

before the Reporting Time for that Loan the Agent receives notifications from a Lender or Lenders (whose participations in that Loan exceed 50 per cent. of that Loan) that its cost of funds relating to its participation in that Loan would be in excess of that Market Disruption Rate, then Clause 14.4 (Cost of funds) shall apply to that Loan for the relevant Interest Period.

14.4	Cost of funds

(a)

If this Clause 14.4 applies to a Loan for an Interest Period neither Clause 12.1 (Calculation of interest – Term Rate Loans) nor Clause 12.2 (Calculation of interest – Compounded Rate Loans) shall apply to that Loan for that Interest Period and the rate of interest on each Lender’s share of that Loan for that Interest Period shall be the percentage rate per annum which is the sum of:

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(i)	the applicable Margin; and

(ii)

the rate notified to the Agent by that Lender as soon as practicable and in any event by the Reporting Time for that Loan, to be that which expresses as a percentage rate per annum its cost of funds relating to its participation in that Loan.

(b)

If this Clause 14.4 applies and the Agent or the Parent so requires, the Agent and the Parent shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(c)	Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Parent, be binding on all Parties.

(d)	If this Clause 14.4 applies pursuant to Clause 14.3 (Market disruption) and:

(i)	a Lender’s Funding Rate is less than the relevant Market Disruption Rate; or

(ii)	a Lender does not notify a rate to the Agent by the relevant Reporting Time,

that Lender’s cost of funds relating to its participation in that Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be the Market Disruption Rate for that Loan.

(e)	If this Clause 14.4 applies the Agent shall, as soon as is practicable, notify the Parent.

14.5	Break Costs

(a)

If an amount is specified as Break Costs in the Reference Rate Terms for a Loan or Unpaid Sum, each Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs (if any) attributable to all or any part of that Loan or Unpaid Sum being paid by that Borrower on a day prior to the last day of an Interest Period for that Loan or Unpaid Sum.

(b)

Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in respect of which they become, or may become, payable.

15.	FEES

15.1	Commitment fee

(a)

The Parent shall pay to the Agent (for the account of each Lender) a fee in the Base Currency computed at the rate of 35 per cent. per annum of the Margin on that Lender’s Available Commitment for the Availability Period.

(b)

The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective.

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(c)	No commitment fee is payable to the Agent (for the account of a Lender) on any Available Commitment for that Lender on any day on which that Lender is a Defaulting Lender.

15.2	Arrangement fee

The Parent shall pay to the Mandated Lead Arranger an arrangement fee in the amount and at the times agreed in a Fee Letter.

15.3	Utilisation fee

(a)

For each day on which the aggregate outstanding Base Currency Amount of the Loans is greater than 33 per cent., but less than 66 per cent. of the Total Commitments, the Parent shall pay to the Agent (for the account of each Lender) a utilisation fee in the Base Currency computed at a rate of 0.25 per cent. per annum of the aggregate outstanding amount of the Loans.

(b)

For each day on which the aggregate outstanding Base Currency Amount of the Loans is greater than 66 per cent. or more of the Total Commitments, the Parent shall pay to the Agent (for the account of each Lender) a utilisation fee in the Base Currency computed at a rate of 0.50 per cent. per annum of the aggregate outstanding amount of the Loans.

(c)

The accrued utilisation fee is payable on the last day of each successive period of three Months which ends during the Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective.

(d)

For the avoidance of doubt, no utilisation fee shall be payable for any day on which the aggregate outstanding Base Currency Amount of the Loans is equal to or less than 33 per cent. of the Total Commitments.

(e)	No utilisation fee is payable to the Agent (for the account of a Lender) on the participation of that Lender in any Loan for any day on which that Lender is a Defaulting Lender.

15.4	Agency fee

(a)	The Parent shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

(b)

The fees, commissions and expenses payable to the Agent for services rendered and the performance of its obligations under this Agreement shall not be abated by any remuneration or other amounts or profits receivable by the Agent (or by any of its associates) in connection with any transaction effected by the Agent with or for the Lenders or the Parent.

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SECTION 6

Additional Payment Obligations

16.	TAX GROSS-UP AND INDEMNITIES

16.1	Definitions

In this Agreement:

“Borrower DTTP Filing” means an HM Revenue & Customs’ Form DTTP2 duly completed and filed by the relevant Borrower relating to a Treaty Lender that is not an Original Lender and which contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the documentation which it executes on becoming a Party as a Lender and is filed:

(a)	where the Borrower is a Borrower as at the date on which the Treaty Lender becomes a Party as a Lender, is filed with HM Revenue & Customs within 30 days of that date; and

(b)

where the Borrower is not a Borrower as at the date on which that Treaty Lender becomes a Party as a Lender, is filed with HM Revenue & Customs within 30 days of the date on which that Borrower becomes an Additional Borrower.

“Protected Party” means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Qualifying Lender” means:

(a)	a Lender, which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is:

(i)	a Lender:

(1)

which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Finance Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA; or

(2)

in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

(ii)	a Lender which is:

(1)	a company resident in the United Kingdom for United Kingdom tax purposes;

(2)	a partnership each member of which is:

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(A)	a company so resident in the United Kingdom; or

(B)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA;

(3)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or

(iii)	a Treaty Lender; or

(b)	a Lender which is a building society (as defined for the purpose of section 880 of the ITA) making an advance under a Finance Document.

“Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes;

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 16.2 (Tax gross-up) or a payment under Clause 16.3 (Tax indemnity).

“Treaty Lender” means a Lender which:

(a)	is treated as a resident of a Treaty State for the purposes of the Treaty;

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(b)	does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loan is effectively connected; and

(c)

meets any other criteria which must be fulfilled under the Treaty by residents of the Treaty State for such residents to be entitled to full exemption under the Treaty from tax imposed by the United Kingdom on interest except that for this purpose it shall be assumed that the following are satisfied:

(i)

any condition which relates (expressly or by implication) to there not being a special relationship between the relevant Obligor and the Lender or between both of them and another person, or to the amounts or terms of any Loan or the Finance Documents, or to any other matter (other than those relating to the Lender’s owners and capital structure) that is outside the control of that Lender; and

(ii)	any necessary procedural formalities.

“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

“UK Non-Bank Lender” means where a Lender becomes a Party after the day on which this Agreement is entered into, a Lender which gives a Tax Confirmation in the documentation which it executes on becoming a Party.

Unless a contrary indication appears, in this Clause 16 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

16.2	Tax gross-up

(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)

The Parent shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Parent and that Obligor.

(c)

If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)	A payment shall not be increased under paragraph (c) above by reason of a Tax Deduction on account of Tax imposed by the United Kingdom, if on the date on which the payment falls due:

(i)

the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority; or

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(ii)	the relevant Lender is a Qualifying Lender solely by virtue of paragraph (a)(ii) of the definition of “Qualifying Lender” and:

(1)

an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and that Lender has received from the Obligor making the payment or from the Parent a certified copy of that Direction; and

(2)	the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or

(iii)	the relevant Lender is a Qualifying Lender solely by virtue of paragraph (a)(ii)of the definition of “Qualifying Lender” and:

(1)	the relevant Lender has not given a Tax Confirmation to the Parent; and

(2)

the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the Parent, on the basis that the Tax Confirmation would have enabled the Parent to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or

(iv)

the relevant Lender is a Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (g) or (h) (as applicable) below.

(e)

If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(f)

Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment a statement under section 975 of the ITA or other evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(g)

(i)

Subject to paragraph (ii) below, a Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

(ii)

(1)

A Treaty Lender which becomes a Party on the date on which this Agreement is entered into that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in Part Band Part C of Schedule 1 (The Original Parties); and

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(2)

a Treaty Lender which becomes a Party after the date of this Agreement and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in the documentation which it executes on becoming a Party as a Lender, and, having done so, that Lender shall be under no obligation pursuant to paragraph (i) above.

(h)	If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (g)(ii) above and:

(i)	a Borrower making a payment to that Lender has not made a Borrower DTTP Filing in respect of that Lender; or

(ii)	a Borrower making a payment to that Lender has made a Borrower DTTP Filing in respect of that Lender but:

(1)	that Borrower DTTP Filing has been rejected by HM Revenue & Customs;

(2)	HM Revenue & Customs has not given the Borrower authority to make payments to that Lender without a Tax Deduction within 60 days of the date of the Borrower DTTP Filing; or

(3)	HM Revenue & Customs has given the Borrower authority to make payments to that Lender without a Tax Deduction but such authority has subsequently been revoked or expired,

and in each case, the Borrower has notified that Lender in writing, that Lender and the Borrower shall co-operate in completing any additional procedural formalities necessary for that Borrower to obtain authorisation to make that payment without a Tax Deduction.

(i)

If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with paragraph (g)(ii) above, no Obligor shall make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender’s Commitment or its participation in any Loan unless the Lender otherwise agrees.

(j)	Nothing in paragraph (i) above shall require a Treaty Lender to:

(i)	register under the HMRC DT Treaty Passport scheme; or

(ii)	apply the HMRC DT Treaty Passport scheme to any Loan if it has so registered.

(k)	A Borrower shall, promptly on making a Borrower DTTP Filing, deliver a copy of that Borrower DTTP Filing to the Agent for delivery to the relevant Lender.

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(l)	A UK Non-Bank Lender which becomes a Party on the date on which this Agreement is entered into gives a Tax Confirmation to the Parent by entering into this Agreement.

(m)	A UK Non-Bank Lender shall promptly notify the Parent and the Agent if there is any change in the position from that set out in the Tax Confirmation.

16.3	Tax indemnity

(a)

The Parent shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(1)

under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(2)	under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income, profit or gains received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)	to the extent a loss, liability or cost:

(1)	is compensated for by an increased payment under Clause 16.2 (Tax gross-up);

(2)

would have been compensated for by an increased payment under Clause 16.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (d) of Clause 16.2 (Tax gross-up) applied;

(3)

comprises interest and penalties that are solely attributable to the unreasonable delay of a Finance Party in informing the Parent after becoming aware that a Tax Payment under this Clause 16.3 would be due or in accounting for a Tax Payment to the relevant Tax Authority following the actual receipt by that Finance Party of the Tax Payment in question; or

(4)	relates to a FATCA Deduction required to be made by a Party.

(c)

A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Parent.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 16.3, notify the Agent.

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16.4	Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	that Finance Party (or any member of a group for Tax purposes of which that Finance Party forms a part) has obtained and utilised that Tax Credit,

the Finance Party shall promptly pay an amount to the Obligor which that Finance Party determines will leave it (after that payment and, if applicable, together with the members of any group for Tax purposes of which that Finance Party forms part) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

16.5	Lender status confirmation

Each Lender which becomes a Party to this Agreement after the date of this Agreement shall indicate, in the documentation which it executes on becoming a Party, and for the benefit of the Agent and without liability to any Obligor, which of the following categories it falls in:

(a)	not a Qualifying Lender;

(b)	a Qualifying Lender (other than a Treaty Lender); or

(c)	a Treaty Lender.

If such a Lender fails to indicate its status in accordance with this Clause 16.5 then that Lender shall be treated for the purposes of this Agreement (including by each Obligor) as if it is not a Qualifying Lender until such time as it notifies the Agent which category applies (and the Agent, upon receipt of such notification, shall inform the Parent). For the avoidance of doubt, the documentation which a Lender executes on becoming a Party as a Lender shall not be invalidated by any failure of a Lender to comply with this Clause 16.5.

16.6	Stamp taxes

The Parent shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability which that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document, other than, in each case, any Taxes payable in connection with any Transfer Certificate, Assignment Agreement or other document pursuant to which a Lender’s interest in any Loan is transferred or assigned, or otherwise arising in connection with a transfer or assignment of a Lender’s interest in any Loan (save to the extent such a transfer or assignment occurs as a result of or in connection with Clause 19 (Mitigation by the Lenders) or at a time when an Event of Default is continuing).

16.7	VAT

(a)

All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply and, accordingly, subject to paragraph (b) below, if VAT is or becomes

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chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

(b)

If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party other than the Recipient (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)

(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)

(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)

Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)

Any reference in this Clause 16.7 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to person who is treated as making the relevant supply or (as applicable) receiving the relevant supply (such as, where applicable, the representative member of such group at such time (the term “representative member” to have the same meaning as in the Value Added Tax Act 1994)).

(e)

In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

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16.8	FATCA information

(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(1)	a FATCA Exempt Party; or

(2)	not a FATCA Exempt Party;

(ii)

supply to that other Party such forms, documentation and other information relating to its status under FATCA that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)

supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)

If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)

Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)

If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (a)(ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(e)

If a Borrower is a US Tax Obligor or the Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten Business Days of:

(i)	where an Original Borrower is a US Tax Obligor and the relevant Lender is an Original Lender, the date of this Agreement;

(ii)	where a Borrower is a US Tax Obligor on a date on which any other Lender becomes a Party as a Lender, that date;

(iii)	the date a new US Tax Obligor accedes as a Borrower; or

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(iv)	where a Borrower is not a US Tax Obligor, the date of a request from the Agent,

supply to the Agent:

(1)	a withholding certificate on Form W-8, Form W-9 or any other relevant form; or

(2)	any withholding statement or other document, authorisation or waiver as the Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.

(f)	The Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) above to the relevant Borrower.

(g)

If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Agent by a Lender pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Agent). The Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the relevant Borrower.

(h)

The Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) or (g) above without further verification. The Agent shall not be liable for any action taken by it under or in connection with paragraphs (e), (f) or (g) above.

16.9	FATCA Deduction

(a)

Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)

Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Parent and the Agent and the Agent shall notify the other Finance Parties.

17.	INCREASED COSTS

17.1	Increased Costs

(a)

Subject to Clause 17.3 (Exceptions) the Parent shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

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(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	compliance with any law or regulation made after the date of this Agreement; or

(iii)	the implementation or application of, or compliance with, Basel III, CRD IV, CRD V or any law or regulation which implements or applies Basel III, CRD IV or CRD V.

(b)	In this Agreement:

(i)	“Basel III” means:

(1)

the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(2)

the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(3)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III;

(ii)	“CRD IV” means EU CRD IV and UK CRD IV.

(iii)	“CRD V” means EU CRD V and UK CRD V.

(iv)	“EU CRD IV” means:

(1)

Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012; and

(2)

Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC,

(v)	“UK CRD IV” means:

(1)

Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (the “Withdrawal Act”);

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(2)

the law of the United Kingdom or any part of it, which immediately before IP completion day (as defined in the European Union (Withdrawal Agreement) Act 2020) implemented Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC and its implementing measures; and

(3)

direct EU legislation (as defined in the Withdrawal Act), which immediately before IP completion day (as defined in the European Union (Withdrawal Agreement) Act 2020) implemented EU CRD IV as it forms part of domestic law of the United Kingdom by virtue of the Withdrawal Act.

(vi)	“EU CRD V” means:

(1)

Directive (EU) 2019/878 of the European Parliament and of the Council of 20 May 2019 amending Directive 2013/36/EU as regards exempted entities, financial holding companies, mixed financial holding companies, remuneration, supervisory measures and powers and capital conservation measures; and

(2)

Regulation (EU) No 2019/876 of the European Parliament and of the Council of 20 May 2019 amending Regulation (EU) No 575/2013 as regards the leverage ratio, the net stable funding ratio, requirements for own funds and eligible liabilities, counterparty credit risk, market risk, exposures to central counterparties, exposures to collective investment undertakings, large exposures, reporting and disclosure requirements, and Regulation (EU) No 648/2012,

(vii)	“UK CRD V” means:

(1)

Directive (EU) 2019/878 of the European Parliament and of the Council of 20 May 2019 amending Directive 2013/36/EU as regards exempted entities, financial holding companies, mixed financial holding companies, remuneration, supervisory measures and powers and capital conservation measures, as it forms part of domestic law of the United Kingdom by virtue of the Withdrawal Act;

(2)

the law of the United Kingdom or any part of it, which immediately before IP completion day (as defined in the European Union (Withdrawal Agreement) Act 2020) implemented Regulation (EU) No 2019/876 of the European Parliament and of the Council of 20 May 2019 amending Regulation (EU) No 575/2013 as regards the leverage ratio, the net stable funding ratio, requirements for own funds and eligible liabilities, counterparty credit risk, market risk, exposures to central counterparties, exposures to collective investment undertakings, large exposures, reporting and disclosure requirements, and Regulation (EU) No 648/2012, and its implementing measures; and

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(3)

direct EU legislation (as defined in the Withdrawal Act), which immediately before IP completion day (as defined in the European Union (Withdrawal Agreement) Act 2020) implemented EU CRD V as it forms part of domestic law of the United Kingdom by virtue of the Withdrawal Act; and

(viii)	“Increased Costs” means:

(1)	a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(2)	an additional or increased cost; or

(3)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

17.2	Increased Cost claims

(a)

A Finance Party intending to make a claim pursuant to Clause 17.1 (Increased Costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Parent.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

(c)

Notwithstanding any other provision of this agreement, a Finance Party shall only be entitled to make an Increased Costs claim in relation to Basel III or CRD IV if the relevant Finance Party provides a certificate to the Agent (with a copy to the Parent) confirming that such claimed costs are also being claimed by that Finance Party in respect of comparable facilities (determined by the relevant Finance Party (acting reasonably)) but provided that the relevant Finance Party shall have no obligation to disclose confidential or commercially sensitive information as part of such confirmation.

17.3	Exceptions

(a)	Clause 17.1 (Increased Costs) does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)	attributable to a FATCA Deduction required to be made by a Party;

(iii)

compensated for by Clause 16.3 (Tax indemnity) (or would have been compensated for under Clause 16.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 16.3 (Tax indemnity) applied); or

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(iv)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

(b)	In this Clause 17.3, a reference to a “Tax Deduction” has the same meaning given to that term in Clause 16.1 (Definitions).

18.	OTHER INDEMNITIES

18.1	Currency indemnity

(a)

If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against that Obligor;

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

18.2	Other indemnities

The Parent shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

(a)	the occurrence of any Event of Default;

(b)

a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 31 (Sharing among the Finance Parties);

(c)

funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(d)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Parent.

18.3	Indemnity to the Agent

(a)	The Parent shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

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(i)	investigating any event which it reasonably believes is a Default;

(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(iii)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement.

(b)

The indemnity given by the Parent under or in connection with this Agreement is a continuing obligation, independent of each Obligor’s other obligations under or in connection with this Agreement or any other Finance Document and survives after this Agreement is terminated. It is not necessary for a person to pay any amount or incur any expense before enforcing an indemnity under or in connection with this Agreement or any other Finance Document.

19.	MITIGATION BY THE LENDERS

19.1	Mitigation

(a)

Each Finance Party shall, in consultation with the Parent, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 11.1 (Illegality), Clause 16 (Tax gross-up and indemnities) or Clause 17 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

19.2	Limitation of liability

(a)	The Parent shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 19.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 19.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

20.	COSTS AND EXPENSES

20.1	Transaction expenses

The Parent shall promptly on demand pay the Agent and the Mandated Lead Arranger the amount of all costs and expenses (including, subject to any agreed caps, legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:

(a)	this Agreement and any other documents referred to in this Agreement; and

(b)	any other Finance Documents executed after the date of this Agreement.

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20.2	Amendment costs

If:

(a)	an Obligor requests an amendment, waiver or consent; or

(b)	an amendment is required pursuant to Clause 32.9 (Change of currency),

the Parent shall, within three Business Days of demand, reimburse the Agent for the amount of all costs and expenses (including, subject to any agreed caps, legal fees) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement.

20.3	Enforcement costs

The Parent shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

SECTION 7

Guarantee and Indemnity

21.	GUARANTEE AND INDEMNITY

21.1	Guarantee and indemnity

The Guarantor irrevocably and unconditionally:

(a)	guarantees to each Finance Party punctual performance by each Borrower of all that Borrower’s obligations under the Finance Documents;

(b)

undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, the Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)

agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of a Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality have been payable by it under any Finance Document on the date when it would have been due. The amount payable by the Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 21 if the amount claimed had been recoverable on the basis of a guarantee.

21.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

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21.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Guarantor under this Clause 21 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

21.4	Waiver of defences

The obligations of the Guarantor under this Clause 21 will not be affected by an act, omission, matter or thing which, but for this Clause 21, would reduce, release or prejudice any of its obligations under this Clause 21 (without limitation and whether or not known to it or any Finance Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)

any amendment, novation, supplement, extension or restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality, invalidity or frustration of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

21.5	Immediate recourse

The Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantor under this Clause 21. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

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21.6	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)

refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from the Guarantor or on account of the Guarantor’s liability under this Clause 21.

21.7	Deferral of Guarantors’ rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, the Guarantor will not exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 21:

(a)	to be indemnified by an Obligor;

(b)	to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents;

(c)

to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)

to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which the Guarantor has given a guarantee, undertaking or indemnity under Clause 21.1 (Guarantee and indemnity);

(e)	to exercise any right of set-off against any Obligor; and/or

(f)	to claim or prove as a creditor of any Obligor in competition with any Finance Party;

If the Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 32 (Payment mechanics).

21.8	Release of Guarantors’ right of contribution

If the Guarantor (a “Retiring Guarantor”) ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:

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(a)

that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(b)

each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or relate to the assets of the Retiring Guarantor.

21.9	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

21.10	Guarantee limitations

This guarantee does not apply to any liability to the extent that it would result in this guarantee constituting unlawful financial assistance within the meaning of sections 678 or 679 of the Companies Act 2006 or any equivalent and applicable provisions under the laws of the jurisdiction of incorporation of the Guarantor.

SECTION 7

Representations, Undertakings And Events Of Default

22.	REPRESENTATIONS

Each Obligor makes the representations and warranties set out in this Clause 22 to each Finance Party on the date of this Agreement.

22.1	Status*

(a)	It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b)	It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

22.2	Binding obligations*

Subject to the Legal Reservations, the obligations expressed to be assumed by it in each Finance Document to which it is a party are, legal, valid, binding and enforceable obligations.

22.3	Non-conflict with other obligations*

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

(a)	any law or regulation applicable to it;

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(b)	its or any of its Subsidiaries’ constitutional documents; or

(c)	any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries’ assets to the extent that such conflict has or would have a Material Adverse Effect.

22.4	Power and authority*

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

22.5	Validity and admissibility in evidence*

Subject to the Legal Reservations, all Authorisations required:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

(b)	to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect.

22.6	Governing law and enforcement*

(a)	Subject to the Legal Reservations, the choice of English law as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation.

(b)	Subject to the Legal Reservations, any judgment obtained in England in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation.

22.7	Deduction of Tax

No Borrower is required to make any Tax Deduction (as defined in Clause 16.1 (Definitions)) from any payment it may make under any Finance Document to a Lender which is:

(a)	a Qualifying Lender:

(i)	falling within paragraph (a)(i) of the definition of “Qualifying Lender”; or

(ii)	except where a Direction has been given under section 931 of the ITA in relation to the payment concerned, falling within paragraph (a)(ii) of the definition of “Qualifying Lender”; or

(iii)	falling within paragraph (b) of the definition of “Qualifying Lender” or;

(b)

a Treaty Lender and the payment is one specified in a direction given by the Commissioners of Revenue & Customs under Regulation 2 of the Double Taxation Relief (Taxes on Income) (General) Regulations 1970 (SI 1970/488).

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22.8	No filing or stamp taxes

Under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

22.9	No default

(a)	No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation.

(b)

No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject which might have a Material Adverse Effect.

22.10	No misleading information*

All written information provided by any member of the Group (including its advisors) to a Finance Party was true and accurate in all material respects as at the date it was provided (or as at the date (if any) at which it is stated) and is not misleading in any material respect.

22.11	Financial statements

(a)	Its Original Financial Statements were prepared in accordance with GAAP consistently applied.

(b)	Its unaudited Original Financial Statements fairly present its financial condition as and results of operations (consolidated in the case of the Parent) for the relevant month or Financial Quarter.

(c)	Its audited Original Financial Statements give a true and fair view of its financial condition and results of operations (consolidated in the case of the Parent) during the relevant Financial Year.

(d)

There has been no material adverse change in its business or financial condition (or the business or consolidated financial condition of the Group, in the case of the Parent) since the date of the Original Financial Statements.

22.12	Pari passu ranking*

Subject to the Legal Reservations, its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

22.13	No proceedings*

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries.

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22.14	Sanctions*

(a)

Each Obligor has implemented and maintains in effect policies and procedures designed to ensure compliance by itself and its Subsidiaries and their respective directors, officers, employees, brokers and agents with applicable Sanctions.

(b)	Each Obligor and its officers and employees and its brokers and other agents acting or benefiting in any capacity in connection with any Facility are in compliance with applicable Sanctions.

(c)	None of the Obligors, any of its Subsidiaries, or any of their respective directors officers, or employees:

(i)	are subject to any pending enquiry, investigation or enforcement action in connection with any Sanctions; or

(ii)	is a Sanctioned Person or acts directly or indirectly on behalf of a Sanctioned Person.

(d)

No Obligor (and the Parent has ensured that no other member of the Group) has permitted or authorised or shall permit or authorise any person to, directly or indirectly, use, lend, make payments of, contribute or otherwise make available, all or any part of the proceeds of any Loan or other transaction(s) contemplated by this Agreement to fund any trade, business or other activities:

(i)	relating to, for any purpose involving, or for the benefit of any Sanctioned Person; or

(ii)	in any manner that would reasonably be expected to result in an Obligor or any member of the Group breaching any Sanctions or becoming a Sanctioned Person.

(e)

The representations in this Clause 22.14 (Sanctions) given by any entity obliged to comply with Council Regulation (EC) 2271/96 and/or any similar applicable blocking or anti-boycott law or regulation in the United Kingdom, and each as amended from time to time (the “Blocking Regulations”) are made only to the extent that any such representation does not result in a violation of, or conflict with, and will not expose any such entity or any of its Subsidiaries or any director, officer or employee thereof to any liability under the Blocking Regulations or any applicable implementing legislation.

22.15	Anti-corruption law/Anti-Money Laundering*

(a)

Each member of the Group is in compliance with and conducts its business in compliance with applicable anti-corruption, anti-money laundering and bribery laws and maintains policies and procedures designed to promote and achieve compliance with such laws.

(b)

It is in compliance with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended.

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22.16	Repetition

The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on:

(a)	the date of each Utilisation Request and the first day of each Interest Period; and

(b)	in the case of an Additional Obligor, the day on which the company becomes (or it is proposed that the company becomes) an Additional Obligor.

23.	INFORMATION UNDERTAKINGS

The undertakings in this Clause 23 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

In this Clause 23:

“Annual Financial Statements” means the financial statements for the Financial Year delivered pursuant to paragraph (a) of Clause 23.1 (Financial Statements).

“Half-Yearly Financial Statements” means the financial statements delivered pursuant to paragraph (c) of Clause 23.1(Financial Statements).

“Quarterly Financial Statements” means the financial statements delivered pursuant to paragraph (b) of Clause 23.1 (Financial Statements).

23.1	Financial statements

The Parent shall supply to the Agent in sufficient copies for all the Lenders:

(a)	as soon as the same become available, but in any event within 120 days after the end of each of its financial years:

(i)	its audited consolidated financial statements for that Financial Year; and

(ii)	if available, the audited financial statements of each Obligor for that Financial Year;

(b)

in relation to each Financial Quarter which ends prior to the Qualifying IPO Effective Date, as soon as the same become available, but in any event within 45 days after the end of each of its Financial Quarters, its consolidated financial statements for that Financial Quarter; and

(c)

in relation to each Financial Half-Year which ends following the Qualifying IPO Effective Date, as soon as the same become available, but in any event within 90 days after the end of each Financial Half-Year, its consolidated financial statements for that Financial Half-Year, provided that:

(i)

in the event any member of the Group makes an acquisition of any person after the date of this Agreement (each such person, together with its Subsidiaries, being an “Acquired Entity”), for accounting periods any part of which fall on or prior to the date six Months from the date of completion of such acquisition:

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(1)

to the extent financial statements are required to be delivered in relation to any such accounting period, separate financial statements or, as the case may be audited financial statements may be delivered in respect of the Acquired Entity for that period (and in the event separate financial statements and/or audited financial statements are delivered pursuant to this paragraph (1), any representation, statement or requirement in this Clause 23 (Financial Statements) referred to such financial statement of, or the consolidated position of, the Group (or similar language) shall be constructed as being a reference to the Group excluding the Acquired Entity);

(2)

any financial statements delivered pursuant to paragraph (1) above may be in a form as customarily prepared by the Acquired Entity prior to the date of completion of such acquisition (and any financial statement and/or audited financial statements delivered in such form shall satisfy the requirements of this Clause 23); and

(3)

for the purpose of calculating any financial ratio under this Agreement any financial statements and/or audited financial statements delivered pursuant to paragraph (1) above may be aggregated with the Quarterly Financial Statements, Half-Yearly Financial Statements or, as the case may be, the Annual Financial Statements for the relevant period (and appropriate adjustments made for any intra-Group transactions) and the Parent shall set out in reasonable detail such calculation and adjustments (and if differing accounting standards apply to the financial statements for the Acquired Entity, the Parent shall provide in relation thereto the information specified in paragraph (b) of Clause 23.3; and

(ii)

in the event that any period specified in this Clause 23 for the Group to deliver any financial statements, documents or other information expires on a day which is not a Business Day, that period shall be extended so as to expire on the next Business Day.

23.2	Compliance Certificate

(a)

The Parent shall supply to the Agent, with each set of financial statements delivered pursuant to paragraphs (a)(i), (b) and (c) of Clause 23.1 (Financial Statements) a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 24 (Financial Covenants) as at the date at which those financial statements were drawn up.

(b)	Each Compliance Certificate shall be signed by two authorised signatories of the Parent, one of which must be the chief financial officer.

23.3	Requirements as to financial statements

(a)

Each set of financial statements delivered by the Parent pursuant to Clause 23.1 (Financial statements) shall be certified by a director of the relevant company as fairly presenting its financial condition as at the date as at which those financial statements were drawn up.

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(b)

The Parent shall procure that each set of financial statements of an Obligor delivered pursuant to Clause 23.1 (Financial statements) is prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for that Obligor unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in GAAP, the accounting practices or reference periods and its auditors (or, if appropriate, the auditors of the Obligor) deliver to the Agent:

(i)

a description of any change necessary for those financial statements to reflect the GAAP, accounting practices and reference periods upon which that Obligor’s Original Financial Statements were prepared; and

(ii)

sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 24 (Financial covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and that Obligor’s Original Financial Statements.

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

23.4	Information: miscellaneous

The Parent shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)	all documents dispatched by the Parent to its creditors generally at the same time as they are dispatched;

(b)

promptly upon becoming aware of them, the details of any material litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which, if adversely determined, are reasonably likely to have a Material Adverse Effect;

(c)	promptly on request, such further information regarding the financial condition, business and operations of any member of the Group as any Finance Party (through the Agent) may reasonably request;

(d)

promptly upon becoming aware of them (to the extent permitted by law, regulation and the rules of any applicable stock exchange), the details of any judgement or order of court, arbitral body or agency which is made against any member of the Group and are reasonably likely to have a Material Adverse Effect;

(e)	promptly (but in any event within 3 Business Days) upon becoming aware of any change to any Long-Term Credit Rating assigned by S&P or Fitch; and

(f)	as soon as is reasonably practicable, details of any change in the Parent’s auditor.

23.5	Notification of default

(a)

Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

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(b)

Promptly upon a request by the Agent, the Parent shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

23.6	Use of Websites

(a)

The Parent may satisfy its obligation under this agreement to deliver any information in relation to those Lenders ( the “Website Lenders”) who accept this method of communication by posting this information onto an electronic website designated by the Parent and the Agent (the “Designated Website”) if:

(i)	the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)	both the Parent and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)	the information is in a format previously agreed between the Parent and the Agent.

If any Lender (a “Paper Form Lender”) does not agree to the delivery of information electronically then the Agent shall notify the Parent accordingly and the Parent shall supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Parent shall supply the Agent with at least one copy in paper form of any information required to be provided by it.

(b)	The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Parent and the Agent.

(c)	The Parent shall promptly upon becoming aware of its occurrence notify the Agent if:

(i)	the Designated Website cannot be accessed due to technical failure;

(ii)	the password specifications for the Designated Website change;

(iii)	any new information which is required to be provided under this agreement is posted onto the Designated Website;

(iv)	any existing information which has been provided under this agreement and posted onto the Designated Website is amended; or

(v)	the Parent becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Parent notifies the Agent under paragraphs (c)(i) or (c)(v) above, all information to be provided by the Parent under this agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

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(d)

Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this agreement which is posted onto the Designated Website. The Parent shall comply with any such request within ten Business Days.

23.7	Direct electronic delivery by Company

The Parent may satisfy its obligation under this Agreement to deliver any information in relation to a Lender by delivering that information directly to that Lender in accordance with Clause 34.5 (Electronic communication) to the extent that Lender and the Agent agree to this method of delivery.

23.8	“Know your customer” checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in the status of an Obligor after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)

Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(c)

The Parent shall, by not less than 10 Business Days’ prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Obligor pursuant to Clause 28 (Changes to the Obligors).

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(d)

Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Obligor obliges the Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Parent shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Obligor.

23.9	Restrictions

Notwithstanding any other term of the Finance Documents all reporting and other information requirements in the Finance Documents shall be subject to any confidentiality, legal, regulatory or other restrictions relating to the supply of information concerning the Group or any entity subject to an IPO (a “Listing Entity”) or its Subsidiaries or otherwise binding on any of them and no such disclosure shall be required if as a result of such disclosure a member of the Group or a Listing Entity (or its Subsidiaries) would be obliged to make an announcement to the relevant listing authorities and/or stock exchange which it would not otherwise have been required to make or would contravene any applicable laws or regulations or stock exchange requirements.

24.	FINANCIAL COVENANTS

24.1	Financial Definitions

In this Agreement:

“Adjusted Cash and Cash Equivalents” means, at any time, the aggregate amount of:

(a)	Cash;

(b)

non-segregated cash held by way of margin at exchanges, central clearing houses and/or brokers and in respect of which a member of the Group is alone (or together with other members of the Group) beneficially entitled at that time and which is not subject to Security or Quasi Security (other than pursuant to an Exchange Collateralisation);

(c)

98 per cent. of the mark-to-market value in respect of any Eligible Securities which mature within five years after the relevant date of calculation and are not convertible or exchangeable to any other security to which any member of the Group is alone (or together with other members of the Group) beneficially entitled at that time and which is not subject to Security (other than pursuant to an Exchange Collateralisation);

(d)

90 per cent. of the value of LME Warrants (as determined in accordance with LME settlement prices) to which any member of the Group is alone (or together with other members of the Group) beneficially entitled at that time which are not subject to Security;

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(e)

investments in money market funds which are accessible within 30 days after the relevant date of calculation, have a credit rating of either AAA by S&P or Fitch or Aaa by Moody’s, and to which any member of the Group is alone (or together with other members of the Group) beneficially entitled at that time and which is not subject to Security (other any Security permitted pursuant to Clause 25.3 (Negative Pledge) constituted by a netting or set-off arrangement entered into by members of the Group in the ordinary course of their banking arrangements);

(f)	50 per cent. of the value of any assets held with an exchange or clearing house which are a contribution to that exchange’s or clearing house’s default fund;

but excluding:

(i)	any segregated client assets;

(ii)	an amount equal to a member of the Group’s non-segregated liabilities to its clients.

“Cash” means, at any time, cash denominated in dollars, sterling or euro in hand or at bank and (in the latter case) credited to an account in the name of a member of the Group with an Acceptable Bank and to which a member of the Group is alone (or together with other members of the Group) beneficially entitled and for so long as:

(a)	that cash is repayable within three Months after the relevant date of calculation;

(b)	repayment of that cash is not contingent on the prior discharge of any other indebtedness of any member of the Group or of any other person whatsoever or on the satisfaction of any other condition;

(c)

there is no Security over that cash except for any Security permitted pursuant to Clause 25.3 (Negative Pledge) constituted by a netting or set-off arrangement entered into by members of the Group in the ordinary course of their banking arrangements; and

(d)	(except as mentioned in paragraph (a) above) the cash is freely and immediately available to be applied in repayment or prepayment of the Facilities.

“Consolidated EBIT” means, in respect of any Relevant Period, the consolidated operating profit of the Group before taxation (including the results from discontinued operations):

(a)	before deducting any Finance Charges;

(b)	not including any accrued interest owing to any member of the Group;

(c)

excluding any one-off, non-recurring, exceptional or extraordinary items occurring in that Relevant Period which, for accounting purposes, are treated as “exceptional items” in the income statement of the Group;

(d)	after deducting the amount of any profit (or adding back the amount of any loss) of any member of the Group which is attributable to minority interests;

(e)	before taking into account any unrealised gains or losses on any financial instrument (other than any derivative instrument which is accounted for on a hedge accounting basis);

(f)	before taking into account any gain or loss arising from an upward or downward revaluation of any other asset;

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(g)	excluding the charge to profit represented by the expensing of stock options; and

(h)	after adding back fees costs and expenses and taxes incurred in connection with any transaction which is permitted (or not prohibited) under Clause 25.5 (Merger / Acquisitions),

in each case, to the extent added, deducted or taken into account, as the case may be, for the purposes of determining operating profits of the Group before taxation.

“Consolidated EBITDA” means, in respect of any Relevant Period, Consolidated EBIT for that Relevant Period after adding back any amount attributable to the amortisation or depreciation or impairment of assets of members of the Group (and taking no account of the reversal of any previous impairment charge made in that Relevant Period).

“Discussion Paper” means “Discussion Paper 20/2: A new UK prudential regime for MiFID investment firms” published by the Financial Conduct Authority of the United Kingdom in June 2020.

“EBIT” means, in respect of a member of the Group for any period for which it is being calculated, the operating profit of that member of the Group before taxation (including the results from discontinued operations):

(a)	before deducting any Finance Charges payable by that member of the Group only;

(b)	not including any accrued interest owing to that member of the Group only;

(c)

excluding any one-off, non-recurring, exceptional or extraordinary items occurring in that Relevant Period which would be shown, for accounting purposes, as “exceptional items” on the income statement of that member of the Group if that income statement was prepared on the same basis as the Group’s consolidated income statements are prepared;

(d)	after deducting the amount of any profit (or adding back the amount of any loss) of that member of the Group which is attributable to minority interests;

(e)	before taking into account any unrealised gains or losses on any financial instrument (other than any derivative instrument which is accounted for on a hedge accounting basis);

(f)	before taking into account any gain or loss arising from an upward or downward revaluation of any other asset;

(g)	excluding the charge to profit represented by the expensing of stock options;

(h)

excluding any one-off, non-recurring, exceptional or extraordinary items (not otherwise excluded as exceptional items for accounting purposes pursuant to paragraph c above) occurring in that Relevant Period as may be agreed in writing by the Parent and the Majority Lenders annually as part of the extension process or from time to time; and

(i)	after adding back fees costs and expenses and taxes incurred in connection with any transaction which is permitted (or not prohibited) under Clause 25.5 (Merger / Acquisitions),

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in each case, to the extent added, deducted or taken into account, as the case may be, for the purposes of determining operating profits of that member of the Group (determined on an unconsolidated basis) before taxation.

“EBITDA” means, in respect of any member of the Group for any period for which it is being calculated, EBIT for that period after adding back any amount attributable to the amortisation, depreciation or impairment of assets of that member of the Group (determined on an unconsolidated basis) (and taking no account of the reversal of any previous impairment charge made in that period).

“Eligible Securities” means:

(a)	US Government Securities;

(b)	UK Government Securities;

(c)	German Government Securities; and

(d)	French Government Securities.

“Exchange Collateralisation” means any transaction (including, but not limited to, repurchase or securities lending transactions) between a member of the Group and a securities exchange or clearing house or broker which involves the outright transfer of cash or Eligible Securities, or granting Security in respect of an account which holds cash or Eligible Securities in connection with a member of the Group’s obligations to such securities exchange, clearing house or broker under its standard mandatory terms and conditions in the ordinary course of trading.

“Finance Charges” means, for any Relevant Period, the aggregate amount of the accrued interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments in the nature of interest in respect of Financial Indebtedness whether paid, payable or capitalised by any member of the Group (calculated on a consolidated basis) in respect of that Relevant Period:

(a)	including any costs which are included as part of the effective interest rate adjustments;

(b)

including fees payable in connection with the issue or maintenance of any bond letter of credit, guarantee or other assurance against financial loss which constitutes Financial Indebtedness and is issued by a third party on behalf of a member of the Group;

(c)	including commitment, utilisation and non-utilisation fees;

(d)	including the interest (but not the capital) element of payments in respect of Finance Leases;

(e)	including any commission, fees, discounts and other finance payments payable by (and deducting any such amounts payable to) any member of the Group under any interest rate hedging arrangement;

(f)	excluding any interest cost or expected return on plan assets in relation to any post-employment benefit schemes;

(g)	excluding any capitalised interest in respect of Subordinated Debt; and

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(h)	taking no account of any unrealised gains or losses on any financial instruments other than any derivative instruments which are accounted for on a hedge accounting basis, together with the amount of any contractually preferred cash dividends or distributions required to be paid or made by the Parent in respect of that Relevant Period and so that no amount shall be added (or deducted) more than once.

“Finance Lease” means any lease, which would, in accordance with applicable GAAP, be treated as a balance sheet liability (other than any liability in respect of a lease or hire purchase contract which would, in accordance with GAAP in force prior to 1 January 2019, have been treated as an operating lease).

“Financial Quarter” means the period commencing on the day after one Quarter Date and ending on the next Quarter Date.

“Financial Year” means the annual accounting period of the Group ending on or about 31 December in each year.

“Financial Half-Year” means the period commencing on the day after one Half-Year Date and ending on the next Half-Year Date.

“Half-Year Date” means each of 30 June and 31 December.

“Interest Cover” means the ratio of Consolidated EBITDA to Net Finance Charges in respect of any Relevant Period.

“LME Warrant” means an LME Warrant as defined in the rules and procedures (including any annexes) established by LME Clear Limited which are from time to time in force in relation to the operation of, and participation by members in, the clearing system operated by LME Clear Limited.

“Net Debt” means, at any time, Total Debt minus Adjusted Cash and Cash Equivalents.

“Net Finance Charges” means, for any Relevant Period, the Finance Charges for that Relevant Period after deducting any interest payable in that Relevant Period to any member of the Group on any Cash.

“Quarter Date” means each of 31 March, 30 June, 30 September and 31 December.

“Relevant Period” means each period of twelve months ending on or about:

(a)	prior to the Qualifying IPO Effective Date, the last day of each Financial Quarter; or

(b)	on or after the Qualifying IPO Effective Date, the last day of each Financial Half-Year,

with the first Relevant Period ending on 30 June 2023.

“Tangible Net Worth” means, in respect of the Parent, the excess of total consolidated assets over total consolidated liabilities excluding all assets which would be classified as intangible assets under IFRS and consistently applied including, but not limited to, goodwill and deferred charges.

“Total Debt” means, at any time, the aggregate amount of all obligations of the members of the Group for or in respect of Financial Indebtedness at that time but:

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(a)	excluding any such obligations to any other members of the Group;

(b)	excluding any Subordinated Debt;

(c)	including, in the case of Finance Leases only, their capitalised value; and

(d)	excluding Financial Indebtedness incurred as a result of the Group’s Permitted Brokerage Business.

and so that no amount shall be included or excluded more than once.

“Total Leverage” means, in respect of any Relevant Period, the ratio of Net Debt on the last day of that Relevant Period to Consolidated EBITDA in respect of that Relevant Period.

24.2	Financial Condition

The Parent shall ensure that:

(a)	Interest Cover: Interest Cover in respect of any Relevant Period shall be greater than or equal to 3.00:1.

(b)	Total Leverage: Total Leverage in respect of any Relevant Period shall be less than 3.00:1.

(c)	Tangible Net Worth: Tangible Net Worth in respect of any Relevant Period shall be greater than $250,000,000.

24.3	Financial Testing

(a)

Subject to paragraph (b) below, the financial covenants set out in Clause 24.2 (Financial Condition) shall be calculated in accordance with GAAP and tested by reference to each of the financial statements delivered pursuant to Clauses 23.1(a)(i), 23.1(b) and 23.1(c) (Financial Statements) and/or each Compliance Certificate delivered pursuant to Clause 23.2 (Compliance Certificate).

(b)

If the annual financial statements to be delivered pursuant to Clause 23.1(a)(i) are not available when any covenant referred to in Clause 24.2 (Financial Condition) is tested, but when those annual financial statements become available, they show that the figures in any relevant quarterly financial statements delivered pursuant to Clause 23.1(b) utilised for any such calculation cannot have been substantially accurate, the Agent may require such adjustments to the calculations which it, in its reasonable discretion, considers appropriate to rectify that inaccuracy and compliance with the covenants in Clause 24.2 (Financial Condition) will be determined by reference to those adjusted figures provided always that any adjustment which indicates compliance with any covenant which had been breached when tested by reference to the relevant inaccurate figures will not have the effect of nullifying, waiving or otherwise curing that breach.

(c)	For the purposes of calculating Consolidated EBITDA for any Relevant Period for the purposes of Clause 24.2(b) (Total Leverage) only:

(i)

there shall be included the EBITDA of a member of the Group acquired during that Relevant Period for the part of the Relevant Period when it was not a member of the Group (but only to the extent that such EBITDA for such period has been verified by the auditors of the Group); and

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(ii)	there shall be excluded the EBITDA attributable to any member of the Group sold during that Relevant Period.

No item must be credited or deducted more than once in any calculation.

25.	GENERAL UNDERTAKINGS

The undertakings in this Clause 25 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

25.1	Authorisations

Each Obligor shall promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Agent of,

any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

25.2	Compliance with laws

Each Obligor shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.

25.3	Negative pledge

In this Clause 25.3, “Quasi-Security” means an arrangement or transaction described in paragraph (b) below.

(a)	No Obligor shall (and the Parent shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.

(b)	No Obligor shall (and the Parent shall ensure that no other member of the Group will):

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

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in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) above do not apply to any Security or (as the case may be) Quasi-Security, listed below:

(i)	any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(ii)	any payment or close out netting or set-off arrangement pursuant to any hedging transaction entered into by a member of the Group for the purpose of:

(1)	hedging any risk to which any member of the Group is exposed in its ordinary course of trading; or

(2)	its interest rate or currency management operations which are carried out in the ordinary course of business and for non-speculative purposes only,

excluding, in each case, any Security or Quasi-Security under a credit support arrangement in relation to a hedging transaction;

(iii)	any lien arising by operation of law and in the ordinary course of trading;

(iv)	any Security or Quasi-Security over or affecting any asset acquired by a member of the Group after the date of this Agreement if:

(1)	the Security or Quasi-Security was not created in contemplation of the acquisition of that asset by a member of the Group;

(2)	the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by a member of the Group; and

(3)	the Security or Quasi-Security is removed or discharged within 6 months of the date of acquisition of such asset;

(v)

any Security or Quasi-Security over or affecting any asset of any company which becomes a member of the Group after the date of this Agreement, where the Security or Quasi-Security is created prior to the date on which that company becomes a member of the Group, if:

(1)	the Security or Quasi-Security was not created in contemplation of the acquisition of that company;

(2)	the principal amount secured has not increased in contemplation of or since the acquisition of that company; and

(3)	the Security or Quasi-Security is removed or discharged within 6 months of that company becoming a member of the Group;

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(vi)	any Security or Quasi-Security entered into pursuant to any Finance Document;

(vii)

any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group in the ordinary course of trading and on the supplier’s standard or usual terms and not arising as a result of any default or omission by any member of the Group;

(viii)

any Security or Quasi-Security arising under a rent deposit deed or other deposit requirement securing the obligations of a member of the Group in relation to property leased or licensed to a member of the Group;

(ix)	any Security or Quasi-Security arising under any trade finance instruments;

(x)	any Security or Quasi-Security arising as result of the Group’s Permitted Brokerage Business; and

(xi)

any Security or Quasi-Security securing indebtedness the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of Security or Quasi-Security given by any member of the Group other than any permitted under paragraphs (i) to (x) above) does not exceed the greater of (A) $25,000,000 and (B) 5% of Tangible Net Worth (measured as at the most recent Relevant Period) (or its equivalent in another currency or currencies) at any time.

25.4	Disposals

(a)

No Obligor shall (and the Parent shall ensure that no other member of the Group will), enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

(b)	Paragraph (a) above does not apply to any sale, lease, transfer or other disposal:

(i)	made in the ordinary course of business of the disposing entity under or in connection with the Group’s Permitted Brokerage Business or any disposal of receivables;

(ii)	of notes or other debt instruments that constitute Subordinated Debt;

(iii)	of assets in exchange for other assets comparable or superior as to type, value and quality;

(iv)	made by a member of the Group to another member of the Group; or

(v)

where the higher of the market value or consideration receivable (when aggregated with the higher of the market value or consideration receivable for any other sale, lease, transfer or other disposal, other than any permitted under paragraphs (i) to (iv) above) does not exceed the greater of (A) $25,000,000 and (B) 5% of Tangible Net Worth (measured as at the most recent Relevant Period) (or its equivalent in another currency or currencies) in any Financial Year.

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25.5	Merger / Acquisitions

(a)	No Obligor shall:

(i)

(and the Parent shall ensure that no other member of the Group will) make any acquisition of a company, or shares or securities or a business or undertaking (or in each case, any interest in any of them) or incorporate a company if such transaction would constitute a Class 1 Acquisition; and

(ii)	(and the Parent shall ensure that no other Material Company will) enter into any amalgamation, demerger, merger or corporate reconstruction.

(b)	Paragraph (a) above does not apply to:

(i)	any transaction permitted pursuant to Clause 25.4 (Disposals); or

(ii)	a Permitted Re-Organisation.

25.6	Change of business

The Parent shall procure that no substantial change is made to the general nature of the business of the Parent or the Group as a whole from that carried on at the date of this Agreement.

25.7	Financial Indebtedness

(a)	No Material Company shall (and the Parent shall ensure that no other Material Company will) incur or allow to remain outstanding any Financial Indebtedness.

(b)	Paragraph a above does not apply to Financial Indebtedness:

(i)	incurred under the Finance Documents;

(ii)	incurred pursuant to the Group’s Permitted Brokerage Business;

(iii)	permitted under Clause 25.8 (Loans or Credit);

(iv)

arising under a foreign exchange transaction for spot or forward delivery entered into in connection with protection against fluctuation in currency rates where that foreign exchange exposure arises in the ordinary course of trade, but not a foreign exchange transaction for investment or speculative purposes;

(v)	arising under ordinary course intra-day exposures;

(vi)

of any person acquired by a member of the Group after the date of this agreement which is incurred under arrangements in existence at the date of acquisition, but not incurred or increased or having its maturity date extended in contemplation of, or since, that acquisition, and outstanding only for a period of six months following the date of acquisition;

(vii)

incurred by any Material Company which is a regulated entity pursuant to its notes issuance programme if, after giving pro forma effect to the incurrence of such Financial Indebtedness, there would be no breach of Clause 23.2(b) calculated by reference to the most recently expired Relevant Period (prior to date on which the incurrence of the relevant Financial Indebtedness occurs) for which a Compliance Certificate has been delivered pursuant to Clause 23.2 (Compliance Certificate);

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(viii)	incurred by the Parent or any Borrower; or

(ix)	incurred by a Material Company (other than permitted in the preceding paragraphs) which when aggregated with such Financial Indebtedness of each other Material Company does not exceed $230,000,000.

25.8	Loans or Credit

(a)

Except as permitted under paragraph b below, no Obligor shall (and the Parent shall ensure that no other member of the Group will) be a creditor in respect of any Financial Indebtedness where that Financial Indebtedness is owed by a person who is not a member of the Group.

(b)	Paragraph a above does not apply to:

(i)	margin loans and any other credit extended by any member of the Group to its customers on normal commercial terms and in the ordinary course of its business;

(ii)	Financial Indebtedness permitted under Clause 25.7 (Financial Indebtedness) (except under paragraph (b)(iii) of that Clause);

(iii)	any transaction which is permitted under paragraph (b) of Clause 25.7 (Financial Indebtedness) (except under sub-paragraph (b)(iii);

(iv)	a loan made by a member of the Group to an employee or director of any member of the Group;

(v)	any loan made to an employee benefit trust or similar for the purpose of the operation of an employee share scheme or similar subject; or

(vi)	any loan not permitted by the preceding paragraphs,

provided that the aggregate amount of the Financial Indebtedness in respect of loans made under paragraphs (iv) to (vi) (inclusive above does not exceed the greater of (A) $12,500,000 and (B) 2.5% of Tangible Net Worth (measured as at the most recent Relevant Period) (or its equivalent in another currency or currencies) at any time.

25.9	Sanctions

(a)	No Obligor shall (and the Parent shall ensure that no member of the Group will):

(i)

lend, contribute or otherwise make available directly or indirectly all or any part of the proceeds of a Facility to, or for the benefit of, any person or entity (whether or not related to any member of the Group) for the purpose of financing the activities of, or business or transactions with, any Sanctioned Person or in any Sanctioned Country, to the extent such action or status is prohibited by, or would itself cause any person participating in the Facility (whether as agent, arranger, issuing bank, lender, underwriter, advisor, investor or otherwise) or any member of the Group to be in breach of, any Sanctions;

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(ii)

directly or indirectly, fund all or part of any repayment or prepayment of a Facility out of proceeds derived from any action or status which is prohibited by, or would itself cause any person participating in the Facility (whether as agent, arranger, issuing bank, lender, underwriter, advisor, investor or otherwise) or any member of the Group to be in breach of, any Sanctions; or

(iii)	permit any Sanctioned Person to have any direct or indirect interest in any Obligor that would cause any Finance Party or member of the Group to be in breach of, any Sanctions.

(b)

The undertakings in this Clause 25.9 (Sanctions) shall not apply to any entity obliged to comply with Council Regulation (EC) 2271/96 and/or any similar applicable blocking or anti-boycott law or regulation in the United Kingdom, each as amended from time to time (the “Blocking Regulations”) to the extent that any such undertaking would result in a violation of, or conflict with, or would expose any such entity or any of its Subsidiaries or any director, officer or employee thereof to any liability under the Blocking Regulations or any applicable implementing legislation.

25.10	Anti-corruption Law

(a)

No Obligor shall (and the Parent shall ensure that no other member of the Group will) directly or indirectly use the proceeds of a Facility for any purpose which would breach the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions.

(b)

Each Obligor shall (and the Parent shall ensure that each other member of the Group will) conduct its businesses in compliance with applicable anti-corruption, bribery and anti-money laundering laws and maintain policies and procedures designed to promote and achieve compliance with such laws.

26.	EVENTS OF DEFAULT

Each of the events or circumstances set out in Clause 26 is an Event of Default (save for Clause 26.13 (Acceleration)).

26.1	Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by:

(i)	administrative or technical error; or

(ii)	a Disruption Event; and

(b)	payment is made within 5 Business Days of its due date.

26.2	Financial covenants

Any requirement of Clause 24 (Financial covenants) is not satisfied.

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26.3	Other obligations

(a)	An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 26.1 (Non-payment) and Clause 26.2 (Financial covenants)).

(b)

No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 15 Business Days of the earlier of (A) the Agent giving notice to the Parent and (B) the Parent becoming aware of the failure to comply.

26.4	Misrepresentation

(a)

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

(b)

No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 15 Business Days of the earlier of (A) the Agent giving notice to the Parent and (B) the Parent becoming aware of the failure to comply.

26.5	Cross default

(a)	Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)

Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

(d)	Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

(e)

No Event of Default will occur under this Clause 26.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than $25,000,000 (or its equivalent in any other currency or currencies) excluding in each case any Financial Indebtedness to the extent owed by one member of the Group to another member of the Group.

26.6	Insolvency

(a)	An Obligor or a Material Company:

(i)	is unable or admits inability to pay its debts as they fall due;

(ii)	suspends making payments on any of its debts; or

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(iii)

by reason of actual or anticipated financial difficulties, commences negotiations with its creditors generally (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness.

(b)	A moratorium is declared in respect of any indebtedness of any Obligor or Material Company.

26.7	Insolvency proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)

the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor or Material Company other than a solvent liquidation or reorganisation of any member of the Group which is not an Obligor or Material Company;

(b)	a composition, compromise, assignment or arrangement with any creditor of any Obligor or Material Company;

(c)

the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the Group which is not an Obligor or Material Company), receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Obligor or Material Company or any of its assets; or

(d)

enforcement of any Security over any assets of any Obligor or Material Company where the aggregate Financial Indebtedness, in respect of which any such enforcement action is being taken, is equal to or greater than $25,000,000 (or its equivalent in other currencies) in aggregate at any time, or any analogous procedure or step is taken in any jurisdiction.

This Clause 26.7 shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement.

26.8	Creditors’ process

Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of an Obligor or a Material Company having an aggregate value of $25,000,000 and is not discharged within 30 days.

26.9	Ownership of Obligors

An Obligor (other than the Parent) is not or ceases to be a Subsidiary of the Parent.

26.10	Unlawfulness

It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents.

26.11	Repudiation

An Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

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26.12	Material adverse change

Any event or circumstance occurs which has or is reasonably likely to have a Material Adverse Effect.

26.13	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Parent:

(a)

cancel each Available Commitment of each Lender and of each Affiliate of any Lender which is a Swingline Lender whereupon each such Available Commitment shall immediately be cancelled and each Facility shall immediately cease to be available for further utilisation;

(b)

declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(c)	declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders.

SECTION 8

Changes To Parties

27.	CHANGES TO THE LENDERS

27.1	Assignments and transfers by the Lenders

Subject to this Clause 27, a Lender (the “Existing Lender”) may:

(a)	assign any of its rights; or

(b)	transfer by novation any of its rights and obligations,

to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”).

27.2	Parent consent

(a)	The consent of the Parent is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer is:

(i)	to another Lender or an Affiliate of any Lender; or

(ii)	if the Existing Lender is a fund, to a fund which is a Related Fund of the Existing Lender; or

(iii)	made at a time when an Event of Default is continuing.

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(b)

The consent of the Parent to an assignment or transfer must not be unreasonably withheld or delayed. The Parent will be deemed to have given its consent ten Business Days after the Existing Lender has requested it unless consent is expressly refused by the Parent within that time. For the avoidance of doubt, it shall be reasonable for the Parent to withhold its consent for any assignment or transfer by an Existing Lender to a Competitor, a Loan to Own Investor or a Defaulting Lender.

27.3	Other conditions of assignment or transfer

(a)	An assignment will only be effective on:

(i)

receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it had been an Original Lender; and

(ii)

performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

(b)	A transfer will only be effective if the procedure set out in Clause 27.6 (Procedure for transfer) is complied with.

(c)	If:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)

as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 16 (Tax gross-up and indemnities) or Clause 17 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. This paragraph (c) shall not apply:

(iii)	in respect of an assignment or transfer made in the ordinary course of the primary syndication of the Facility; or

(iv)

in relation to Clause 16.2 (Tax gross-up), to a Treaty Lender that has included a confirmation of its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (g)(ii)(2) of Clause 16.2 (Tax gross-up) if the Obligor making the payment has not made a Borrower DTTP Filing in respect of that Treaty Lender provided that this paragraph (c) shall continue to apply in respect of a payment if that payment falls due before or less than five Business Days after the Borrower receives a copy of the documentation containing confirmation of the Treaty Lender’s scheme reference number and jurisdiction of tax residence.

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(d)

Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

(e)	Notwithstanding any other term of this Agreement, each Lender shall ensure that at all times its Overall Commitment is not less than:

(i)	its Swingline Commitment; or

(ii)	if it does not have a Swingline Commitment, the Swingline Commitment of a Lender which is its Affiliate.

27.4	Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of £2,500.

27.5	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)

has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)

will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 27; or

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(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

27.6	Procedure for transfer

(a)

Subject to the conditions set out in Clause 27.2 (Parent consent) and Clause 27.3 (Other conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)

The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)	Subject to Clause 27.10 (Pro rata interest settlement), on the Transfer Date:

(i)

to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)

each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)

the Agent, the Mandated Lead Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Mandated Lead Arranger and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a “Lender”.

27.7	Procedure for assignment

(a)

Subject to the conditions set out in Clause 27.2 (Parent consent) and Clause 27.3 (Other conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

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(b)

The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)	Subject to Clause 27.10 (Pro rata interest settlement), on the Transfer Date:

(i)	the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement;

(ii)

the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the “Relevant Obligations”) and expressed to be the subject of the release in the Assignment Agreement; and

(iii)	the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

(d)

Lenders may utilise procedures other than those set out in this Clause 27.7 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 27.6 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 27.2 (Parent consent) and Clause 27.3 (Other conditions of assignment or transfer).

27.8	Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Parent

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, an Assignment Agreement or an Increase Confirmation, send to the Parent a copy of that Transfer Certificate, Assignment Agreement or Increase Confirmation.

27.9	Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 27, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)

any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

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(i)

release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)

require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

27.10	Pro rata interest settlement

(a)

If the Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 27.6 (Procedure for transfer) or any assignment pursuant to Clause 27.7 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(i)

any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period; and

(ii)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(1)	when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and

(2)

the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 27.10, have been payable to it on that date, but after deduction of the Accrued Amounts.

(b)	In this Clause 27.10 references to “Interest Period” shall be construed to include a reference to any other period for accrual of fees.

(c)

An Existing Lender which retains the right to the Accrued Amounts pursuant to this Clause 27.10 but which does not have a Commitment shall be deemed not to be a Lender for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents.

27.11	Extension Lender

Each Extension Lender shall, by countersigning an Extension Confirmation and delivering it to the Agent, be deemed to be a party to this agreement as a Lender as from the then applicable Termination Date and:

(a)	the Parent and the Extension Lender shall assume such obligations towards one another and/or acquire rights against one another as recorded in the Finance Documents;

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(b)

the Finance Parties in each of their respective capacities shall acquire the rights and assume the obligations between themselves as if the Extension Lender had been an Original Lender under this agreement in that capacity; and

(c)	the Extension Lender shall become a party as a “Lender”.

27.12	Additional Lenders

(a)

If the circumstances contemplated by Clause 2.3 (Additional Commitments) arise, a financial institution may become an additional lender (“Additional Lender”) for the purposes of participating in a Facility by executing the Lender Accession Memorandum delivered to it by the Agent. The Lender Accession Memorandum shall not be effective until executed by all parties thereto.

(b)

Upon the satisfaction of the conditions set out in paragraph (d) of Clause 2.3 (Additional Commitments) (as applicable), on the Increase Date this agreement shall be amended, read and construed as if each Additional Lender were party hereto with a Commitment as detailed in Annex 2 of the Lender Accession Memorandum and each Additional Lender shall, subject to the terms and conditions of this agreement (and to the extent contemplated by the Lender Accession Memorandum), acquire all the rights and assume all the obligations of a Lender hereunder.

27.13	Redistribution Payments

(a)

Upon the satisfaction of the conditions set out in paragraph (d) of Clause 2.3 (Additional Commitments), each Lender party to this agreement with a Commitment immediately prior to the Increase Date (for the purposes of this Clause 27.13 (Redistribution Payments), an “Existing Lender”) will on the Increase Date transfer by novation its rights, benefits and obligations in respect of its participation in each outstanding Loan, if any, to the Additional Lenders to the extent necessary to ensure that:

(i)

each Additional Lender will have a participation in each outstanding Loan as set out opposite its name in Annex 1, Part A of its Lender Accession Memorandum or Annex 1, Part A of its Additional Commitments Confirmation Notice (as applicable); and

(ii)

the participation of each Existing Lender in each outstanding Loan shall be reduced to the respective amounts set opposite its name in Annex 1, Part A of the Lender Accession Memorandum or Annex 1, Part A of the Additional Commitments Confirmation Notice (as applicable).

For the avoidance of doubt there shall be no novation or transfer of the Available Commitment of any Existing Lender.

(b)	Upon the satisfaction of the conditions set out in paragraph (d) of Clause 2.3 (Additional Commitments), on the Increase Date, and in accordance with Clause 32 (Payment mechanics):

(i)

each Additional Lender shall pay to the Agent the respective amounts set out opposite its name in Annex 1, Part B of its Lender Accession Memorandum or Annex 1, Part B of its Additional Commitments Confirmation Notice (as applicable); and

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(ii)

upon receipt of such payments, the Agent shall pay to each Existing Lender an amount equal to the amount set out opposite its name in Annex 1, Part B of the Lender Accession Memorandum or Annex 1, Part B of the Additional Commitments Confirmation Notice (as applicable).

(c)

To the extent that an Existing Lender receives a payment pursuant to paragraph (b)(ii) above on a day other than the last day of the Interest Period in respect of the relevant Loans, the Parent shall pay to such Existing Lender within three Business Days of demand an amount equal to its Break Costs.

(d)	The novations set out in paragraph (a) above shall take effect on the Increase Date so that:

(i)

to the extent that in paragraph (a) above the Existing Lenders seek to transfer by novation their rights, benefits and obligations in respect of their participations in outstanding Loans each Obligor and the Existing Lenders shall, to that extent, be released from further obligations towards one another under this agreement and their respective rights against one another shall be cancelled (such rights and obligations being referred to in this Clause 27.13 as “discharged rights and obligations”);

(ii)

each Obligor and the Additional Lenders shall assume obligations towards one another and/or acquire rights against one another which differ from such discharged rights and obligations only insofar as each Obligor and the Additional Lenders have assumed and/or acquired the same in place of each Obligor and the Existing Lenders; and

(iii)

the Additional Lenders, the Obligors and the Existing Lenders shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had each Additional Lender been an original party to this agreement as a Lender with the rights, benefits and/or obligations acquired or assumed by it as a result of such transfer and to that extent, the Obligors and each Existing Lender shall each be released from further obligations to each other under this agreement.

(e)

Any amounts payable to the Existing Lenders by the Obligors on or before the Increase Date (including, without limitation, all interest, fees and commission payable up to (but excluding) the Increase Date) in respect of any period ending on or prior to the Increase Date shall be for the account of the Existing Lenders and none of the Additional Lenders shall have any interest in, or any rights in respect of, any such amount.

(f)

The Existing Lenders give notice that nothing herein shall oblige any Existing Lender to: (i) accept a re-transfer from any Additional Lender of the whole or any part of its rights, benefits and/or obligations under this agreement transferred pursuant hereto; or (ii) support any losses directly or indirectly sustained or incurred by an Additional Lender for any reason whatsoever including the non-performance by an Obligor, or any other party to this agreement (or any document relating thereto) of its obligations under any such document. The Additional Lenders hereby acknowledge the absence of any such obligation as is referred to in (i) or (ii) above.

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(g)	Unless expressly agreed to the contrary, each Existing Lender makes no representation or warranty and assumes no responsibility to an Additional Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(h)	Each Additional Lender confirms to each Existing Lender and the other Finance Parties that it:

(i)

has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this agreement and has not relied exclusively on any information provided to it by any Existing Lender in connection with any Finance Document; and

(ii)

will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(i)

In the event a Loan is outstanding prior to the Increase Date, the Agent shall forward to each Existing Lender for its information a copy of Annex 1, Part A of the Lender Accession Memorandum or Annex 1, Part A of the Additional Commitments Confirmation Notice (as applicable) detailing its revised participation in each outstanding Loan and any amount due to be paid to it at least three Business Days prior to the Increase Date.

(j)

Each of the Existing Lenders authorises the Agent to execute on its behalf any Lender Accession Memorandum delivered to it pursuant to paragraph (d) of Clause 2.3 (Additional Commitments) and any Additional Commitments Confirmation Notice delivered to it pursuant to paragraph (d) of Clause 2.3 (Additional Commitments).

28.	CHANGES TO THE OBLIGORS

28.1	Assignments and transfer by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

28.2	Additional Borrowers

(a)

Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 23.8 (“Know your customer” checks), the Parent may request that any of its wholly owned Subsidiaries becomes an Additional Borrower. That Subsidiary shall become an Additional Borrower if:

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(i)	in the case of a Subsidiary incorporated outside of England and Wales, all the Lenders approve the addition of that Subsidiary;

(ii)	the Parent delivers to the Agent a duly completed and executed Accession Letter;

(iii)	the Parent confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

(iv)

the Agent has received all of the documents and other evidence listed in Part B of Schedule 2 (Conditions precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Agent.

(b)

The Agent shall notify the Parent and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part B of Schedule 2 (Conditions precedent).

(c)

Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (b) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

28.3	Resignation of a Borrower

(a)	The Parent may request that a Borrower (other than the Parent) ceases to be a Borrower by delivering to the Agent a Resignation Letter.

(b)	The Agent shall accept a Resignation Letter and notify the Parent and the Lenders of its acceptance if:

(i)	no Default is continuing or would result from the acceptance of the Resignation Letter (and the Parent has confirmed this is the case); and

(ii)	the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents,

whereupon that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents.

28.4	Repetition of Representations

Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

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SECTION 9

The Finance Parties

29.	ROLE OF THE AGENT AND THE MANDATED LEAD ARRANGER

29.1	Appointment of the Agent

(a)	Each of the Mandated Lead Arranger and the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)

Each of the Mandated Lead Arranger and the Lenders authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

29.2	Instructions

(a)	The Agent shall:

(i)

unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by:

(1)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(2)	in all other cases, the Majority Lenders; and

(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above.

(b)

The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion. The Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)

Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d)

The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

(e)	In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.

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(f)	The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.

(g)

The Agent is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority. Nothing in this Agreement shall require the Agent to carry on an activity of the kind specified by any provision of Part II (other than article 5 (accepting deposits)) of the Financial Services and Markets Act 2000 (Regulated Activities) Order 2001 or to lend money to any Borrower in its capacity as Agent.

29.3	Duties of the Agent

(a)	The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(b)	Subject to paragraph (c) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(c)

Without prejudice to Clause 27.8 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Parent), paragraph (b) above shall not apply to any Transfer Certificate, any Assignment Agreement or any Increase Confirmation.

(d)	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)

If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(f)

If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Mandated Lead Arranger) under this Agreement, it shall promptly notify the other Finance Parties.

(g)	The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

(h)

The Agent shall be entitled to deal with money paid to it by any person for the purposes of this Agreement in the same manner as other money paid to a banker by its customers except that it shall not be liable to account to any person for any interest or other amounts in respect of the money.

29.4	Role of the Mandated Lead Arranger

Except as specifically provided in the Finance Documents, the Mandated Lead Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

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29.5	No fiduciary duties

(a)	Nothing in any Finance Document constitutes the Agent or the Mandated Lead Arranger as a trustee or fiduciary of any other person.

(b)	Neither the Agent nor the Mandated Lead Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

29.6	Business with the Group

The Agent and the Mandated Lead Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

29.7	Rights and discretions

(a)	The Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(1)	any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and

(2)	unless it has received notice of revocation, that those instructions have not been revoked; and

(iii)	rely on a certificate from any person:

(1)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(2)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (1) above, may assume the truth and accuracy of that certificate.

(b)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 26.1 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and

(iii)	any notice or request made by the Parent (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)	The Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

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(d)

Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be necessary.

(e)

The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	The Agent may act in relation to the Finance Documents through its officers, employees and agents.

(g)	Unless a Finance Document expressly provides otherwise the Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(h)

Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Mandated Lead Arranger is obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(i)

Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

29.8	Responsibility for documentation

Neither the Agent nor the Mandated Lead Arranger is responsible or liable for:

(a)

the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, the Mandated Lead Arranger , an Obligor or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or

(c)

any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

29.9	No duty to monitor

The Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

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(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)	whether any other event specified in any Finance Document has occurred.

29.10	Exclusion of liability

(a)	Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent), the Agent will not be liable for:

(i)

any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct;

(ii)

exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document, other than by reason of its gross negligence or wilful misconduct; or

(iii)

without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation, for negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of:

(1)	any act, event or circumstance not reasonably within its control; or

(2)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)

No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this paragraph (b) subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

(c)

The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

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(d)	Nothing in this Agreement shall oblige the Agent or the Mandated Lead Arranger to carry out:

(i)	any “know your customer” or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender or for any Affiliate of any Lender,

on behalf of any Lender and each Lender confirms to the Agent and the Mandated Lead Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Mandated Lead Arranger .

(e)

Without prejudice to any provision of any Finance Document excluding or limiting the Agent’s liability, any liability of the Agent arising under or in connection with any Finance Document shall be limited to the amount of actual loss which has been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.

29.11	Lenders’ indemnity to the Agent

(a)

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 32.10 (Disruption to payment systems etc.), notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

(b)

The indemnity given by each Lender under or in connection with this Agreement is a continuing obligation, independent of each Lender’s other obligations under or in connection with this Agreement or any other Finance Document and survives after this Agreement is terminated. It is not necessary for a person to pay any amount or incur any expense before enforcing an indemnity under or in connection with this Agreement or any other document.

29.12	Resignation of the Agent

(a)	The Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the Lenders and the Parent.

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(b)	Alternatively the Agent may resign by giving 30 days’ notice to the Lenders and the Parent, in which case the Majority Lenders (after consultation with the Parent) may appoint a successor Agent.

(c)

If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Agent (after consultation with the Parent) may appoint a successor Agent (acting through an office in the United Kingdom).

(d)

The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(e)	The Agent’s resignation notice shall only take effect upon the appointment of a successor.

(f)

Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (d) above) but shall remain entitled to the benefit of Clause 18.3 (Indemnity to the Agent) and this Clause 29 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)

After consultation with the Parent, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above.

(h)

The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i)

the Agent fails to respond to a request under Clause 16.8 (FATCA information) and the Parent or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)

the information supplied by the Agent pursuant to Clause 16.8 (FATCA information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Agent notifies the Parent and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) the Parent or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Parent or that Lender, by notice to the Agent, requires it to resign.

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29.13	Confidentiality

(a)

In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

29.14	Relationship with the Lenders

(a)

Subject to Clause 27.10 (Pro rata interest settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)

Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 34.5 (Electronic communication)) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause 34.2 (Addresses) and paragraph (a)(ii) of Clause 34.5 (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

29.15	Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and the Mandated Lead Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

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(c)

whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(d)

the adequacy, accuracy or completeness of the information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

29.16	Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

29.17	Agent’s management time

Any amount payable to the Agent under Clause 18.3 (Indemnity to the Agent), Clause 20 (Costs and expenses) and Clause 29.11 (Lenders’ indemnity to the Agent) shall include the cost of utilising the Agent’s management time or other resources, in relation to work which is agreed (prior to the commencement of such work) between the Agent and the Parent (each acting reasonably) to be of an exceptional nature and outside the scope of the Agent’s ordinary duties, and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Parent and the Lenders, and is in addition to any fee paid or payable to the Agent under Clause 15 (Fees) provided that:

(a)

prior to an Event of Default (but not, for the avoidance of doubt, following an Event of Default which is continuing), no such costs shall be payable unless the Agent has obtained pre-approval from the Parent prior to incurring such costs (such pre-approval not to be unreasonably withheld or delayed); and

(b)	the Agent’s hourly rate shall not exceed the rate agreed between the Parent and the Agent from time to time.

29.18	Amounts paid in error

(a)

If the Agent pays an amount to another Party and the Agent notifies that Party that such payment was an Erroneous Payment then the Party to whom that amount was paid by the Agent shall on demand refund the same to the Agent.

(b)	Neither:

(i)	the obligations of any Party to the Agent; nor

(ii)	the remedies of the Agent,

(whether arising under this Clause 29.18 or otherwise) which relate to an Erroneous Payment will be affected by any act, omission, matter or thing which, but for this paragraph (b), would reduce, release or prejudice any such obligation or remedy (whether or not known by the Agent or any other Party).

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(c)

All payments to be made by a Party to the Agent (whether made pursuant to this Clause 29.18 or otherwise) which relate to an Erroneous Payment shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

(d)	In this Agreement, “Erroneous Payment” means a payment of an amount by the Agent to another Party which the Agent determines (in its sole discretion) was made in error.

30.	CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

31.	SHARING AMONG THE FINANCE PARTIES

31.1	Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 32 (Payment mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Agent;

(b)

the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 32 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)

the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 32.5 (Partial payments).

31.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 32.5 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

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31.3	Recovering Finance Party’s rights

On a distribution by the Agent under Clause 31.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

31.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)

each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)	as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

31.5	Exceptions

(a)

This Clause 31 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)

A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)

that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 10

Administration

32.	PAYMENT MECHANICS

32.1	Payments to the Agent

(a)

On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) in cleared funds for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

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(b)

Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in such Participating Member State or London, as specified by the Agent) and with such bank as the Agent, in each case, specifies.

32.2	Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 32.3 (Distributions to an Obligor) and Clause 32.4 (Clawback and pre-funding) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London, as specified by that Party).

32.3	Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with Clause 33 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

32.4	Clawback and pre-funding

(a)

Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)

Unless paragraph (c) below applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

(c)

If the Agent has notified the Lenders that it is willing to make available amounts for the account of a Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to a Borrower:

(i)	the Agent shall notify the Parent of that Lender’s identity and the Borrower to whom that sum was made available shall on demand refund it to the Agent; and

(ii)

the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower to whom that sum was made available, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

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32.5	Partial payments

(a)

Subject to Clause 7.8 (Partial Payments – Swingline Facility), If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid amount owing to the Agent under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (a)(iv) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

32.6	No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

32.7	Business Days

(a)

Any payment under any Finance Document which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

32.8	Currency of account

(a)	Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)	A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated, pursuant to this Agreement, on its due date.

(c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated, pursuant to this Agreement, when that interest accrued.

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(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)	Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

32.9	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)

any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Parent); and

(ii)

any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)

If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Parent) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.

32.10	Disruption to payment systems etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Parent that a Disruption Event has occurred:

(a)

the Agent may, and shall if requested to do so by the Parent, consult with the Parent with a view to agreeing with the Parent such changes to the operation or administration of the Facilities as the Agent may deem necessary in the circumstances;

(b)

the Agent shall not be obliged to consult with the Parent in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)

the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)

any such changes agreed upon by the Agent and the Parent shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 38 (Amendments and Waivers);

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(e)

the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 32.10; and

(f)	the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

33.	SET-OFF

A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

34.	NOTICES

34.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

34.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Parent and each other Original Obligor, that identified with its name below;

(b)	in the case of each Lender or any other Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)	in the case of the Agent, that identified with its name below,

or any substitute address or fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days’ notice.

34.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;

and, if a particular department or officer is specified as part of its address details provided under Clause 34.2 (Addresses), if addressed to that department or officer.

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(b)

Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s signature below (or any substitute department or officer as the Agent shall specify for this purpose).

(c)	All notices from or to an Obligor shall be sent through the Agent.

(d)	Any communication or document made or delivered to the Parent in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

(e)

Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5:00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

34.4	Notification of address and fax number

Promptly upon changing its address or fax number, the Agent shall notify the other Parties.

34.5	Electronic communication

(a)

Any communication or document to be made or delivered by one Party to another under or in connection with the Finance Documents may be made or delivered by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.

(b)

Any such electronic communication or delivery as specified in paragraph (a) above to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication or delivery.

(c)

Any such electronic communication or document as specified in paragraph (a) above made or delivered by one Party to another will be effective only when actually received (or made available) in readable form and in the case of any electronic communication or document made or delivered by a Party to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

(d)

Any electronic communication or document which becomes effective, in accordance with paragraph (c) above, after 5:00 p.m. in the place in which the Party to whom the relevant communication or document is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(e)

Any reference in a Finance Document to a communication being sent or received or a document being delivered shall be construed to include that communication or document being made available in accordance with this Clause 34.5.

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34.6	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)

if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

35.	CALCULATIONS AND CERTIFICATES

35.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

35.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

35.3	Day count convention and interest calculation

(a)	Any interest, commission or fee accruing under a Finance Document will accrue from day to day and the amount of any such interest, commission or fee is calculated:

(i)	on the basis of the actual number of days elapsed and a year of 360 days (or, in any case where the practice in the Relevant Market differs, in accordance with that market practice); and

(ii)	subject to paragraph (b) below, without rounding.

(b)	The aggregate amount of any accrued interest, commission or fee which is, or becomes, payable by an Obligor under a Finance Document shall be rounded to 2 decimal places.

36.	PARTIAL INVALIDITY

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

37.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any Finance Document on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

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38.	AMENDMENTS AND WAIVERS

38.1	Required consents

(a)

Subject to Clause 38.2 (All Lender matters) and Clause 38.2(i) (Other exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

(b)	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 38.

(c)	Paragraph (c) of Clause 27.10 (Pro rata interest settlement) shall apply to this Clause 38.

38.2	All Lender matters

Subject to Clause 38.4 (Changes to reference rates) an amendment or waiver of any term of any Finance Document that has the effect of changing or which relates to:

(a)	the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(b)	an extension to the date of payment of any amount under the Finance Documents (other than pursuant to, for the avoidance of doubt, Clause 10 (Extension Option);

(c)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(d)	a change in currency of payment of any amount under the Finance Documents;

(e)

an increase in any Commitment, an extension of the Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the relevant Facility;

(f)	Clause 6.2 (Delivery of a Utilisation Request for Swingline Loans);

(g)	a change to the Borrowers or Guarantor other than in accordance with Clause 28 (Changes to the Obligors);

(h)	any provision which expressly requires the consent of all the Lenders;

(i)

Clause 2.4 (Finance Parties’ rights and obligations), Clause 5.1 (Delivery of a Utilisation Request), Clause 11.1 (Illegality), Clause 11.2 (Change of control), Clause 11.8 (Application of prepayments) Clause 27 (Change to the Lenders), Clause 28 (Changes to the Obligors) Clause 31 (Sharing among the Finance Parties, this Clause 38, Clause 43 (Governing law) or Clause 44.1 (Jurisdiction);

(j)	Clause 22.14 (Sanctions), Clause 25.9 (Sanctions) or the definitions of “Governmental Authority”, “OFAC”, “Sanctioned Country”, “Sanctioned Person”, “Sanctions” or “Sanctions Authority”;

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(k)	Clause 10 (Extension Option); or

(l)	the nature or scope of the guarantee and indemnity granted under Clause 21.1 (Guarantee and indemnity),

shall not be made without the prior consent of all the Lenders.

38.3	Other exceptions

An amendment or waiver which relates to the rights or obligations of the Agent or the Mandated Lead Arranger (each in their capacity as such) may not be effected without the consent of the Agent or the Mandated Lead Arranger , as the case may be.

38.4	Changes to reference rates

(a)

Subject to Clause 38.2(i) (Other exceptions), if a Published Rate Replacement Event has occurred in relation to any Published Rate for a currency which can be selected for a Loan, any amendment or waiver which relates to:

(i)	providing for the use of a Replacement Reference Rate in relation to that currency in place of that Published Rate; and

(ii)

(1)	aligning any provision of any Finance Document to the use of that Replacement Reference Rate;

(2)

enabling that Replacement Reference Rate to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Agreement);

(3)	implementing market conventions applicable to that Replacement Reference Rate;

(4)	providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or

(5)

adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Parent.

(b)

An amendment or waiver that relates to, or has the effect of, aligning the means of calculation of interest on a Compounded Rate Loan in any currency under this Agreement to any recommendation of a Relevant Nominating Body which:

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(i)	relates to the use of the RFR for that currency on a compounded basis in the international or any relevant domestic syndicated loan markets; and

(ii)	is issued on or after the date of this Agreement,

may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Parent.

(c)

If any Lender fails to respond to a request for an amendment or waiver described in paragraph (a) or paragraph (b) above within 10 Business Days (or such longer time period in relation to any request which the Parent and the Agent may agree) of that request being made:

(i)

its Commitment(s) shall not be included for the purpose of calculating the Total Commitments when ascertaining whether any relevant percentage of Total Commitments has been obtained to approve that request; and

(ii)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

(d)	In this Clause 38.4:

“Published Rate” means:

(a)	the Alternative Term Rate for any Quoted Tenor;

(b)	the Primary Term Rate for any Quoted Tenor; or

(c)	an RFR.

“Published Rate Replacement Event” means, in relation to a Published Rate:

(a)	the methodology, formula or other means of determining that Published Rate has, in the opinion of the Majority Lenders and the Parent materially changed;

(b)

(i)

(1)	the administrator of that Published Rate or its supervisor publicly announces that such administrator is insolvent; or

(2)

information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Published Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Published Rate;

(ii)

the administrator of that Published Rate publicly announces that it has ceased or will cease to provide that Published Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Published Rate;

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(iii)	the supervisor of the administrator of that Published Rate publicly announces that such Published Rate has been or will be permanently or indefinitely discontinued;

(iv)	the administrator of that Published Rate or its supervisor announces that that Published Rate may no longer be used; or

(v)

in the case of the Primary Term Rate for any Quoted Tenor for euro, the supervisor of the administrator of that Primary Term Rate makes a public announcement or publishes information stating that that Primary Term Rate for that Quoted Tenor is no longer, or as of a specified future date will no longer be, representative of the underlying market or economic reality that it is intended to measure and that representativeness will not be restored (as determined by such supervisor); or

(c)

the administrator of that Published Rate (or the administrator of an interest rate which is a constituent element of that Published Rate) determines that that Published Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

(i)	the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders and the Parent) temporary; or

(ii)

that Published Rate is calculated in accordance with any such policy or arrangement for a period no less than the period specified as the “Published Rate Contingency Period” in the Reference Rate Terms relating to that Published Rate; or

(d)	in the opinion of the Majority Lenders and the Parent, that Published Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

“Replacement Reference Rate” means a reference rate which is:

(a)	formally designated, nominated or recommended as the replacement for a Published Rate by:

(i)	the administrator of that Published Rate (provided that the market or economic reality that such reference rate measures is the same as that measured by that Published Rate); or

(ii)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Reference Rate” will be the replacement under paragraph (ii) above;

(b)	in the opinion of the Majority Lenders and the Parent, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Published Rate; or

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(c)	in the opinion of the Majority Lenders and the Parent, an appropriate successor to a Published Rate.

38.5	Excluded Commitments

If any Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any term of any Finance Document or any other vote of Lenders under the terms of this agreement within 15 Business Days (unless the Parent and the Agent agree to a longer time period in relation to any request) of that request being made:

(a)

its Commitment(s) shall not be included for the purpose of calculating the Total Commitments under the Facilities when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments has been obtained to approve the request; and

(b)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

38.6	Replacement of a Lender

(a)	If:

(i)	any lender becomes a Non-Consenting Lender (as defined in paragraph (d) below);

(ii)

a Borrower becomes obliged to repay any amount in accordance with Clause 11.1 (Illegality), or pay additional amounts pursuant to Clause 17.1 (Increased Costs), Clause 16.2 (Tax gross-up), Clause 14.3 (Market disruption) or Clause 16.3 (Tax indemnity); or

(iii)	if at any time a Lender has become and continues to be a Defaulting Lender,

the Parent may, by giving five Business Days’ prior written notice to the Agent and such Lender:

(1)	other than where such a Lender is a Non-Consenting Lender, prepay that Lender’s participation in any outstanding Loans and/or cancel the Commitments of that Lender;

(2)

replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 27 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to an Eligible Institution (a “Replacement Lender”) selected by the Parent which confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the transferring Lender in accordance with Clause 27 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer which is either:

a.

in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Loans and all accrued interest (to the extent that the Agent has not given a notification under Clause 27.10 (Pro rata interest settlement) Break Costs and other amounts payable in relation thereto under the Finance Documents; or

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b.	in an amount agreed between that Lender, the Replacement Lender and the Parent and which does not exceed the amount described in sub-paragraph (a) above.

(b)	The replacement of a Lender pursuant to this Clause 38.6 shall be subject to the following conditions:

(i)	the Parent shall have no right to replace the Agent;

(ii)	neither the Agent nor the Lender shall have any obligation to the Parent to find a Replacement Lender;

(iii)	in the event of a replacement of a Non-Consenting Lender such replacement must take place no later than 60 Business Days after the date on which that Lender is deemed a Non-Consenting Lender;

(iv)	in no event shall the Lender replaced under this Clause 38.6 be required to pay or surrender to the Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents; and

(v)

the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer to the Replacement Lender.

(c)

A Lender shall perform the checks described in paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Parent when it is satisfied that it has complied with those checks.

(d)	In the event that:

(i)	the Parent or the Agent (at the request of the Parent) has requested the Lenders to give a consent in relation to, or to agree to a waiver or amendment of, any provisions of the Finance Documents; and

(ii)	the consent, waiver or amendment in question requires the approval of more than the Majority Lenders and the Majority Lenders have consented or agreed to such waiver or amendment,

then any Lender who does not and continues not to consent or agree to such waiver or amendment shall be deemed a “Non-Consenting Lender”.

38.7	Disenfranchisement of Defaulting Lenders

(a)	For so long as a Defaulting Lender has any Available Commitment, in ascertaining:

(i)	the Majority Lenders; or

(ii)	whether:

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(1)	any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments under the Facilities; or

(2)	the agreement of any specified group of Lenders,

has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents,

that Defaulting Lender’s Commitments under the Facilities will be reduced by the amount of its Available Commitments under the Facilities and, to the extent that that reduction results in that Defaulting Lender’s Total Commitments being zero, that Defaulting Lender shall be deemed not to be a Lender for the purposes of paragraphs (i) and (ii) above.

(b)	For the purposes of this Clause 38.7 the Agent may assume that the following Lenders are Defaulting Lenders:

(i)	any Lender which has notified the Agent that it has become a Defaulting Lender;

(ii)	any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of “Defaulting Lender” has occurred,

unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

39.	CONFIDENTIAL INFORMATION

39.1	Confidentiality

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 39.2 (Disclosure of Confidential Information) and Clause 39.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

39.2	Disclosure of Confidential Information

Any Finance Party may disclose:

(a)

to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

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(b)	to any person:

(i)

to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent, and, in each case, to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)

with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(iii)

appointed by any Finance Party or by a person to whom paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (b) of Clause 29.14 (Relationship with the Lenders));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above;

(v)

to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(vii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 27.9 (Security over Lenders’ rights);

(viii)	who is a Party; or

(ix)	with the consent of the Parent;

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(1)

in relation to paragraphs (b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

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(2)

in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(3)

in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances; and

(c)

to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Parent and the relevant Finance Party; and

(d)

to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

39.3	Disclosure to numbering service providers

(a)

Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Obligors the following information:

(i)	names of Obligors;

(ii)	country of domicile of Obligors;

(iii)	place of incorporation of Obligors;

(iv)	date of this Agreement;

(v)	Clause 43 (Governing law);

(vi)	the names of the Agent and the Mandated Lead Arranger;

(vii)	date of each amendment and restatement of this Agreement;

(viii)	amounts of, and names of, the Facility (and any tranches);

(ix)	amount of Total Commitments;

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(x)	currencies of the Facility;

(xi)	type of Facility;

(xii)	ranking of Facility;

(xiii)	Termination Date for the Facility;

(xiv)	changes to any of the information previously supplied pursuant to paragraphs (i) to (xiii) above; and

(xv)	such other information agreed between such Finance Party and the Parent,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)

The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)	The Parent represents that none of the information set out in paragraphs (i) to (xv) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information.

(d)	The Agent shall notify the Parent and the other Finance Parties of:

(i)	the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facility and/or one or more Obligors; and

(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or one or more Obligors by such numbering service provider.

39.4	Entire agreement

This Clause 39 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

39.5	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

39.6	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Parent:

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(a)

of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 39.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 39.

39.7	Continuing obligations

The obligations in this Clause 39 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve months from the earlier of:

(a)	the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

40.	CONFIDENTIALITY OF FUNDING RATES

40.1	Confidentiality and disclosure

(a)	The Agent and each Obligor agree to keep each Funding Rate confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b) and (c) below.

(b)	The Agent may disclose:

(i)	any Funding Rate to the relevant Borrower pursuant to Clause 12.5 (Notifications); and

(ii)

any Funding Rate to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender.

(c)	The Agent and each Obligor may disclose any Funding Rate to:

(i)

any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or is otherwise bound by requirements of confidentiality in relation to it;

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(ii)

any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(iii)

any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and

(iv)	any person with the consent of the relevant Lender.

40.2	Related obligations

(a)

The Agent and each Obligor acknowledge that each Funding Rate is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and each Obligor undertake not to use any Funding Rate for any unlawful purpose.

(b)	The Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender:

(i)

of the circumstances of any disclosure made pursuant to paragraph (c)(ii) of Clause 40.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that any information has been disclosed in breach of this Clause 40.

40.3	No Event of Default

No Event of Default will occur under Clause 26.3 (Other obligations) by reason only of an Obligor’s failure to comply with this Clause 40.

41.	BAIL-IN

41.1	Contractual recognition of bail-in

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):

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(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

41.2	Bail-in definitions

In this Clause 41:

“Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“Bail-In Action” means the exercise of any Write-down and Conversion Powers.

“Bail-In Legislation” means:

(a)

in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time;

(b)	in relation to the United Kingdom, the UK Bail-In Legislation; and

(c)

in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.

“UK Bail-In Legislation” means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“Write-down and Conversion Powers” means:

(a)

in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

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(b)

in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and

(c)	in relation to any other applicable Bail-In Legislation:

(i)

any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation.

42.	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 11

Governing Law and Enforcement

43.	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

44.	ENFORCEMENT

44.1	Jurisdiction

(a)

The courts of England have exclusive jurisdiction to decide any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or the consequences of its nullity or any non-contractual obligations arising out of or in connection with this Agreement) (a “Dispute”).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to decide Disputes and accordingly no Party will argue to the contrary.

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44.2	Service of process

Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(a)	irrevocably appoints the Parent as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(b)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

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SCHEDULE 1

The Original Parties

Part A - The Original Obligors

Name of Original Borrower	Registration number (or equivalent, if any)
Marex Group plc	05613060
Marex Financial	05613061

Name of Original Guarantor	Registration number (or equivalent, if any)
Marex Group plc	05613060

Part B - The Original Lenders

Name of Original Lender	Commitment	Treaty Passport scheme reference number and jurisdiction of tax residence (if applicable)
Bank of China Limited, London Branch	$40,000,000	N/A
Barclays Bank PLC	$35,000,000	N/A
HSBC Bank plc	$40,000,000	N/A
Industrial and Commercial Bank of China Limited, London Branch	$35,000,000	N/A

Part C - The Original Swingline Lenders

Name of Original Swingline Lender	Swingline Commitment	Treaty Passport scheme reference number and jurisdiction of tax residence (if applicable)
Barclays Bank PLC	$17,500,000	N/A
HSBC Bank plc	$20,000,000	N/A

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SCHEDULE 2

Conditions Precedent

Part A - Conditions Precedent To Initial Utilisation

1.	ORIGINAL OBLIGORS

(a)	A copy of the constitutional documents of each Original Obligor.

(b)	A copy of a resolution of the board of directors of each Original Obligor:

(i)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf;

(iii)

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(iv)	in the case of an Obligor (other than the Parent), authorising the Parent to acts as its Agent in connection with the Finance Documents.

(c)	A specimen of the signature of each person authorised by the resolutions referred to in paragraph (b) above.

(d)

A certificate of the Parent (signed by an authorised signatory) confirming that borrowing or guaranteeing (as appropriate) the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on any Original Obligor to be exceeded.

(e)

A certificate of an authorised signatory of the relevant Original Obligor certifying that each copy document relating to it specified in this Part A of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.	FINANCE DOCUMENTS

(a)	This Agreement executed by the members of the Group party to it.

(b)	The Fee Letters executed by the parties to them.

3.	LEGAL OPINIONS

A legal opinion of Ashurst LLP, legal advisers to the Mandated Lead Arranger and the Agent in England, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

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4.	OTHER DOCUMENTS AND EVIDENCE

(a)

A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary (if it has notified the Parent accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

(b)	The Original Financial Statements of the Parent.

(c)

Evidence that all Financial Indebtedness, Security and guarantees outstanding or granted pursuant to the Existing Facility Agreement have been or will be discharged or released (as appropriate) on or prior to the first Utilisation Date.

(d)

Evidence that the fees, costs and expenses then due from the Parent pursuant to Clause 15 (fees) and Clause 20 (Costs and expenses) have been paid or will be paid on the earlier of (a) five Business Days following the date of this Agreement; and (b) the first Utilisation Date.

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Part B - Conditions Precedent required to be delivered by an Additional Obligor

1.	An Accession Letter, duly executed by the Additional Obligor and the Parent.

2.	A copy of the constitutional documents of the Additional Obligor.

3.	A copy of a resolution of the board of directors of the Additional Obligor:

(a)	approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter;

(b)	authorising a specified person or persons to execute the Accession Letter on its behalf; and

(c)

authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to an Additional Borrower, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents.

4.	A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

5.	A certificate of the Additional Obligor (signed by a director) confirming that borrowing the Total Commitments would not cause any borrowing or similar limit binding on it to be exceeded.

6.

A certificate of an authorised signatory of the Additional Obligor certifying that each copy document listed in this Part B of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.

7.

A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document.

8.	If available, the latest audited financial statements of the Additional Obligor.

9.	The following legal opinions:

(a)	a legal opinion of Ashurst LLP, legal advisers to the Mandated Lead Arranger and the Agent in England; and

(b)

if the Additional Obligor is incorporated in a jurisdiction other than England and Wales or is executing a Finance Document which is governed by a law other than English law, a legal opinion of the legal advisers to the Mandated Lead Arranger and the Agent in the jurisdiction of its incorporation, or, as the case may be, the jurisdiction of the governing law of that Finance Document (the “Applicable Jurisdiction”) as to the law of the Applicable Jurisdiction.

Hogan Lovells

SCHEDULE 3

Utilisation Requests

Part A – Form of Utilisation Request – Revolving Facility Loans

From: [Borrower]

To:  [Agent]

Dated:

Dear Sirs

Marex Group plc – $150,000,000 Facility Agreement

dated [    ] (the “Agreement”)

1.	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to borrow a Revolving Facility Loan on the following terms:

Proposed Utilisation Date:	[ ] (or, if that is not a Business Day, the next Business Day)

Facility to be Utilised	[Revolving Facility]

Currency of Revolving Facility Loan:	[ ]

Amount:	[ ] or, if less, the Available Facility

Interest Period:	[ ]

3.	We confirm that each condition specified in Clause 4.2 (Further conditions precedent) of the Agreement is satisfied on the date of this Utilisation Request.

4.

[This Revolving Facility Loan is to be made in [whole]/[part] for the purpose of refinancing [identify maturing Revolving Facility Loan ]/[The proceeds of this Revolving Facility Loan should be credited to [account]]

5.	This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for

[name of relevant Borrower]

Hogan Lovells

Part B – Form of Utilisation Request – Swingline Loans

From:   [Borrower]

To:    [Agent]

Copy to:  [Each of the Swingline Lenders]

Dated:

Dear Sirs

Marex Group plc – $150,000,000 Facility Agreement dated [    ] (the “Agreement”)

1.	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to borrow a Swingline Loan on the following terms:

Proposed Utilisation Date:	[ ] (or, if that is not a New York Business Day, the next New York Business Day)

Facility to be utilised	Swingline Facility

Amount:	$ [ ] or, if less, the Available Swingline Facility

Interest Period:	[ ]

3.	We confirm that each condition specified in paragraph (b) of Clause 6.4 (Swingline Lenders’ participation) of the Agreement is satisfied on the date of this Utilisation Request.

4.	The proceeds of this Swingline Loan should be credited to [account]]

5.	This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for

[name of relevant Borrower]

Hogan Lovells

SCHEDULE 4

Form of Transfer Certificate

To:	[ ] as Agent

From:	[The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated:

Marex Group plc – $150,000,000 Facility Agreement

dated [    ] (the “Agreement”)

1.

We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.	We refer to Clause 27.6 (Procedure for transfer) of the Agreement:

(a)

The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation, and in accordance with Clause 27.6 (Procedure for transfer) of the Agreement, all of the Existing Lender’s rights and obligations under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment and participations in Loans under the Agreement as specified in the Schedule.

(b)	The proposed Transfer Date is [ ].

(c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 34.2 (Addresses) of the Agreement are set out in the Schedule.

3.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 27.5 (Limitation of responsibility of Existing Lenders) of the Agreement.

4.	The New Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is:

(a)	[a Qualifying Lender (other than a Treaty Lender);]

(b)	[a Treaty Lender;]

(c)	[not a Qualifying Lender][1]

5.	[The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes;

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

[1]	Delete as applicable. Each New Lender is required to confirm which of these three categories it falls within.

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(ii)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.][2]

6.

[The New Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [ ]) and is tax resident in [ ][3], so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax, and requests that the Parent notify:

(a)	each Borrower which is a Party as a Borrower as at the Transfer Date; and

(b)	each Additional Borrower which becomes an Additional Borrower after the Transfer Date,

that it wishes that scheme to apply to the Agreement.]4

[5/6.]	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

[6/7.]	This Transfer Certificate [and any non-contractual obligations arising out of or in connection with it] [is/are][5] governed by English law.

[7/8].	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

[2]	Include if New Lender comes within paragraph (a)(ii) of the definition of “Qualifying Lender” in Clause 16.1 (Definitions).
[3]	Insert jurisdiction of tax residence.
[4]	Include if New Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Agreement.
[5]

This Clause should follow the approach adopted as regards non-contractual obligations in Clause 43 (Governing law). This should be done (and this footnote deleted) before the Facility Agreement is signed.

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THE SCHEDULE

Commitment/rights and obligations to be transferred

[Insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments,]

[Existing Lender]	[New Lender]

By:	By:

This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [    ].

[Agent]

By:

Hogan Lovells

SCHEDULE 5

Form of Assignment Agreement

To:	[ ] as Agent and [ ] as Parent, for and on behalf of each Obligor

From:	[the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated:

Marex Group plc – $150,000,000 Facility Agreement dated

[  ] (the “Agreement”)

1.

We refer to the Agreement. This is an Assignment Agreement. Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

2.	We refer to Clause 27.7 (Procedure for assignment) of the Agreement:

(a)

The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment and participations in Loans under the Agreement as specified in the Schedule.

(b)

The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitment and participations in Loans under the Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above[6].

3.	The proposed Transfer Date is [ ].

4.	On the Transfer Date the New Lender becomes Party to the Finance Documents as a Lender.

5.	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 34.2 (Addresses) of the Agreement are set out in the Schedule.

6.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 27.5 (Limitation of responsibility of Existing Lenders) of the Agreement.

7.	The New Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is:

(a)	[a Qualifying Lender (other than a Treaty Lender);]

[6]

If the Assignment Agreement is used in place of a Transfer Certificate in order to avoid a novation of rights/obligations for reasons relevant to a civil jurisdiction, local law advice should be sought to check the suitability of the Assignment Agreement due to the assumption of obligations contained in paragraph 2(c). This issue should be addressed at primary documentation stage.

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(b)	[a Treaty Lender;]

(c)	[not a Qualifying Lender] [7].

8.	[The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes;

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.][8]

9.

[The New Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [ ]) and is tax resident in [ ][9], so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax, and requests that the Parent notify:

(a)	each Borrower which is a Party as a Borrower as at the Transfer Date; and

(b)	each Additional Borrower which becomes an Additional Borrower after the Transfer Date,

that it wishes that scheme to apply to the Agreement.]10

[8/9].	This Assignment Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 27.8 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Company) of the Agreement, to the Parent (on behalf of each Obligor) of the assignment referred to in this Assignment Agreement.

[9/10].	This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

[7]	Delete as applicable. Each New Lender is required to confirm which of these three categories it falls within.
[8]	Include only if New Lender is a UK Non-Bank Lender—i.e. falls within paragraph (a)(ii) of the definition of “Qualifying Lender” in Clause 16.1 (Definitions).
[9]	Insert jurisdiction of tax residence.
[10]	Include if New Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Agreement.

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[10/11].	This Assignment Agreement [and any non-contractual obligations arising out of or in connection with it] [is/are][11] governed by English law.

[11/12].	This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.

[11]

This clause should follow the approach adopted as regards non-contractual obligations in Clause 43 (Governing law). This should be done (and this footnote deleted) before the Facility Agreement is signed.

Hogan Lovells

THE SCHEDULE

Rights to be assigned and obligations to be released and undertaken

[Insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:	By:

This Assignment Agreement is accepted by the Agent and the Transfer Date is confirmed as [    ].

Signature of this Assignment Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to herein, which notice the Agent receives on behalf of each Finance Party.

[Agent]

By:

Hogan Lovells

SCHEDULE 6

Form of Accession Letter

To:   [    ] as Agent

From:  [Subsidiary] and [Parent]

Dated:

Dear Sirs

Marex Group plc – $150,000,000 Facility Agreement

dated [     ] (the “Agreement”)

1.	We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2.

[Subsidiary] agrees to become an Additional [Borrower]and to be bound by the terms of the Agreement as an Additional [Borrower] pursuant to [Clause 28.2 (Additional Borrowers)] of the Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction].

3.	[The Parent confirms that no Default is continuing or would occur as a result of [Subsidiary] becoming an Additional Borrower.][12]

4.	[Subsidiary’s] administrative details are as follows:

Address:

Fax No:

Attention:

5.	This Accession Letter [and any non-contractual obligations arising out of or in connection with it] [is/are][13] governed by English law.

[This Accession Letter is entered into by deed.]

[Parent]	[Subsidiary]

[12]	Include in the case of an Additional Borrower.
[13]

This Clause should follow the approach adopted as regards non-contractual obligations in Clause 43 (Governing law). This should be done (and this footnote deleted) before the Facility Agreement is signed.

Hogan Lovells

SCHEDULE 7

Form of Resignation Letter

To:	[ ] as Agent

From:	[resigning Obligor] and [Parent]

Dated:

Dear Sirs

Marex Group plc – $150,000,000 Facility Agreement dated [    ] (the “Agreement”)

1.	We refer to the Agreement. This is a Resignation Letter. Terms defined in the Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2.	Pursuant to [Clause 28.3 (Resignation of a Borrower] of the Agreement, we request that [resigning Obligor] be released from its obligations as a [Borrower] under the Agreement.

3.	We confirm that:

(a)	no Default is continuing or would result from the acceptance of this request; and

(b)	[ ]*

4.	This Resignation Letter [and any non-contractual obligations arising out of or in connection with it] [is/are][14] governed by English law.

[Parent]	[Subsidiary]

By:	By:

*	Insert any other conditions required by the Facility Agreement.
[14]

This Clause should follow the approach adopted as regards non-contractual obligations in Clause 43 (Governing law). This should be done (and this footnote deleted) before the Facility Agreement is signed.

Hogan Lovells

SCHEDULE 8

Form of Compliance Certificate

To:  [    ] as Agent

From: [Parent]

Dated:

Dear Sirs

Marex Group plc - $150,000,000 Facility Agreement dated [ ] (the “Agreement”)

1.

We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.	We confirm that:

(a)	Interest Cover: Interest Cover in respect of the Relevant Period is greater than or equal to [3.00:1.]

(b)	Total Leverage: Total Leverage in respect of the Relevant Period is less than [3.00:1.]

(c)	Tangible Net Worth: Tangible Net Worth in respect of the Relevant Period is greater than [$250,000,000]

[levels to be confirmed]

3.	[We confirm that no Default is continuing.]*

Signed:
	Director	Director
	of	of
	[Parent]	[Parent]

*	If this statement cannot be made, the Compliance Certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

Hogan Lovells

SCHEDULE 9

[Intentionally deleted]

Hogan Lovells

SCHEDULE 10

Timetables

	Loans in US Dollars	Loans in euro	Loans in sterling	Loans in other currencies
Currency to be available and convertible into the Base Currency (Clause 4.3 (Conditions relating to Optional Currencies))	—	On the day which is two TARGET Days before the first day of the Interest Period for the relevant Loan.	On the first day of the Interest Period for the relevant Loan.	On the day which is two Business Days before the first day of the Interest Period for the relevant Loan.

Agent notifies the Parent if a currency is approved as an Optional Currency in accordance with Clause 4.3 (Conditions relating to Optional Currencies)	—	—	—	U-4

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request))	U-1 9:30 a.m]	U-2 9.30 a.m.	U-1 9.30 a.m.	U-3 9.30 a.m.

Agent determines (in relation to a Utilisation) the Base Currency Amount of the Loan, if required under Clause 5.4 (Lenders’ participation) and notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders’ participation)	U-1 Noon	U-2 Noon	U-1 Noon	U-3 Noon

Hogan Lovells

	Loans in US Dollars	Loans in euro	Loans in sterling	Loans in other currencies
Agent receives a notification from a Lender under Clause 8.2 (Unavailability of a currency)	—	3.00 p.m. on the day which is two TARGET Days before the first day of the Interest Period for the relevant Loan.	U 3.00pm	3.00 p.m. on the day which is two Business Days before the first day of the Interest Period for the relevant Loan.

Agent gives notice in accordance with Clause 8.2 (Unavailability of a currency)	—	5.00 p.m. on the day which is two TARGET Days before the first day of the Interest Period for the relevant Loan.	U 5.00pm	5.00 p.m. on the day which is two Business Days before the first day of the Interest Period for the relevant Loan.

Delivery of a duly completed Utilisation Request (Clause 6.2 (Delivery of a Utilisation Request for Swingline Loans))	U 9.00 am (New York time)	—	—	—

Agent determines (in relation to a Utilisation) the Base Currency Amount of the Swingline Loan, if required under Clause 6.4 (Swingline Lenders’ participation) and notifies each Swingline Lender of the amount of its participation in the Swingline Loan under Clause 6.4 (Swingline Lenders’ participation)	U 11.am (New York time)	—	—	—

“U”	=	date of utilisation
“U-X”	=	Business Days prior to date of utilisation

Hogan Lovells

SCHEDULE 11

Form of Increase Confirmation

To:   [ ] as Agent and [    ] as Parent, for and on behalf of each Obligor

From:  [the Increase Lender] (the “Increase Lender”)

Dated:

Marex Group plc – $150,000,000 Facility Agreement dated [ ] 2023 (the “Agreement”)

1.

We refer to the Agreement. This is an Increase Confirmation. Terms defined in the Agreement have the same meaning in this Increase Confirmation unless given a different meaning in this Increase Confirmation.

2.	We refer to Clause 2.2 (Increase) of the Agreement.

3.

The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment specified in the Schedule (the “Relevant Commitment”) as if it had been an Original Lender under the Agreement in respect of the Relevant Commitment.

4.	The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment is to take effect (the “Increase Date”) is [ ].

5.	On the Increase Date, the Increase Lender becomes party to the Finance Documents as a Lender.

6.	The Facility Office and address, fax number and attention details for notices to the Increase Lender for the purposes of Clause 34.2 (Addresses) of the Agreement are set out in the Schedule.

7.	The Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in paragraph (i) of Clause 2.2 (Increase) of the Agreement.

8.	The Increase Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is:

(a)	[a Qualifying Lender (other than a Treaty Lender);]

(b)	[a Treaty Lender;]

(c)	[not a Qualifying Lender].[15]

9.	[The Increase Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes;

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

[15]	Delete as applicable. Each Increase Lender is required to confirm which of these three categories it falls within.

Hogan Lovells

(ii)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.][16]

10.

[The Increase Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [ ]) and is tax resident in [ ]*, so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and requests that the Parent notify:

(a)	each Borrower which is a Party as a Borrower as at the Increase Date; and

(b)	each Additional Borrower which becomes an Additional Borrower after the Increase Date,

that it wishes the scheme to apply to the Agreement.]**

[9/10].	This Increase Confirmation may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Increase Confirmation.

[10/11].	This Increase Confirmation [and any non-contractual obligations arising out of or in connection with it] [is/are][17] governed by English law.

[11/12].	This Increase Confirmation has been entered into on the date stated at the beginning of this Increase Confirmation.

[16]	Include only if Increase Lender is a UK Non-Bank Lender i.e. falls within paragraph (a)(ii) of the definition of “Qualifying Lender” in Clause 16.1 (Definitions).
*	Insert jurisdiction of tax residence.
*	This confirmation must be included if the Increase Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Agreement.
[17]	This clause should follow the approach adopted as regards non-contractual obligations in Clause 43 (Governing law). This should be done (and this footnote deleted) before the Agreement is signed.

Hogan Lovells

THE SCHEDULE

Relevant Commitment/rights and obligations to be assumed by the Increase Lender

[Insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments]

[Increase Lender]

By:

This Increase Confirmation is accepted by the Agent and the Increase Date is confirmed as [ ].

Agent

By:

Hogan Lovells

SCHEDULE 12

Extension

Part A - Form of Extension Request

To:   [●] as Agent

From:  Parent

Dated:

Dear Sirs,

Marex Group plc - $150,000,000 Facility Agreement dated [  ] 2023 (the “Agreement”)

1.	We refer to the Agreement (as from time to time amended, restated, varied, novated or supplemented). Terms defined in the Agreement shall have the same meaning in this notice.

2.	We hereby give you notice that, pursuant to the Agreement and upon the terms and subject to the conditions contained therein, we wish to extend the Termination Date by a period of one year to [●].

3.	We confirm that, at the date hereof, the Repeating Representations are true and no Default has occurred and is continuing.

Yours faithfully,

duly authorised for and on behalf of [Parent]

Hogan Lovells

Part B - Form of Extension Confirmation

To:	[●] as Agent

From:	[Parent]

Dated:

Dear Sirs,

Marex Group plc—$150,000,000 Facility Agreement dated [ ] 2023 (the “Agreement”)

1.	We refer to the Agreement (as from time to time amended, restated, varied, novated or supplemented). Terms defined in the Agreement shall have the same meaning in this notice.

2.

We have agreed with the following institutions (the “Extension Lenders” in respect of the extension referred to in this Extension Confirmation and Clause 10 of the Agreement) that they agree to participate in the extension and shall commit to the extension as follows:

Name of Institution	Existing Lender or Third Party Extension Lender	Commitment (currency)

TOTAL:

3.	The above Commitments shall take effect/become extended by a period of 12 months on and from the [Current Termination Date] for the purpose of the Facility Agreement and the Finance Documents.

4.

[*The Parent and the Third Party Extension Lender hereby request that the Third Party Extension Lender becomes an Extension Lender pursuant to Clause 27.11 (Extension Lender) of the Agreement with a Commitment as specified above.

5.

The Third Party Extension Lender hereby requests the Agent to accept this Extension Confirmation as being delivered to the Agent pursuant to and for the purposes of Clause 27.11 (Extension Lender) of the Agreement so as to take effect in accordance with the terms thereof on [the Current Termination Date] and to confirm its agreement to the contents hereof pursuant to Clause 27.11 (Extension Lender) of the Agreement by signing, dating and returning the enclosed copy of this letter.

6.

The Third Party Extension Lender confirms that it has received a copy of the Agreement together with such other information that it has required in connection with this transaction and that it has not relied and will not hereafter rely on the Agent to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such information and further agrees that it has not relied and will not rely on the Agent to assess or keep under review on their behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Obligors.

Hogan Lovells

7.	The Third Party Extension Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in Clause 10.6 (Responsibility of Existing Lender to Third Party Extension Lender).

8.	The Third Party Extension Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is:

(a)	[a Qualifying Lender (other than a Treaty Lender);]

(b)	[a Treaty Lender;]

(c)	[not a Qualifying Lender].**

9.	The Third Party Extension Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes; or

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.***

10.

The Third Party Extension Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [●] and is tax resident in [●],**** so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and requests that the Parent notify:

(a)	each Borrower which is a Party as a Borrower as at the Termination Date; and

(b)	each Additional Borrower which becomes an Additional Borrower after the Termination Date,

that it wishes that scheme to apply to the Agreement.]*****

[10/11]	This Extension Confirmation may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Extension Confirmation.

[11/12]	This Extension Confirmation and any non-contractual obligations arising out of or in connection with it are governed by English law.

[12/13]	This Extension Confirmation has been entered into on the date stated at the beginning of this Extension Confirmation.

Hogan Lovells

Yours faithfully

[Authorised Signatory]
For and on behalf of [Parent]

Notes:

*	Include 4-7 and, as applicable, the relevant paragraphs in 8-10 if there is a Third Party Extension Lender
**	Delete as applicable – each Third Party Extension Lender is required to confirm which of these three categories it falls within.
***	Include only if Third Party Extension Lender is a UK Non-Bank Lender i.e. falls within paragraph (i)(2) of the definition of Qualifying Lender in Clause 16.1 (Definitions).
****	Insert residence of tax jurisdiction.
*****	Include if Third Party Extension Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Agreement.

Lender Confirmations

We agree to the extension [and, in the case of a Third Party Extension Lender, to become a Lender and party to the Agreement] in accordance with Clause 27.11 (Extension Lender) of the Agreement.

Countersigned by:

[Authorised Signatory]
[Name of Lender]

We acknowledge the accession of any Third Party Extension Lender to this letter to the Agreement as a Lender.

[Authorised Signatory] the Agent

Hogan Lovells

SCHEDULE 13

Form of Lender Accession Memorandum

To:	[●] as Agent and the Parent

From:	[Additional Lender] (the “Additional Lender”)

Dated:

Dear Sirs

Marex Group plc - $150,000,000 Facility Agreement dated [ ] 2023 (the “Agreement”)

duly authorised

for and on behalf of

[Parent]

duly authorised

for and on behalf of

[Parent]

1.	Terms defined in the Agreement shall bear the same meaning herein.

2.

The Parent and the Additional Lender hereby request that the Additional Lender becomes an Additional Lender pursuant to paragraph (b) of Clause 27.12 (Additional Lender) of the Agreement with a Commitment as specified in Annex 2.

3.

The Additional Lender hereby requests the Agent to accept this Lender Accession Memorandum as being delivered to the Agent pursuant to and for the purposes of Clause 27.12 (Additional Lender) of the Agreement so as to take effect in accordance with the terms thereof on [●] (the “Increase Date”) upon satisfaction of all conditions set out in Clause 2.3 (Additional Commitments) of the Agreement and to confirm its agreement to the contents hereof pursuant to paragraph (a) of Clause 27.12 (Additional Lender) of the Agreement by signing, dating and returning the enclosed copy of this letter.

4.

The Additional Lender confirms that it has received a copy of the Agreement together with such other information that it has required in connection with this transaction and that it has not relied and will not hereafter rely on the Agent to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such information and further agrees that it has not relied and will not rely on the Agent to assess or keep under review on their behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Obligors.

5.	[The Additional Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is:

(a)	[a Qualifying Lender (other than a Treaty Lender);]

(b)	[a Treaty Lender;]

(c)	[not a Qualifying Lender].*

6.	The Additional Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes; or

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

Hogan Lovells

(ii)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.] **

7.

[The Additional Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [●] and is tax resident in [●],*** so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and requests that the Parent notify:

(a)	each Borrower which is a Party as a Borrower as at the Increase Date; and

(b)	each Additional Borrower which becomes an Additional Borrower after the Increase Date,

that it wishes that scheme to apply to the Agreement.]]****

8.

This Lender Accession Memorandum may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Lender Accession Memorandum.

9.	This Lender Accession Memorandum and any non-contractual obligations arising out of or in connection with it are governed by English law.

10.	This Lender Accession Memorandum has been entered into on the date stated at the beginning of this Lender Accession Memorandum.

Notes:

*	Delete as applicable – each Additional Lender is required to confirm which of these three categories it falls within.
**	Include only if Additional Lender is a UK Non-Bank Lender i.e. falls within paragraph(i)(2) of the definition of Qualifying Lender in Clause 16.1 (Definitions).
***	Insert residence of tax jurisdiction.
****	Include if Additional Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Agreement.

authorised signatory for
[Additional Lender]
Date: [●]

Agreed by the Agent for and on behalf of the Original Lenders authorised signatory for
[Agent]

Hogan Lovells

ANNEX 1

Part A

Revised Participants in outstanding Loans	Participation in outstanding Loans ($)
[Insert Original Lenders]	[●]
[Insert Additional Lender]	[●]

Hogan Lovells

ANNEX 1

Part B

Payments to be made to Original Lenders in respect of outstanding Loan ($)

[Insert Original Lenders]	[●]

Hogan Lovells

ANNEX 2

Existing Increase Lenders’ Commitment

[Insert Existing Increase Lender]	Commitment ($)
[●]	[●]

Hogan Lovells

THE SCHEDULE

[Additional Lender to insert Facility Office address, fax number and attention details for notices and account details for payments.]

Hogan Lovells

SCHEDULE 14

Form of Additional Commitments Confirmation Notice

To:	[●] as Agent and the Parent

From:	[The Existing Increase Lender] (the “Existing Increase Lender”)

Dated:

Dear Sirs

Marex Group plc - $150,000,000 Facility Agreement dated [ ] 2023 (the “Agreement”)

1.

We refer to the Agreement. This confirmation (the “Confirmation”) shall take effect as an Additional Commitments Confirmation Notice for the purpose of the Agreement. Terms defined in the Agreement have the same meaning in this Confirmation unless given a different meaning in this Confirmation.

2.	We refer to Clause 2.3 (Additional Commitments) of the Agreement.

3.

The Existing Increase Lender agrees to assume and will assume all of the obligations corresponding to the participations in Loans and the Commitments specified in Annex 1 and Annex 2 (the “Relevant Participations and Commitments”).

4.	The proposed date on which the increase in relation to the Existing Increase Lender and the Relevant Participations and Commitments is to take effect (the “Increase Date”) is [●].

5.	This Confirmation may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Confirmation.

6.	This Confirmation and any non-contractual obligations arising out of or in connection with it are governed by English law.

7.	This Confirmation has been entered into on the date stated at the beginning of this Confirmation.

Yours faithfully

authorised signatory for
[Existing Increase Lender]

This Additional Commitments Confirmation Notice is accepted as an Additional Commitments Confirmation Notice for the purposes of the Agreement by the Agent and the Increase Date is confirmed as [●].

authorised signatory for
[Agent]

Hogan Lovells

ANNEX 1

Part A

Revised Participants in outstanding Loans	Participation in outstanding Loans ($)
[Insert Original Lenders]	[●]
[Insert Existing Increase Lender]	[●]

Hogan Lovells

ANNEX 1

Part B

Payments to be made to Original Lenders in respect of outstanding Loan ($)

[Insert Original Lenders]	[●]

Hogan Lovells

ANNEX 2

Additional Lenders’ Commitment

[Insert Additional Increase Lender]	Commitment ($)
[●]	[●]

Hogan Lovells

SCHEDULE 15

Reference Rate Terms

Part A – Dollars – Compounded Rate Loans

CURRENCY:	Dollars.

Cost of funds as a fallback

Cost of funds will not apply as a fallback.

Definitions

Additional Business Days:	An RFR Banking Day.

Baseline CAS:	None specified.

Break Costs:	None specified.

Business Day Conventions (definition of “Month” and Clause 13.2 (Non-Business Days)):	(a) If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period:

(i) subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(ii)  if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(iii)  if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

(b)   If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Hogan Lovells

Central Bank Rate:

(a)   The short-term interest rate target set by the US Federal Open Market Committee as published by the Federal Reserve Bank of New York from time to time; or

(b)   if that target is not a single figure, the arithmetic mean of:

(i) the upper bound of the short-term interest rate target range set by the US Federal Open Market Committee and published by the Federal Reserve Bank of New York; and

(ii) the lower bound of that target range.

Central Bank Rate Adjustment:

means, in relation to the Central Bank Rate prevailing at close of business on any RFR Banking Day, the 20 per cent. trimmed arithmetic mean (calculated by the Agent, or by any other Finance Party which agrees to do so in place of the Agent) of the Central Bank Rate Spread for the five most immediately preceding RFR Banking Days for which the RFR is available.

For this purpose, “Central Bank Rate Spread” means, in relation to any RFR Banking Day, the difference (expressed as a percentage rate per annum) calculated by the Agent (or by any other Finance Party which agrees to do so in place of the Agent) between:

(a)   the RFR for that RFR Banking Day; and

(b)   the Central Bank Rate prevailing at close of business on that RFR Banking Day.

Daily Rate:	The “Daily Rate” for any RFR Banking Day is:

(a) the RFR for that RFR Banking Day; or

(b)   if the RFR is not available for that RFR Banking Day, the percentage rate per annum which is the aggregate of:

(i) the Central Bank Rate for that RFR Banking Day; and

(ii)  the applicable Central Bank Rate Adjustment; or

Hogan Lovells

(c) if paragraph (b) above applies but the Central Bank Rate for that RFR Banking Day is not available, the percentage rate per annum which is the aggregate of: (i) the most recent Central Bank Rate for a day which is no more than five RFR Banking Days before that RFR Banking Day; and (ii) the applicable Central Bank Rate Adjustment, rounded, in either case, to two decimal places and if, in either case, that rate is less than zero, the Daily Rate shall be deemed to be zero.

Lookback Period:	Five RFR Banking Days .

Margin:	As defined in Clause 1.1 (Definitions)

Market Disruption Rate:	None specified.

Relevant Market:	The market for overnight cash borrowing collateralised by US Government securities.

Reporting Day:	The Business Day which follows the day which is the Lookback Period prior to the last day of the Interest Period.

RFR:	The secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).

RFR Banking Day:

Any day other than:

(a)   a Saturday or Sunday; and

(b)   a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

Published Rate Contingency Period	One month

Reporting Times

Deadline for Lenders to report market disruption in accordance with Clause 14.3 (Market disruption)	Not applicable

Deadline for Lenders to report their cost of funds in accordance with Clause 14.4 (Cost of funds)	Not applicable

Hogan Lovells

Part B – Sterling – Compounded Rate Loans

CURRENCY:	Sterling.

Cost of funds as a fallback

Cost of funds will not apply as a fallback.

Definitions

Additional Business Days:	An RFR Banking Day.

Baseline CAS:	None specified.

Break Costs:	None specified.

Business Day Conventions (definition of “Month” and Clause 13.2 (Non-Business Days)):	(a) If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period:

(i) subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(ii) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(iii) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

(b)   If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Central Bank Rate:	The Bank of England’s Bank Rate as published by the Bank of England from time to time.

Hogan Lovells

Central Bank Rate Adjustment:

means, in relation to the Central Bank Rate prevailing at close of business on any RFR Banking Day, the 20 per cent. trimmed arithmetic mean (calculated by the Agent, or by any other Finance Party which agrees to do so in place of the Agent) of the Central Bank Rate Spread for the five most immediately preceding RFR Banking Days for which the RFR is available.

For this purpose, “Central Bank Rate Spread” means, in relation to any RFR Banking Day, the difference (expressed as a percentage rate per annum) calculated by the Agent (or by any other Finance Party which agrees to do so in place of the Agent) between:

(a) the RFR for that RFR Banking Day; and

(b) the Central Bank Rate prevailing at close of business on that RFR Banking Day.

Daily Rate:	The “Daily Rate” for any RFR Banking Day is:

(a) the RFR for that RFR Banking Day; or

(b)   if the RFR is not available for that RFR Banking Day, the percentage rate per annum which is the aggregate of:

(i) the Central Bank Rate for that RFR Banking Day; and

(ii)  the applicable Central Bank Rate Adjustment; or

(c)   if paragraph (b) above applies but the Central Bank Rate for that RFR Banking Day is not available, the percentage rate per annum which is the aggregate of:

(i) the most recent Central Bank Rate for a day which is no more than five RFR Banking Days before that RFR Banking Day; and

(ii)  the applicable Central Bank Rate Adjustment, rounded, in either case, to four decimal places and if, in either case, that rate is less than zero, the Daily Rate shall be deemed to be zero.

Lookback Period:	Five RFR Banking Days.

Margin:	As defined in Clause 1.1 (Definitions).

Market Disruption Rate:	None specified.

Relevant Market:	The sterling wholesale market.

Reporting Day:	The day which is the Lookback Period prior to the last day of the Interest Period or, if that day is not a Business Day, the immediately following Business Day.

Hogan Lovells

RFR:	The SONIA (sterling overnight index average) reference rate displayed on the relevant screen of any authorised distributor of that reference rate.

RFR Banking Day:	A day (other than a Saturday or Sunday) on which banks are open for general business in London.

Published Rate Contingency Period	One month

Reporting Times

Deadline for Lenders to report market disruption in accordance with Clause 14.3 (Market disruption)	Not applicable

Deadline for Lenders to report their cost of funds in accordance with Clause 14.4 (Cost of funds)	Not applicable

Hogan Lovells

Part C - Euro -Term Rate Loans

CURRENCY: Euro - Term Rate Loans.
Rate Switch Currency Euro is not a Rate Switch Currency.
Choice of fallback option Compounded Reference Rate will not apply as a fallback.
Cost of funds will not apply as a fallback. Fixed Central Bank Rate will apply as a fallback.
Definitions
Additional Business Days:	A TARGET Day.

Alternative Term Rate:	The rate agreed in writing in a Reference Rate Supplement by the Company, the Agent (in its own capacity) and the Agent (acting on the instructions of the Majority Lenders).

Alternative Term Rate Adjustment:	The adjustment to the Alternative Term Rate agreed in writing in a Reference Rate Supplement by the Company, the Agent (in its own capacity) and the Agent (acting on the instructions of the Majority Lenders).

Backstop Rate Switch Date:	None specified.

Break Costs:

The  amount (if any) by which:

(a)   the interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in the relevant Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)   the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

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Business Day Conventions (definition of “Month” and Clause 13.2 (Non-Business Days)):	(a) If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period:

(i) subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(ii) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(iii) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

(b)   If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Central Bank Rate:	The fixed rate for the main refinancing operations of the European Central Bank, or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank, each as published by the European Central Bank from time to time.
Central Bank Rate Adjustment:	In relation to the Central Bank Rate prevailing at the close of business on any Target Day, the mean (calculated by the Agent, or by any other Finance Party which agrees to do so in place of the Agent) of the Central Bank Rate Spreads for the five most immediately preceding Target Days for which the Primary Term Rate for a tenor equal in length to the relevant Interest Period was available, excluding the days with the highest spread (and, if there is more than one highest spread, only one of those highest spreads) and lowest spread (or, if there is more than one lowest spread, only one of those lowest spreads) to the Central Bank Rate.

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Central Bank Rate Spread:

In relation to any Target Day, the difference (expressed as a percentage rate per annum) calculated by the Agent (or any other Finance Party which agrees to do so in place of the Agent) between:

(a)   the Primary Term Rate for a tenor equal in length to the applicable Interest Period; and

(b)   the Central Bank Rate prevailing at close of business on that Target Day.

Fallback Interest Period:	1 month.

Margin:	As defined in Clause 1.1 (Definitions)

Market Disruption Rate:	The Term Reference Rate.

Primary Term Rate:	The euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen.

Quotation Day:

(a)   Subject to paragraph (b) below, two TARGET Days before the first day of the relevant Interest Period (unless market practice differs in the Relevant Market, in which case the Quotation Day will be determined by the Agent in accordance with market practice in the Relevant Market (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days));

(b)   If the Term Rate is, or is based on, the Central Bank Rate, two TARGET Days before the day of the relevant Interest Period.

Quotation Time:	Quotation Day 11:00 a.m. (Brussels time).

Relevant Market:	The European interbank market.

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Reporting Day:	The Quotation Day.

Published Rate Contingency Period:	One month

Reporting Times

Deadline for Lenders to report market disruption in accordance with Clause 14.3 (Market disruption):	Close of business in London on the Reporting Day for the relevant Loan.

Deadline for Lenders to report their cost of funds in accordance with Clause 14.4 (Cost of funds):	Close of business on the date falling five Business Days after the Reporting Day for the relevant Loan (or, if earlier, on the date falling five Business Days before the date on which interest is due to be paid in respect of the Interest Period for that Loan).

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SCHEDULE 16

Daily Non-Cumulative Compounded RFR Rate

The “Daily Non-Cumulative Compounded RFR Rate” for any RFR Banking Day “i” during an Interest Period for a Compounded Rate Loan is the percentage rate per annum (without rounding, to the extent reasonably practicable for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose) calculated as set out below:

where:

“UCCDRi” means the Unannualised Cumulative Compounded Daily Rate for that RFR Banking Day “i”;

“UCCDRi-1” means, in relation to that RFR Banking Day “i”, the Unannualised Cumulative Compounded Daily Rate for the immediately preceding RFR Banking Day (if any) during that Interest Period;

“dcc” means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number;

“ni” means the number of calendar days from, and including, that RFR Banking Day “i” up to, but excluding, the following RFR Banking Day; and

the “Unannualised Cumulative Compounded Daily Rate” for any RFR Banking Day (the “Cumulated RFR Banking Day”) during that Interest Period is the result of the below calculation (without rounding, to the extent reasonably practicable for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose):

where:

“ACCDR” means the Annualised Cumulative Compounded Daily Rate for that Cumulated RFR Banking Day;

“tni” means the number of calendar days from, and including, the first day of the Cumulation Period to, but excluding, the RFR Banking Day which immediately follows the last day of the Cumulation Period;

“Cumulation Period” means the period from, and including, the first RFR Banking Day of that Interest Period to, and including, that Cumulated RFR Banking Day;

“dcc” has the meaning given to that term above; and

the “Annualised Cumulative Compounded Daily Rate” for that Cumulated RFR Banking Day is the percentage rate per annum (rounded to 4 decimal places for Compounded Rate Loans in sterling and rounded to 5 decimal places for Compounded Rate Loans in dollars) calculated as set out below:

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where:

“d0” means the number of RFR Banking Days in the Cumulation Period;

“Cumulation Period” has the meaning given to that term above;

“i” means a series of whole numbers from one to d0, each representing the relevant RFR Banking Day in chronological order in the Cumulation Period;

“DailyRatei-LP” means, for any RFR Banking Day “i” in the Cumulation Period, the Daily Rate for the RFR Banking Day which is the applicable Lookback Period prior to that RFR Banking Day “i”;

“ni” means, for any RFR Banking Day “i” in the Cumulation Period, the number of calendar days from, and including, that RFR Banking Day “i” up to, but excluding, the following RFR Banking Day;

“dcc” has the meaning given to that term above; and

“tni” has the meaning given to that term above.

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SCHEDULE 17

Cumulative Compounded RFR Rate

The “Cumulative Compounded RFR Rate” for any Interest Period for a Compounded Rate Loan is the percentage rate per annum (rounded to the same number of decimal places as is specified in the definition of “Annualised Cumulative Compounded Daily Rate” in Schedule 16 (Daily Non-Cumulative Compounded RFR Rate)) calculated as set out below:

where:

“d0” means the number of RFR Banking Days during the Interest Period;

“i” means a series of whole numbers from one to d0, each representing the relevant RFR Banking Day in chronological order during the Interest Period;

“DailyRatei-LP” means for any RFR Banking Day “i” during the Interest Period, the Daily Rate for the RFR Banking Day which is the applicable Lookback Period prior to that RFR Banking Day “i”;

“ni” means, for any RFR Banking Day “i”, the number of calendar days from, and including, that RFR Banking Day “i” up to, but excluding, the following RFR Banking Day;

“dcc” means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number; and

“d” means the number of calendar days during that Interest Period.

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SIGNATURES

THE PARENT

MAREX GROUP PLC

By: /s/ Nick Jones Head of Legal By: /s/ Ian Lowitt Chief Executive Officer and Director

Address:	155 Bishopsgate, London EC2M 3TQ

Email:	xxxxxxxx@xxxxx

Attention:	Group Head of Legal

THE ORIGINAL BORROWERS

MAREX GROUP PLC

By: /s/ Nick Jones Head of Legal By: /s/ Ian Lowitt Chief Executive Officer and Director

Address:	155 Bishopsgate, London EC2M 3TQ

Email:	xxxxxxxx@xxxxx

Attention:	Group Head of Legal

MAREX FINANCIAL

By: /s/ Nick Jones Head of Legal By: /s/ Paolo Tonucci Director

Address:	155 Bishopsgate, London EC2M 3TQ

Email:	xxxxxxxx@xxxxx

Attention:	Group Head of Legal

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THE ORIGINAL GUARANTOR

MAREX GROUP PLC

By: /s/ Nick Jones Head of Legal By: /s/ Ian Lowitt Chief Executive Officer and Director

Address:	155 Bishopsgate, London EC2M 3TQ

Email:	xxxxxxxxx@xxxxx

Attention:	Group Head of Legal

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THE MANDATED LEAD ARRANGERS

HSBC Bank plc

By: /s/ Sandeep Bose-Mallick

Attention: Nachiket Sane

Address: 8 Canada Square, London E14 5HQ

Email address: xxxxxxxxxxx@xxxx

Phone number: +44 xxxxxxxxxxx

Barclays Bank PLC

By: /s/ Jamie Telkman

Attention: Karyn Folino

Address: 1 Churchill Place, London, E14 5HP

Email address: xxxxxxxxxxx@xxxx

Phone number: + 44 xxxxxxxxxxx

Bank of China Limited, London Branch

By: /s/ Timothy Skeet

By: /s/ Chenyun Sun

Attention: Financial Institutions / Loan Administration

Address: 1 Lothbury, London, EC2R 7DB

Email address: xxxxxxxxxxx@xxxxx

 xxxxxxxxxxx@xxxxx

Phone number: +44 xxxxxxxxxxx/xxxx

Industrial and commercial Bank of China Limited, London Branch

By: /s/ Ying Shi

By: /s/ Hui Cui

Attention: Kathryn Hughes/Martin Neal/Shankar Madkaikar/Kandela Yemima

Address: 81 King William Street, London, U.K, EC4N 7BG

Email address: xxxxxxxxxxx@xxxxx

xxxxxxxxxxx@xxxxx

xxxxxxxxxxx@xxxxx

xxxxxxxxxxx@xxxxx

xxxxxxxxxxx@xxxxx

Phone number: +44 xxxxxxxxxxx / + 44 xxxxxxxxxxx / +44 xxxxxxxxxxx / +44 xxxxxxxxxxx

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THE ORIGINAL LENDERS

HSBC BANK PLC

By: /s/ Sandeep Bose-Mallick

Attention: Nachiket Sane

Address: 8 Canada Square, London E14 5HQ

Email address: xxxxxxxxxxx@xxxx

Phone number: +44 xxxxxxxxxxx

BARCLAYS BANK PLC

By: /s/ Jamie Telkman

Attention: Karyn Folino

Address: 1 Churchill Place, London, E14 5HP

Email address: xxxxxxxxxxx@xxxxx

Phone number: + 44 xxxxxxxxxxx

BANK OF CHINA LIMITED, LONDON BRANCH

By: /s/ Timothy Skeet

By: /s/ Chenyun Sun

Attention: Financial Institutions / Loan Administration

Address: 1 Lothbury, London, EC2R 7DB

Email address: xxxxxxxxxxx@xxxxx

 xxxxxxxxxxx@xxxxx

Phone number: +44 xxxxxxxxxxx

INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, LONDON BRANCH

By: /s/ Ying Shi

By: /s/ Hui Cui

Attention: Kathryn Hughes/Martin Neal/Shankar Madkaikar/Kandela Yemima

Address: 81 King William Street, London, U.K, EC4N 7BG

Email address: xxxxxxxxxxx@xxxxx;

xxxxxxxxxxx@xxxxx

xxxxxxxxxxx@xxxxx

xxxxxxxxxxx@xxxxx

xxxxxxxxxxx@xxxxx

Phone number: +44 xxxxxxxxxxx / + 44 xxxxxxxxxxx / +44 xxxxxxxxxxx / +44 xxxxxxxxxxx

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THE ORIGINAL SWINGLINE LENDERS

HSBC BANK PLC

By: /s/ Sandeep Bose-Mallick

Attention: Nachiket Sane

Address: 8 Canada Square, London E14 5HQ

Email address: xxxxxxxxxxx@xxxxx

Phone number: +44 xxxxxxxxxxx

BARCLAYS BANK PLC

By: /s/ Jamie Telkman

Attention: Karyn Folino

Address: 1 Churchill Place, London, E14 5HP

Email address: xxxxxxxxxxx@xxxxx

Phone number: + 44 xxxxxxxxxxx

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THE AGENT

Signed for and on behalf of HSBC BANK PLC

/s/ Rehan Mehboob

Name of authorised signatory

Notice Details:

Loan Agency

HSBC Bank plc

Issuer Services, Level 14

8 Canada Square

London E14 5HQ

Attention:	Agent - Issuer Services
Facsimile:	+44 xxxxxxxxxxx
E-mail:	Borrower operational requests only – xxxxxxxxxxx@xxxxx
All other queries - xxxxxxxxxxx@xxxxx

,

THE SWINGLINE AGENT

Signed for and on behalf of HSBC BANK USA, National Association

/s/ Nimish Pandey

Name of authorised signatory

Notice Details:
HSBC Bank USA, National Association 452 Fifth Avenue
New York, NY 10018
Attention: Ershad Sattar

Email: xxxxxxxxxxx@xxxxx

Tel: xxxxxxxxxxxxx

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